EXHIBIT 99.1

Item 6.  Selected Financial Data

The following table presents selected financial data taken from our audited financial statements for our five fiscal years ended as of January 29, 2005 through January 31, 2009 and should be read in conjunction with “Item 7.  Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Item 8.  Financial Statements and Supplementary Data.”

CHARMING SHOPPES, INC. AND SUBSIDIARIES
FIVE-YEAR COMPARATIVE SUMMARY

	Year Ended
	Jan. 31,	Feb. 2,	Feb. 3,	Jan. 28,	Jan. 29,
(Dollars in thousands, except per share amounts)	2009(1)	2008(1)	2007(2)	2006	2005
	(As Adjusted)	(As Adjusted)
Operating Statement Data:
Net sales	$2,474,898	$2,722,462	$2,751,845	$2,553,645	$2,334,736
Cost of goods sold, buying, catalog, and
occupancy expenses	1,846,954	1,954,495	1,890,565	1,763,693	1,642,650
Selling, general, and administrative expenses	692,110	719,107	699,009	638,403	577,301
Impairment of store assets, goodwill, and trademarks	81,498 (3)	27,197 (3)	0	0	0
Restructuring and other charges	33,145 (4)	5,332 (4)	0	0	605	(5)
Total operating expenses	2,653,707	2,706,131	2,589,574	2,402,096	2,220,556
Income/(loss) from operations	(178,809)	16,331	162,271	151,549	114,180
Other income	4,430	8,793	8,273	7,474	3,098
Interest expense	(19,460)	(18,049)	(14,746)	(17,885)	(15,610)
Income/(loss) from continuing operations
before income taxes and extraordinary item	(193,839)	7,075	155,798	141,138	101,668
Income tax provision/(benefit)	(13,488)	11,238	53,839	48,718	37,142
Income/(loss) from continuing operations
before extraordinary item	(180,351)	(4,163)	101,959	92,420	64,526
Income/(loss) from discontinued operations, net of income
taxes(6)	(74,922)	(85,039)	6,964	6,971	0
Extraordinary item, net of income taxes	0	912	0	0	0
Net income/(loss)	$(255,273)	$(88,290)	$108,923	$99,391	$64,526

Basic income/(loss) per share:
Continuing operations before extraordinary item	$(1.57)	$(.03)	$.83	$.77	$.56
Discontinued operations, net of income taxes(6)	(.65)	(.70)	.06	.06	.00
Extraordinary item, net of income taxes	.00	.01	.00	.00	.00
Net income/(loss)(7)	$(2.23)	$(.73)	$.89	$.83	$.56
Basic weighted average common shares outstanding	114,690	121,160	122,388	119,831	116,196

Diluted income/(loss) per share:
Continuing operations before extraordinary item	$(1.57)	$(.03)	$.76	$.71	$.52
Discontinued operations, net of income taxes(6)	(.65)	(.70)	.05	.05	.00
Extraordinary item, net of income taxes	.00	.01	.00	.00	.00
Net income/(loss)(7)	$(2.23)	$(.73)	$.81	$.76	$.52
Diluted weighted average common shares and
equivalents outstanding	114,690	121,160	139,763	137,064	133,174
_______________________
(1)       See “Item 8. Financial Statements and Supplementary Data; Notes to Consolidated Financial Statements; “NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES; Pronouncement Retrospectively   Applied” below.

(2) Fiscal 2007 consisted of 53 weeks.
(3) See “Item 8. Financial Statements and Supplementary Data; Notes to Consolidated Financial Statements; NOTE 13. IMPAIRMENT OF STORE ASSETS, GOODWILL, AND TRADEMARKS” below.
(4) See “Item 8. Financial Statements and Supplementary Data; Notes to Consolidated Financial Statements; “NOTE 14. RESTRUCTURING AND OTHER CHARGES” below.

(Footnotes continued on next page)

(5) Additional lease termination costs related to a cost reduction plan implemented and substantially completed during Fiscal 2004.
(6) See “Item 8. Financial Statements and Supplementary Data; Notes to Consolidated Financial Statements; NOTE 2. DISCONTINUED OPERATIONS” below.
(7) Results may not add due to rounding.

	Year Ended
	Jan. 31,	Feb. 2,	Feb. 3,	Jan. 28,	Jan. 29,
(Dollars in thousands, except per share amounts)	2009	2008	2007(2)	2006	2005
	(As Adjusted)	(As Adjusted)
Performance Data(1):
Net return on average stockholders’ equity	(26.7)%	(0.5)%	11.6%	12.3%	10.1%
Net return on average total assets	(13.0)	(0.3)	6.2	6.5	5.2

	As Of
	Jan. 31,	Feb. 2,	Feb. 3,	Jan. 28,	Jan. 29,
(Dollars in thousands)	2009	2008(3)	2007(3)	2006(3)	2005
	(As Adjusted)	(As Adjusted)
Balance Sheet Data:
Total assets	$1,277,141	$1,611,013	$1,705,723	$1,572,583	$1,303,771
Current portion – long-term debt	6,746	8,827	10,887	14,765	16,419
Long-term debt	232,722	222,224	181,124	191,979	208,645
Working capital	382,024	495,096	460,620	344,229	413,989
Stockholders’ equity	536,855	812,495	947,538	814,348	694,464
____________________
(1) Based on net income/(loss) from continuing operations.
(2) Fiscal 2007 consisted of 53 weeks.
(3) Includes discontinued operations (see “Item 8. Financial Statements and Supplementary Data; Notes to Consolidated Financial Statements; NOTE 2. DISCONTINUED OPERATIONS” below).

Item 7.  Management’s Discussion and Analysis of Financial Condition and Results of Operations

This Management’s Discussion and Analysis of Financial Condition and Results of Operations (“MD&A”) should be read in conjunction with the financial statements and accompanying notes included in “Item 8.  Financial Statements and Supplementary Data” below.  As used in this report the terms “Fiscal 2009,” “Fiscal 2008,” and “Fiscal 2007” refer to our fiscal years ended January 31, 2009, February 2, 2008, and February 3, 2007, respectively.  Fiscal 2009 and Fiscal 2008 each consisted of 52 weeks, while Fiscal 2007 consisted of 53 weeks.  The term “Fiscal 2010” refers to our fiscal year which will end on January 30, 2010.  The terms “the Company,” “we,” “us,” and “our” refer to Charming Shoppes, Inc. and, where applicable, our consolidated subsidiaries.

FORWARD-LOOKING STATEMENTS

With the exception of historical information, the matters contained in the following analysis and elsewhere in this report are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Such statements may include, but are not limited to, projections of revenues, income or loss, cost reductions, capital expenditures, liquidity, divestitures, financing needs or plans, store closings, merchandise strategy, and plans for future operations, as well as assumptions relating to the foregoing.  The words “expect,” “could,” “should,” “project,” “estimate,” “predict,” “anticipate,” “plan,” “intend,” “believes,” and similar expressions are also intended to identify forward-looking statements.

We operate in a rapidly changing and competitive environment.  New risk factors emerge from time to time and it is not possible for us to predict all risk factors that may affect us.  Forward-looking statements are inherently subject to risks and uncertainties, some of which we cannot predict or quantify.  Future events and actual results, performance, and achievements could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements, which speak only as of the date on which they were made.  We assume no obligation to update or revise any forward-looking statement to reflect actual results or changes in, or additions to, the factors affecting such forward-looking statements.  Given those risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results.

Factors that could cause our actual results of operations or financial condition to differ from those described in this report include, but are not necessarily limited to, the following, which are discussed in more detail in “Item 1A.  Risk Factors,” above:

●
Our business is dependent upon our ability to accurately predict rapidly changing fashion trends, customer preferences, and other fashion-related factors, which we may not be able to successfully accomplish in the future.

●	The women’s specialty retail apparel and direct-to-consumer markets are highly competitive and we may be unable to compete successfully against existing or future competitors.

●
We cannot assure the successful implementation of our business plan for increased profitability and growth in our Retail Stores or Direct-to-Consumer segments and we may be unable to successfully implement our plan to improve merchandise assortments.  Recent changes in management may fail to achieve improvement in our operating results.

●	A continuing slowdown in the United States economy, an uncertain economic outlook, and fluctuating energy costs could lead to reduced consumer demand for our products in the future.

●
Our inability to successfully manage labor costs, occupancy costs, or other operating costs, or our inability to take advantage of opportunities to reduce operating costs, could adversely affect our operating margins and our results of operations.  We cannot assure the successful implementation of our planned cost reduction and capital budget reduction plans or the realization of our anticipated annualized expense savings from our restructuring programs.  We may be unable to obtain adequate insurance for our operations at a reasonable cost.

●
We are subject to the Fair Labor Standards Act and various state and Federal laws and regulations governing such matters as minimum wages, exempt status classification, overtime, and employee benefits.  Changes in Federal or state laws or regulations regarding minimum wages, unionization, or other employee benefits could cause us to incur additional wage and benefit costs, which could adversely affect our results of operations.  Changes in legislation limiting interest rates and other credit card charges that can be billed on credit card accounts could negatively impact the operating margins of our credit operation.

●
We depend on the availability of credit for our working capital needs, including credit we receive from our suppliers and their agents, and on our credit card securitization facilities.  The current global financial crisis could adversely affect our ability or the ability of our vendors to secure adequate credit financing.  If we or our vendors are unable to obtain sufficient financing at an affordable cost, our ability to merchandise our retail stores or e-commerce businesses could be adversely affected.

●
We plan to refinance our maturing credit card term securitization series with our credit conduit facilities, which are renewed annually, or through the issuance of a new term series.  To the extent that our conduit facilities are not renewed they would begin to amortize and we would finance this amortization using our committed revolving credit facilities to the extent available.  There is no assurance that we can refinance or renew our conduit facilities on terms comparable to our existing facilities or that there would be sufficient availability under our revolving credit facilities for such financing.  Without adequate liquidity, our ability to offer our credit program to our customers and consequently our financial condition and results of operations, would be adversely affected.

●
Our Retail Stores and Direct-to-Consumer segments experience seasonal fluctuations in net sales and operating income.  Any decrease in sales or margins during our peak sales periods or in the availability of working capital during the months preceding such periods could have a material adverse effect on our business.  In addition, extreme or unseasonable weather conditions may have a negative impact on our sales.

●
We cannot assure the successful implementation of our business plan for the development of our core brands and transformation to a vertical store model, that we will realize increased profitability through operating under a vertical store model, or that we will achieve our objectives as quickly or as effectively as we hope.  We cannot assure the successful sale of our FIGI’S catalog.

●
We depend on the efforts and abilities of our executive officers and their management teams and we may not be able to retain or replace these employees or recruit additional qualified personnel.  The inability to find a suitable permanent replacement for our Interim Chief Executive Officer within a reasonable time period could have a material adverse affect on our business.

●	Our business plan is largely dependent upon continued growth in the plus-size women’s apparel market, which may not occur.

●
We depend on our distribution and fulfillment centers and third-party freight consolidators and service providers, and could incur significantly higher costs and longer lead times associated with distributing our products to our stores and shipping our products to our e-commerce and catalog customers if operations at any of these locations were to be disrupted for any reason.

●
Natural disasters, as well as war, acts of terrorism, or other armed conflict, or the threat of any such event may negatively impact availability of merchandise and customer traffic to our stores, or otherwise adversely affect our business.

●
Successful operation of our e-commerce websites and our catalog business is dependent on our ability to maintain efficient and uninterrupted customer service and fulfillment operations.  We cannot assure the successful implementation of our new and upgraded e-commerce platform and the consolidation of our e-commerce business at our Bensalem, Pennsylvania headquarters.

●
We rely significantly on foreign sources of production and face a variety of risks generally associated with doing business in foreign markets and importing merchandise from abroad.  Such risks include (but are not necessarily limited to) political instability; imposition of or changes in duties or quotas; trade restrictions; increased security requirements applicable to imports; delays in shipping; increased costs of transportation; and issues relating to compliance with domestic or international labor standards.

●
Our manufacturers may be unable to manufacture and deliver merchandise to us in a timely manner or to meet our quality standards.  In addition, if any one of our manufacturers or vendors fails to operate in compliance with applicable laws and regulations, is perceived by the public as failing to meet certain labor standards in the United States, or employs unfair labor practices, our business could be adversely affected.

●
Our long-term growth plan depends on our ability to open and profitably operate new retail stores, to convert, where applicable, the formats of existing stores on a profitable basis, and continue to expand our outlet distribution channel.  Our retail stores depend upon a high volume of traffic in the strip centers and malls in which our stores are located, and our future retail store growth is dependent upon the availability of suitable locations for new stores.  In addition, we will need to identify, hire, and retain a sufficient number of qualified personnel to work in our stores.  We cannot assure that desirable store locations will continue to be available, or that we will be able to hire and retain a sufficient number of suitable sales associates at our stores.

●	We may be unable to protect our trademarks and other intellectual property rights, which are important to our success and our competitive position.

●
Inadequate systems capacity, a disruption or slowdown in telecommunications services, changes in technology, changes in government regulations, systems issues, security breaches, a failure to integrate order management systems, or customer privacy issues could result in reduced sales or increases in operating expenses as a result of our efforts or our inability to remedy such issues.

●
We continually evaluate our portfolio of businesses and may decide to acquire or divest businesses or enter into joint venture or strategic alliances.  If we fail to integrate and manage acquired businesses successfully or fail to manage the risks associated with divestitures, joint ventures, or other alliances, our business, financial condition, and operating results could be materially and adversely affected.

●
Pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, we are required to include our assessment of the effectiveness of our internal control over financial reporting in our annual reports.  Our independent registered public accounting firm is also required to report on whether or not they believe that we maintained, in all material respects, effective internal control over financial reporting.  If we are unable to maintain effective internal control over financial reporting we could be subject to regulatory sanctions and a possible loss of public confidence in the reliability of our financial reporting.  Such a failure could result in our inability to provide timely and/or reliable financial information and could adversely affect our business.

●
The holders of our 1.125% Senior Convertible Notes due May 1, 2014 (the 1.125% Notes) could require us to repurchase the principal amount of the notes for cash before maturity of the notes upon the occurrence of a “fundamental change” as defined in the prospectus filed in connection with the 1.125% Notes.  Such a repurchase would require significant amounts of cash, would be subject to important limitations on our ability to repurchase, such as the risk of our inability to obtain funds for such repurchase, and could adversely affect our financial condition.

●	Changes to existing accounting rules or the adoption of new rules could have an adverse impact on our reported results of operations.

●
We make certain significant assumptions, estimates, and projections related to the useful lives and valuation of our property, plant, and equipment and the valuation of goodwill and other intangible assets related to acquisitions.  The carrying amount and/or useful life of these assets are subject to periodic and/or annual valuation tests for impairment.  Impairment results when the carrying value of an asset exceeds the undiscounted (or for goodwill and indefinite-lived intangible assets the discounted) future cash flows associated with the asset.  If actual experience were to differ materially from the assumptions, estimates, and projections used to determine useful lives or the valuation of property, plant, equipment, or intangible assets, a write-down for impairment of the carrying value of the assets, or acceleration of depreciation or amortization of the assets, could result.  Such a write-down or acceleration of depreciation or amortization could have an adverse impact on our reported results of operations.  See “CRITICAL ACCOUNTING POLICIES; Impairment of Property, Plant, and Equipment, Intangible Assets, and Goodwill” and “Item 8.  Financial Statements and Supplementary Data; Notes to Consolidated Financial Statements; NOTE 13. IMPAIRMENT OF STORE ASSETS, GOODWILL, AND TRADEMARKS” below.

CRITICAL ACCOUNTING POLICIES

We have prepared the financial statements and accompanying notes included elsewhere in this report in conformity with United States generally accepted accounting principles.  This requires us to make estimates and assumptions that affect the amounts reported in our financial statements and accompanying notes.  These estimates and assumptions are based on historical experience, analysis of current trends, and various other factors that we believe to be reasonable under the circumstances.  Actual results could differ from those estimates under different assumptions or conditions.

We periodically reevaluate our accounting policies, assumptions, and estimates and make adjustments when facts and circumstances warrant.  Our significant accounting policies are described in the notes accompanying the financial statements included elsewhere in this report.  However, we consider the following accounting policies and related assumptions to be more critical to the preparation of our financial statements and accompanying notes and involve the most significant management judgments and estimates.

Revenue Recognition

We recognize revenue in accordance with SEC Codification of Staff Accounting Bulletins Topic 13, “Revenue Recognition.”  Our revenues from merchandise sales are net of sales discounts, returns, and allowances and exclude sales tax.  We record a reserve for estimated future sales returns based on an analysis of actual returns and we defer recognition of layaway sales to the date of delivery.  A change in our actual rates of sales returns and layaway sales experience would affect the level of revenue recognized.

Catalog and e-commerce revenues include shipping and handling fees billed to customers.  These revenues are recognized after all of the following have occurred: execution of the customer’s order, authorization of the customer’s credit card has been received, and the product has been shipped to and received by the customer.  We defer recognition of revenue for product shipped but not yet received by the customer based on an estimate of the number of days the shipments are in-transit.  A change in our actual rates of sales returns and/or the time it takes for customers to receive our products would affect the level of revenue recognized.

We sell gift cards to our Retail Stores segment customers through our stores, store-related websites, and through third parties.  We recognize revenue from gift cards when the gift card is redeemed by the customer.  Our gift cards do not currently contain expiration dates or inactivity fees.  We recognize gift card breakage (unused gift card balances for which we believe the likelihood of redemption is remote) as net sales based on an analysis of historical redemption patterns.  A change in the historical pattern of gift card redemptions would affect the level of revenue recognized.

Loyalty Card Programs

We offer our customers various loyalty card programs.  Customers that join these programs are entitled to various benefits, including discounts and rebates on purchases during the membership period.  Customers join some of these programs by paying an annual membership fee.  For these programs we recognize revenue as a component of net sales over the life of the membership period based on when the customer earns the benefits and when the fee is no longer refundable.  Certain loyalty card customers earn points for purchases which may be redeemed for merchandise coupons upon the accumulation of a specified number of points.  No membership fees are charged in connection with these programs.  Costs we incur in connection with administering these programs are recognized in cost of goods sold as incurred.

Accounts Receivable

Our FIGI’S catalog offers credit to its customers using interest-free three-payment credit terms over three months, with the first payment due on a defined date 30 to 60 days after a stated holiday.  A substantial portion of the FIGI’S catalog business is conducted during the December holiday season.  We evaluate the collectibility of our accounts receivable based on a combination of factors, including analysis of historical trends, aging of accounts receivable, write-off experience, past history of recoveries, and expectations of future performance.  Significant changes in future performance relative to our historical experience could have an impact on the levels of our accounts receivable valuation reserves.

Inventories

We value our merchandise inventories at the lower of cost or market using the retail inventory method (average cost basis).  We adjust the valuation of inventories at cost and the resulting gross margins in proportion to markdowns and shrinkage on our retail inventories.  The retail inventory method results in the valuation of inventories at the lower of cost or market when markdowns are currently taken as a reduction of the retail value of inventories.  The majority of these “permanent markdowns,” and the resulting adjustments to the carrying cost of our inventories, are recorded in our inventory costing system when the actual ticketed selling price of an item is reduced and are therefore not subject to significant estimates on the part of management.  However, at the end of each quarter we perform a review of merchandise that is currently on promotional markdowns (which is considered a “temporary markdown”) and identify at an SKU-number level the merchandise that will not be sold again above its current promotional price.  As such promotional markdowns have not yet been recorded in the perpetual inventory system as permanent markdowns, we record a markdown reserve to properly record the inventory at the lower of cost or market using the retail inventory method.   Our estimation of markdown reserves involves certain management judgments and estimates that can significantly affect the ending inventory valuation at cost, as well as the resulting gross margins.  The markdown reserve will fluctuate depending on the level of seasonal merchandise on-hand, the level of promotional activity, and management’s estimate of our ability to liquidate such promotional inventory above its current promotional price in the future.  Our failure to properly estimate markdowns currently could result in an overstatement or understatement of inventory cost under the lower of cost or market principle.  Our total reserves for these types of markdowns were $12.0 million as of January 31, 2009 and $10.6 million as of February 2, 2008.  Historically, we have not had significant variances between our estimates of these markdown reserves and the actual markdown experience for which these reserves were established.

We perform physical inventory observations at least once annually at each of our stores.  For stores with higher-than-average inventory loss rates, we may perform physical inventory observations more frequently.  Actual inventory losses are recorded in our financial statements at the time these physical inventory observations are performed.  During the periods between our physical inventory observations and our period-end reporting dates, we record a reserve for estimated inventory losses (shrinkage).  Our estimates for shrinkage are based on actual inventory losses identified from the results of physical inventory counts at our stores and distribution centers.  Historically, our physical inventory losses have averaged between 1.5% and 2.5% of our net sales.  Our reserves for estimated inventory shrinkage were $2.0 million as of January 31, 2009 and $3.5 million as of February 2, 2008.

FASB Emerging Issues Task Force (“EITF”) Issue 02-16, “Accounting by a Customer (Including a Reseller) for Cash Consideration Received from a Vendor,” addresses the accounting for cash consideration received from a vendor, including both a reseller of the vendor’s products and an entity that purchases the vendor’s products from a reseller.  In accordance with the provisions of EITF Issue 02-16 we defer into inventory cash received from vendors and recognize these amounts as a reduction of cost of goods sold as the inventory is sold.  We defer the recognition of cash received from vendors during interim periods in order to better match the recognition of the cash consideration to the period the inventory is sold.

Impairment of Property, Plant, and Equipment, Intangible Assets, and Goodwill

We evaluate the recoverability of our property, plant, and equipment and amortizable intangible assets in accordance with SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets.”  Under SFAS No. 144 we are required to assess our long-lived assets for recoverability whenever events or changes in circumstances indicate that the carrying amounts of long-lived assets may not be recoverable.  We consider historical performance and estimated future results in our evaluation of potential impairment and compare the carrying amount of the asset to the estimated future undiscounted cash flows expected to result from the use of the asset.  If the estimated future undiscounted cash flows are less than the carrying amount of the asset, we write down the asset to its estimated fair value and recognize an impairment loss.  Our estimate of fair value is generally based on either appraised value or the present value of future cash flows, based on a number of assumptions and estimates.

We test our goodwill and our indefinite-lived intangible assets in accordance with the provisions of SFAS No. 142, “Goodwill and Other Intangible Assets.”  We re-evaluate goodwill and other intangible assets for impairment at least annually or more frequently if there is an indication of possible impairment.  We perform our annual impairment analysis during the fourth quarter of our fiscal year because our fourth quarter operating results are significant to us and are an integral part of our analyses.  In addition, we prepare our financial plan for the following fiscal year, which is an important part of our impairment analyses, during the fourth quarter of our fiscal year.  If our re-evaluation determines that our goodwill or other intangible assets have become impaired, a write-down of the carrying value of the assets would result.

The process of evaluating goodwill for impairment involves the determination of the fair value of our reporting units.  Inherent in such fair value determinations are certain judgments and estimates relating to future cash flows, including our interpretation of current economic indicators and market valuations, and assumptions about our strategic plans with regard to our operations.  To the extent that additional information arises, market conditions change or our strategies change, it is possible that our conclusion regarding whether existing goodwill is impaired could change and result in a material effect on our consolidated financial position or results of operations.

We rely principally on a discounted cash flow method of the income approach in estimating the fair value of our reporting units.  We have consistently applied this methodology in previous goodwill impairment tests because we have concluded that the methodology is the best measure of fair value and is a methodology that market participants would use in valuing these reporting units.  The income approach values a business enterprise by discounting future debt-free net cash flows available to the providers of the invested capital to their present worth at a discount rate that reflects both the current return requirements of the market and the risks inherent in the specific investment.  The discounted cash flow method estimates annual future cash flows, and then discounts the cash flows to present value.  The discounted cash flow methodology uses our projections of financial performance.  The most significant assumptions used in the discounted cash flow methodology are the discount rate, the terminal value, and expected future revenues, gross margins, and operating margins, which vary among our reporting units.

For purposes of our annual impairment test of goodwill performed as of January 31, 2009 we utilized a discount rate of 14.4%.  Our estimates of future cash flows are based on our current budgets and are reflective of our current expectations as to sales growth rates and profitability.  We believe that our estimates are appropriate under the circumstances.  If economic conditions continue to deteriorate and negatively affect or results of operations, we may recognize additional goodwill impairments.

Our identifiable intangible assets consist primarily of trademarks.  These intangible assets arise primarily from the allocation of the purchase price of businesses acquired to identifiable intangible assets based on their respective fair market values at the date of acquisition.  Amounts assigned to identifiable intangible assets, and their related useful lives, are derived from established valuation techniques and management estimates.

Consistent with prior periods and with the methodology used to initially establish and record the fair value of the trademarks noted above, we have applied the “relief-from-royalty” method of the income approach in measuring the fair value of our tradenames in the current-year impairment test.  Under this method it is assumed that a company, without the rights to the trade names, would license the right to utilize them for business purposes.  The fair value is estimated by discounting the hypothetical royalty payments to their present value over the estimated economic life of the asset.  These estimates can be affected by a number of factors including, but not limited to, general economic conditions and availability of market information, as well as our profitability.  The most significant assumptions used by management in evaluating the fair value of our tradenames are the discount rate, the royalty rate, and estimated future revenues associated with the use of the tradename.

For purposes of our annual impairment test of our tradenames performed as of January 31, 2009 we utilized a discount rate of 14.4% and a royalty rate in the range of 3% – 5%.  Our estimates of future revenues associated with our tradenames are based on our current budgets and are reflective of our current expectations as to sales growth rates.  We believe that our estimates are appropriate in the circumstances.  Given the significant excess of fair value over the book values of our tradenames as derived from our discounted cash flow analysis we have determined, based on the performance of various sensitivity analyses, that our conclusion would not be affected by other outcomes that are reasonably likely to occur.

Although we believe we have sufficient current and historical information available to us to test for impairment, it is possible that actual cash flows could differ from the estimated cash flows used in our impairment tests.

As a result of the significant decrease in the market value of our common stock during Fiscal 2009 and the impact of the current economic environment on our operating results, we evaluated our property, plant, and equipment, intangible assets, and goodwill for impairment during the Fiscal 2009 Third Quarter and Fiscal 2009 Fourth Quarter.  During Fiscal 2009 we recognized non-cash impairment losses in connection with approximately 272 stores with asset carrying values in excess of their forecasted undiscounted cash flows.  In addition, during Fiscal 2009 we recognized non-cash impairment losses in connection with our CATHERINES goodwill and certain acquired trademarks and tradenames.  During Fiscal 2008 we recognized non-cash impairment losses in connection with our Crosstown Traders goodwill and intangible assets.  See “Item 8.  Financial Statements and Supplementary Data; Notes to Consolidated Financial Statements; NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES; Goodwill and Other Intangible Assets,” “NOTE 5.  PROPERTY, EQUIPMENT, AND LEASEHOLD IMPROVEMENTS,” “NOTE 6.  INTANGIBLE ASSETS AND GOODWILL,” and “NOTE 13.  IMPAIRMENT OF STORE ASSETS, GOODWILL, AND TRADEMARKS” below for additional information regarding our property, plant, and equipment, goodwill, and intangible assets and the impairment losses recognized during Fiscal 2009 and Fiscal 2008.

Asset Securitization

Our asset securitization program primarily involves the sale of proprietary credit card receivables to a special-purpose entity which in turn transfers the receivables to a separate and distinct qualified special-purpose entity (“QSPE”).  The QSPE’s assets and liabilities are not consolidated in our balance sheet and the receivables transferred to the QSPEs are isolated for purposes of the securitization program.  We use asset securitization to fund the credit card receivables generated by our proprietary credit card programs.  See “Item 8.  Financial Statements and Supplementary Data; Notes to Consolidated Financial Statements; NOTE 17.  ASSET SECURITIZATION” below for additional discussion of our asset securitization facility.

We account for our asset securitizations in accordance with SFAS No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities,” and SFAS No. 156, “Accounting and Servicing of Financial Assets – an amendment of FASB Statement No. 140.”  We record a beneficial interest, referred to as the interest-only strip (“I/O strip”), which represents the estimated present value of cash flows we expect to receive over the period the receivables are outstanding.  In addition to the I/O strip, we recognize a servicing liability since the servicing fees we expect to receive from the securitizations do not provide adequate compensation for servicing the receivables.  The servicing liability represents the present value of the excess of the costs of servicing over the servicing fees we expect to receive and is recorded at estimated fair value.  We use the same discount rate and estimated life assumptions in valuing the I/O strip and the servicing liability.  We amortize the I/O strip and the servicing liability on a straight-line basis over the expected life of the credit card receivables.

We use certain valuation assumptions related to the average life of the receivables sold and anticipated credit losses, as well as an appropriate market discount rate, in determining the estimated value of the I/O strip and the servicing liability.  We estimate the values for these assumptions using historical data, the impact of the current economic environment on the performance of the receivables sold, and the impact of the potential volatility of the current market for similar instruments in assessing the fair value of these retained interests.  Changes in the average life of the receivables sold, discount rate, and credit-loss percentage could cause actual results to differ materially from the estimates, and changes in circumstances could result in significant future changes to the assumptions currently being used.

The following table presents the decrease in our I/O strip receivable that would result from hypothetical adverse changes of 10% and 20% in the assumptions used to determine the fair value of the I/O strip:

(In millions)	10% Change	20% Change

Assumption:
Payment rate	$1.6	$2.8
Residual cash flows discount rate	0.1	0.1
Credit loss percentage	1.6	3.2

Costs Associated With Exit or Disposal Activities

In accordance with the provisions of SFAS No. 146, “Accounting for Costs Associated with Exit or Disposal Activities,” we recognize liabilities for costs associated with an exit or disposal activity when the liabilities are incurred.  Commitment to a plan by itself does not create an obligation that meets the definition of a liability.  We recognize one-time benefit payments over time rather than “up front” if the benefit arrangement requires employees to render future service beyond a “minimum retention period.”  The liability for one-time benefits is recognized as employees render service over the future service period, even if the benefit formula used to calculate an employee’s termination benefit is based on length of service.  We use fair value for the initial measurement of liabilities associated with exit or disposal activities.  The provisions of SFAS No. 146 result in the deferral of recognition of certain costs for restructuring plans from the date of commitment to such a plan to the date that costs are incurred under the plan.  Severance payments that are offered in accordance with an on-going benefit arrangement are accounted for in accordance with SFAS No. 112, “Employers’ Accounting for Postemployment Benefits.”  Under SFAS No. 112 costs associated with such ongoing benefit arrangements are recorded no later than the period when it becomes probable that the costs will be incurred and the costs are reasonably estimable.

Stock-Based Compensation

We account for stock-based compensation in accordance with SFAS No. 123 (revised 2004), “Share-Based Payment” (“SFAS No. 123(R)”), a revision of SFAS No. 123.  Under SFAS No. 123(R) we recognize the fair value of stock-based payments as compensation expense in our financial statements.  We use the Black-Scholes valuation model to estimate the fair value of stock options and stock appreciation rights (“SARs”) and straight-line amortization of stock-based compensation.  Our initial estimates of compensation cost are based on the number of options, SARs, or awards for which we expect the requisite service period to be completed.  These initial estimates are revised if subsequent information indicates that the number of options, SARs, or awards expected to vest differs from our initial estimates.  We recognize the cumulative effect of such a change in estimated compensation expense in the period of the change.  We elected to calculate the initial pool of excess tax benefits related to stock-based compensation as of the adoption of SFAS No. 123(R) and the related presentation of excess tax benefits in our consolidated statements of cash flows in accordance with the provisions of paragraph 81 of SFAS No. 123(R).

The Black-Scholes model requires estimates or assumptions as to the dividend yield and price volatility of the underlying stock, the expected life of the option, and a relevant risk-free interest rate.  Periodic amortization of compensation expense requires estimates as to the number of options expected to be forfeited prior to completion of the requisite service period.  The use of different option-pricing models and different estimates or assumptions could result in different estimates of compensation expense.

See “Item 8.  Financial Statements and Supplementary Data; NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES; Stock-based Compensation” below for further information on our stock-based compensation expense.

Insurance Liabilities

We use a combination of third-party insurance and/or self-insurance for certain risks, including workers’ compensation, medical, dental, automobile, and general liability claims.  Our insurance liabilities are a component of “accrued expenses” on our consolidated balance sheet, and represent our estimate of the ultimate cost of uninsured claims incurred as of the balance sheet date.  In estimating our self-insurance liabilities we use independent actuarial estimates of expected losses, which are based on statistical analyses of historical data.  Loss estimates are adjusted based upon actual claim settlements and reported claims.  Although we do not expect the amounts ultimately paid to differ significantly from our estimates, self-insurance liabilities could be affected if future claim experience differs significantly from the historical trends and the actuarial assumptions.  We evaluate the adequacy of these liabilities on a regular basis, modifying our assumptions as necessary, updating our records of historical experience, and adjusting our liabilities as appropriate.

Operating Leases

We lease substantially all of our store properties as well as certain of our other facilities and account for our store leases in accordance with SFAS No. 13 (as amended), “Accounting for Leases.”  A majority of our store leases contain lease options that we can unilaterally exercise.  The lease term we use for such operating leases includes lease option renewal periods only in instances in which the failure to exercise such options would result in an economic penalty for us and exercise of the renewal option is therefore reasonably assured at the lease inception date.  Store leasehold improvement assets are depreciated over the shorter of their useful life or the lease term.

For leases that contain rent escalations, the lease term for recognition of straight-line rent expense commences on the date we take possession of the leased property for construction purposes, which for stores is generally two months prior to a store opening date.  Similarly, landlord incentives or allowances under operating leases (tenant improvement allowances) are recorded as a deferred rent liability and recognized as a reduction of rent expense on a straight-line basis over the lease term, commencing on the date we take possession of the leased property for construction purposes.

Senior Convertible Notes

We originally accounted for the issuance of our 1.125% Senior Convertible Notes due May 2014 (the “1.125% Notes”) in accordance with the guidance in EITF Issue 90-19, “Convertible Bonds with Issuer Option to Settle for Cash upon Conversion” and EITF Issue 00-19, “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock.”  Paragraph 11(a) of SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities,” provides that contracts issued or held by an entity that are both (1) indexed to the entity’s own common stock and (2) classified in stockholders’ equity in its statement of financial position are not considered to be derivative instruments under SFAS No. 133 if the provisions of EITF Issue 00-19 are met. Accordingly, we initially recorded the entire principal amount of the 1.125% Notes as long-term debt in our consolidated balance sheets.

Concurrent with the issuance of the 1.125% Notes we entered into privately negotiated common stock call options and warrants with affiliates of the initial purchasers.  We accounted for the call options and warrants in accordance with the guidance in EITF Issue 00-19.  The call options and warrants meet the requirements of EITF Issue 00-19 to be accounted for as equity instruments.  Accordingly, the cost of the call options and the proceeds from the sale of the warrants are included in additional paid-in capital in our consolidated balance sheets.

In accordance with SFAS No. 128, “Earnings Per Share,” the 1.125% Notes will have no impact on our diluted net income per share until the price of our common stock exceeds the conversion price.  Prior to conversion we will include any dilutive effect of the 1.125% notes or the warrants in the calculation of diluted net income per share using the treasury stock method.  The call options are excluded from the calculation of diluted net income per share because their effect would be anti-dilutive.

We monitor the 1.125% Notes, call options, and warrants for compliance with the provisions of EITF Issue 00-19 and paragraph 11(a) of SFAS No. 133 on a quarterly basis.  Should the issuance of the 1.125% Notes, the purchase of the call options, or the sale of the warrants fail to continue to qualify under the provisions of EITF Issue 00-19 or paragraph 11(a) of SFAS No. 133, we would be required to recognize derivative instruments in connection with the transaction, include the effects of the transaction in assets or liabilities instead of equity, and recognize changes in the fair values of the assets or liabilities in consolidated net income as they occur until the provisions of EITF Issue 00-19 and paragraph 11(a) of SFAS No. 133 are met.

In May 2008 the FASB issued FASB Staff Position (“FSP”) APB 14-1 “Accounting for Convertible Debt Instruments That May Be Settled in Cash Upon Conversion (Including Partial Cash Settlements),” which changes the accounting treatment for convertible securities that an issuer may settle fully or partially in cash.  Under FSP APB 14-1 cash-settled convertible securities are separated into their debt and equity components.  The value assigned to the debt component is the estimated fair value, as of the issuance date, of a similar debt instrument without the conversion feature.  As a result, the debt is recorded at a discount to adjust its below-market coupon interest rate to the market coupon interest rate for a similar debt instrument without the conversion feature.  The difference between the proceeds for the convertible debt and the amount reflected as the debt component represents the value of the conversion feature and is recorded as additional paid-in capital.  The debt is subsequently accreted to its par value over its expected life with an offsetting increase in interest expense on the income statement to reflect interest expense at the market rate for the debt component at the date of issuance.

We adopted the provisions of FSP APB 14-1 for our 1.125% Senior Convertible Notes as of February 1, 2009 and applied the provisions retrospectively to all past periods presented.  Our adoption of FSP APB 14-1 resulted in an initial reduction in long-term debt and increase in stockholders’ equity of $91.7 million as of the date of issuance of the debt (May 2007).  The non-cash amortization of the discount component increases interest expense and long-term debt over the life of the 1.125% Notes (63 months as of January 31, 2009).  The pre-tax amortization to interest expense and increase to long-term debt recognized retrospectively was $7.8 million for Fiscal 2008 (from the date of original issuance) and $11.0 million for Fiscal 2009.  Our adoption of FSP APB 14-1 also resulted in the reclassification of $2.6 million of debt issuance costs from other assets to equity to allocate a proportionate share of the issuance costs related to the 1.125% Notes to the equity component recognized.  Adoption of the FSP does not affect our cash flows.  Upon maturity of the 1.125% Notes we will be obligated to repay to holders of the notes the $275.0 million principal value of the notes less the principal value of any notes that we repurchase prior to maturity.

See “Item 8.  Financial Statements and Supplementary Data; Notes to Consolidated Financial Statements; NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES; Pronouncement Retrospectively Applied” and “NOTE 8. LONG-TERM DEBT” below for further information regarding our 1.125% Notes and related call options and warrants.

Income Taxes

We adopted the provisions of FASB Interpretation (“FIN”) No. 48, “Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement No. 109,” effective as of the beginning of Fiscal 2008. FIN No. 48 prescribes the minimum recognition threshold a tax position is required to meet before being recognized in the financial statements.  FIN No. 48 also provides guidance on de-recognition, measurement, classification, interest and penalties, accounting in interim periods, expanded disclosures regarding tax uncertainties, and transition. FIN No. 48 applies to all tax positions related to income taxes subject to SFAS No. 109, “Accounting for Income Taxes.”

Under FIN No. 48 we recognize a tax benefit when a tax position is more-likely-than-not to be sustained upon examination, based solely on its technical merits.  We measure the recognized benefit as the largest amount of benefit which is more-likely-than-not to be realized on ultimate settlement, based on a cumulative probability basis.  We recognize a tax position failing to qualify for initial recognition in the first interim period in which it meets the FIN No. 48 recognition standard, or is resolved through negotiation, litigation, or upon expiration of the statute of limitations.  We de-recognize a previously recognized tax position if we subsequently determine that the tax position no longer meets the more-likely-than-not threshold of being sustained.  As of the beginning of Fiscal 2008 we recognized a cumulative-effect adjustment of $5.0 million, increasing our liability for unrecognized tax benefits, interest, and penalties and reducing retained earnings for differences between amounts recognized in our balance sheets prior to the adoption of FIN No. 48 and amounts reported after adoption.  See “Item 8.  Financial Statements and Supplementary Data; Notes to Consolidated Financial Statements; NOTE 7. INCOME TAXES” below for further details of our adoption of FIN No. 48.

We adopted the provisions of FSP FIN 48-1, “Definition of Settlement in FASB Interpretation No. 48,” effective with our adoption of FIN No. 48.  Accordingly, we consider a tax position to be “effectively settled” upon completion of an examination by a taxing authority without being legally extinguished.  For tax positions considered effectively settled we recognize the full amount of the tax benefit, even if (1) the tax position is not considered more-likely-than-not to be sustained solely on the basis of its technical merits, and (2) the statute of limitations remains open.  The adoption of FSP FIN 48-1 did not have a material effect on our financial position or results of operations.

In accordance with SFAS No. 109, “Accounting for Income Taxes,” we recognize deferred tax assets for temporary differences that will result in deductible amounts in future years and for net operating loss and credit carryforwards.  SFAS No. 109 requires recognition of a valuation allowance to reduce deferred tax assets if, based on existing facts and circumstances, it is more-likely-than-not that some portion or all of the deferred tax assets will not be realized.  During Fiscal 2009 we evaluated our assumptions regarding the recoverability of our deferred tax assets.  Based on all available evidence we determined that the recoverability of our deferred tax assets is more-likely-than-not limited to our available tax loss carrybacks.  Accordingly, we established a valuation allowance against our net deferred tax assets.  Pursuant to SFAS No. 109, when our results of operations demonstrate a pattern of future profitability the valuation allowance may be adjusted, which would result in the reinstatement of all or a part of the net deferred tax assets.

OVERVIEW

This overview of our Management’s Discussion and Analysis of Financial Condition and Results of Operations (“MD&A”) presents a high-level summary of more detailed information contained elsewhere in this Report on Form 10-K.  The intent of this overview is to put this detailed information into perspective and to introduce the discussion and analysis contained in this MD&A.  Accordingly, this overview should be read in conjunction with the remainder of this MD&A and with the financial statements and other detailed information included in this Report on Form 10-K and should not be separately relied upon.

Net sales for Fiscal 2009 were $2.47 billion, a decrease of 9.1% from Fiscal 2008.  The challenging retail and macroeconomic environment contributed to a 12% decrease in comparable store sales, which was the primary driver of the decrease in net sales in our Retail Stores segment.  The closing of 156 stores during Fiscal 2009, which included the closing of under-performing stores, also contributed to the decrease in net sales for our Retail Stores segment.  Net sales for our Direct-to-Consumer segment, which excludes discontinued businesses, increased $46.9 million primarily from our LANE BRYANT WOMAN catalog business, which began operations in the latter half of last year.  We have decided to discontinue our LANE BRYANT WOMAN catalog (see “Divest Non-core Assets and Reduce Costs” below).

The ongoing impact of a challenging retail and macroeconomic environment resulted in decreased net sales and gross margins in Fiscal 2009.  However, our proactive management of inventory in response to the reduced consumer demand allowed us to reduce the levels of promotional markdown activity compared to the prior year.  We also continued to focus on reducing operating expenses.  Although our expenses de-leveraged as a percentage of sales due to the negative comparable store sales, our strong expense management initiatives resulted in reductions in expense dollars, particularly in our selling and occupancy expenses.

In Fiscal 2009 we recorded restructuring and impairment charges of $114.6 million, of which $90.1 million were non-cash.  In Fiscal 2008 we recorded restructuring and impairment charges of $32.5 million, of which $29.5 million were non-cash.  The Fiscal 2009 restructuring and impairment charges relate primarily to severance for our former chief executive officer and other eliminated positions and the impairment of retail store assets and CATHERINES goodwill.

We began to execute on a multi-year strategy in Fiscal 2009, with the assistance of third-party retail consultants, to enhance our competitive position and to improve our financial results over time.  The new strategy focuses on the following:

●	Refocus on our core retail brands.

●	Divest non-core assets.

●	Substantially reduce operating expenses and streamline operations.

●	Maintain and protect our strong balance sheet and liquidity position.

The following summarizes our initiatives.

Organization

We have begun the process of transforming into a vertical specialty store model that will increase our percentage of internally designed, developed, and sourced fashion product.  We plan to develop and source more of our own proprietary fashion merchandise, become more focused on fashion and less driven by commodity product, and ultimately create an enhanced brand experience for our customers through an improved assortment across each of our core brands.  Increasing the percentage of merchandise we source directly should lead to gross margin enhancement opportunities and better value for our customers.

In Fiscal 2009 we began the process of transforming each of our core brands into independent, distinct brands by recruiting seasoned brand presidents with extensive retail and executive leadership experience.  The appointments of these experienced brand presidents as well as the addition of new product design and development executives signal our commitment to this transformation.

We also began the process of developing an entirely new and upgraded e-commerce platform through an outsourcing arrangement and the consolidation of our Charming Direct business at our Bensalem, Pennsylvania headquarters by closing our New York and Tucson, Arizona e-commerce offices.  By the fall of 2009 we expect all of our core brands to share a common e-commerce infrastructure, and we will begin to launch new websites one at a time, providing an improved online experience for our customers.  Our objective is to improve customer conversion rates and to significantly increase our core brands’ e-commerce penetration during the second half of Fiscal 2010.

Divest Non-core Assets and Reduce Costs

In accordance with our focus on our core brands, we began the divestiture of our non-core assets.  During the third quarter of Fiscal 2009 we completed the sale of our misses apparel catalogs and our related misses apparel catalog credit card receivables, which generated approximately $46.9 million in cash.  Additionally, we decided to discontinue our LANE BRYANT WOMAN catalog, which services a different core customer, in order to focus on our core LANE BRYANT customer.  We are also exploring the sale of our FIGI’S Gifts in Good Taste catalog business as well as reviewing financing options for owned real estate.  We also announced the discontinuation of our figure magazine, effective immediately, and the closing of our shoetrader.com website during the second half of Fiscal 2010.  These actions are in line with our strategy to return our focus and energies to our core brands – LANE BRYANT, FASHION BUG, and CATHERINES.

We continue to focus on reducing operating expenses to optimize our cash flow through improvements to, and streamlining of, our operations.  In Fiscal 2009 we began to implement a two-year cost reduction program that we originally estimated would result in expense savings of $100 – $125 million over the two-year period, with $75 million expected to be realized in Fiscal 2010.  Results to date have been favorable, with savings being realized ahead of schedule.  Our current expectation is for cost savings of approximately $125 million during Fiscal 2010.  These initiatives will address the following five major cost areas:

●	Corporate and Brand overhead;

●	Non-merchandise expense;

●	Occupancy expense;

●	Supply chain; and

●	Store operations.

In Fiscal 2009 we completed the relocation of our CATHERINES operations, the elimination of 150 corporate and field management positions, and substantially all of our program to close 150 under-performing stores.  In November 2008 we announced an additional store closing program of as many as 100 additional stores in Fiscal 2010.  Through negotiations with landlords we have been able to achieve significant rent reductions on some of our store locations and we expect to negotiate additional meaningful savings in Fiscal 2010.  These initiatives have resulted in reductions to occupancy expense dollars in Fiscal 2009 and we expect to further reduce our occupancy costs in Fiscal 2010.

In January 2009 we announced further reductions in our workforce of approximately 225 positions at our corporate support and brand headquarters offices.  These positions primarily represented a combination of approximately 125 associate separations and the elimination of approximately 100 open positions.

Manage Inventory

We continue to focus on reducing our inventory levels through timely markdowns and reduction of planned receipts in order to maximize gross margin dollars.  Our inventories as of the end of Fiscal 2009 have decreased approximately 16% from the end of Fiscal 2008 on a comparable-store basis.  We are also reducing our planned receipts of Spring 2009 merchandise in response to the current retail trends.  By taking these actions our inventory is properly positioned at the end of Fiscal 2009 to limit markdown exposure and positively impact our gross margins during Fiscal 2010.

Maintain our Strong Balance Sheet

Our balance sheet remains strong, with ample liquidity through our $100.2 million of cash and available-for-sale securities as of the end of Fiscal 2009, compared to $74.3 million as of the end of Fiscal 2008.  We ended Fiscal 2009 with no borrowings against our committed $375.0 million revolving credit facility.  As of the end of Fiscal 2009 our available borrowing capacity on the facility was $205.8 million.

In addition to our focus on reducing inventory levels and divesting non-core assets, we have significantly reduced our capital expenditures for new store development and store relocations, and have eliminated non-essential capital expenditures.  Our capital expenditures in Fiscal 2009 were half of our original plan for the year and we expect our Fiscal 2010 capital expenditures to be approximately half of our Fiscal 2009 expenditures.  We are also continuing to explore additional opportunities to strengthen our financial position, such as a re-financing of certain company-owned real estate.

Subsequent to the end of Fiscal 2009 we renewed our $50.0 million Series 1999-2 conduit credit card securitization facility through March 30, 2010.  Combined with our other existing conduit and term credit card securitization facilities, our current receivables funding structure provides an availability of $655.0 million.  In April 2009 our $180.0 million Series 2004-1 term facility is scheduled to begin amortizing at a rate of approximately $14.4 million per month.  We expect to meet this amortization requirement through our $155.0 million of available conduit facilities.  We believe that the availability of our combined securitization facilities will continue to exceed our funding requirements during Fiscal 2010.

Subsequent to the end of Fiscal 2009 (through June 10, 2009) we repurchased 1.125% Senior Convertible Notes with an aggregate principal amount of $30.0 million for an aggregate purchase price of $13.8 million.  We may repurchase additional notes in privately negotiated transactions or in the open market under circumstances that we believe to be favorable to us.

While we are committed to executing our long-term growth strategy as a multi-brand retailer, we continue to take a conservative operating approach given the current uncertain economic climate and our expectations for continuing weak traffic trends.  In response, we will continue to maintain lean inventories and proactively control and reduce operating expenses in order to generate positive free cash flow, preserve cash, and maintain a strong balance sheet.

The following discussion of our results of operations, liquidity, and capital resources is based on our continuing operations, and excludes the impact of our discontinued operations (see “Item 8.  Financial Statements and Supplementary Data; Notes to Consolidated Financial Statements; NOTE 2. DISCONTINUED OPERATIONS” below).

RESULTS OF OPERATIONS

Financial Summary

The following table shows our results of operations expressed as a percentage of net sales and on a comparative basis:

				Percentage Increase
				(Decrease)
	Percentage of Net Sales(1)			From Prior Year
	Fiscal	Fiscal	Fiscal	Fiscal	Fiscal
	2009	2008	2007(2)	2009-2008	2008-2007(2)

Net sales	100.0%	100.0%	100.0%	(9.1)%	(1.1)%
Cost of goods sold, buying, catalog, and
occupancy expenses	74.6	71.8	68.7	(5.5)	3.4
Selling, general, and administrative expenses	28.0	26.4	25.4	(3.8)	2.9
Impairment of store assets, goodwill, and trademarks	3.3	1.0	–	199.7	–
Restructuring and other charges	1.3	0.2	–	521.6	–
Income/(loss) from operations	(7.2)	0.6	5.9	**	(89.9)
Other income	0.2	0.3	0.3	(49.6)	6.3
Interest expense	0.8	0.7	0.5	7.8	22.4
Income tax (benefit)/provision	(0.5)	0.4	2.0	(220.0)	(79.1)
Income/(loss) from continuing operations	(7.3)	(0.2)	3.7	**	(104.1)
Income/(loss) from discontinued operations, net of taxes	(3.0)	(3.1)	0.3	(11.9)	**
Net income/(loss)	(10.3)	(3.2)	4.0	(189.1)	(181.1)
____________________
(1) Results may not add due to rounding.
(2) Fiscal 2007 consisted of 53 weeks.
** Results not meaningful.

The following table shows details of our consolidated total net sales:

	Year Ended		Year Ended		Year Ended
	January 31, 2009		February 2, 2008		February 3, 2007(1)
	Fiscal	Fourth	Fiscal	Fourth	Fiscal	Fourth
(In millions)	Year	Quarter	Year	Quarter	Year	Quarter

LANE BRYANT(2)	$1,111.9	$273.0	$1,237.6	$323.6	$1,202.3	$357.1
FASHION BUG	843.8	183.8	984.1	225.8	1,058.3	269.1
CATHERINES	312.1	68.1	353.2	76.8	367.7	91.5
Other retail stores(3)	24.3	5.5	15.8	5.7	8.1	6.2
Total Retail Stores segment	2,292.1	530.4	2,590.7	631.9	2,636.4	723.9
Total Direct-to-Consumer segment	167.5	96.7	120.6	95.9	112.1	94.9
Corporate and other(4)	15.3	4.8	11.2	4.0	3.3	1.9
Total net sales	$2,474.9	$631.9	$2,722.5	$731.8	$2,751.8	$820.7
____________________
(1) Fiscal Year 2007 and Fourth Quarter 2007 consisted of 53 weeks and 14 weeks, respectively.
(2) Includes LANE BRYANT OUTLET stores.
(3) Includes PETITE SOPHISTICATE OUTLET stores, which began operations in September 2006, and PETITE SOPHISTICATE stores, which began operations in October 2007 and were closed in August 2008.
(4) Primarily revenue related to loyalty card fees.

 The following table shows additional information related to changes in our net sales:

	Year Ended		Year Ended
	January 31, 2009		February 2, 2008(1)
	Fiscal	Fourth	Fiscal	Fourth
	Year	Quarter	Year	Quarter

Retail Stores segment
Increase/(decrease) in comparable store sales:(2)
Consolidated retail stores	(12)%	(15)%	(5)%	(9)%
LANE BRYANT(4)	(12)	(17)	(6)	(9)
FASHION BUG	(11)	(14)	(4)	(8)
CATHERINES	(13)	(11)	(3)	(11)

Sales from new stores as a percentage of total
consolidated prior-period net sales:(3)
LANE BRYANT(4)	4	3	6	3
FASHION BUG	1	0	1	1
CATHERINES	0	0	0	0
Other retail stores(5)	0	0	0	2

Prior-period sales from closed stores as a percentage
of total consolidated prior-period net sales:
LANE BRYANT(4)	(3)	(3)	(1)	(1)
FASHION BUG	(2)	(2)	(1)	(1)
CATHERINES	0	0	0	0

Decrease in Retail Stores segment sales	(12)	(16)	(2)	(13)

Direct-to-Consumer segment
Increase in Direct-to-Consumer segment sales	39 (6)	1 (6)	8	(1)

Decrease in consolidated total net sales	(9)	(14)	(1)	(11)
____________________
(1)    Fiscal Year 2007 consisted of 53 weeks and Fourth Quarter 2007 consisted of 14 weeks. Comparable store sales and changes in sales from new stores and closed stores are based on equivalent 52-week and 13-week periods. The decrease in Retail Stores segment sales, increase/(decrease) in Direct-to-Consumer segment sales, and decrease in consolidated net sales are based on the 52-week and 13-week periods for Fiscal 2008 and the 53-week and 14-week periods for Fiscal 2007.

(2)    “Comparable store sales” is not a measure that has been defined under generally accepted accounting principles. The method of calculating comparable store sales varies across the retail industry and, therefore, our calculation of comparable store sales is not necessarily comparable to similarly-titled measures reported by other companies. We define comparable store sales as sales from stores operating in both the current and prior-year periods. New stores are added to the comparable store sales base 13 months after their open date. Sales from stores that are relocated within the same mall or strip-center, remodeled, or have a legal square footage change of less than 20% are included in the calculation of comparable store sales. Sales from stores that are relocated outside the existing mall or strip-center, or have a legal square footage change of 20% or more, are excluded from the calculation of comparable store sales until 13 months after the relocated store is opened. Stores that are temporarily closed for a period of 4 weeks or more are excluded from the calculation of comparable store sales for the applicable periods in the year of closure and the subsequent year. Non-store sales, such as catalog and internet sales, are excluded from the calculation of comparable store sales.

(3) Includes incremental Retail Stores segment e-commerce sales.
(4) Includes LANE BRYANT OUTLET stores.
(5) Includes PETITE SOPHISTICATE stores, which were closed in August 2008, and PETITE SOPHISTICATE OUTLET stores.
(6)    Primarily due to LANE BRYANT WOMAN catalog, which began operations in the latter half of Fiscal 2008. During the third quarter of Fiscal 2009 we decided to discontinue the LANE BRYANT WOMAN catalog during the first quarter of Fiscal 2010.

The following table sets forth information with respect to store activity for Fiscal 2009 and planned store activity for Fiscal 2010:

	FASHION	LANE
	BUG	BRYANT		CATHERINES	Other(1)	Total

Fiscal 2009:
Stores at February 2, 2008	989	896		468	56	2,409

Stores opened	5	32	(2)	7	4	48
Stores closed(3)	(97)	(36)		(12)	(11)	(156)
Net change in stores	(92)	(4)		(5)	(7)	(108)

Stores at January 31, 2009	897	892		463	49	2,301

Stores relocated during period	10	36		6	0	52

Fiscal 2010
Planned store openings	0	6		0	0	6
Planned store closings(4)	45	30	(5)	13	12 (6)	100
Planned store relocations	3	9		0	0	12
____________________
(1) Includes PETITE SOPHISTICATE and PETITE SOPHISTICATE OUTLET stores.
(2) Includes 7 LANE BRYANT OUTLET stores.
(3)    Includes 78 FASHION BUG, 10 CATHERINES, 21 LANE BRYANT, 2 LANE BRYANT OUTLET, 1 PETITE SOPHISTICATE OUTLET and 4 PETITE SOPHISTICATE stores closed as part of the streamlining initiatives announced in February 2008.

(4) Includes approximately 100 under-performing stores to be closed as announced in November 2008.
(5) Includes 1 LANE BRYANT OUTLET store.
(6) PETITE SOPHISTICATE OUTLET stores.

Comparison of Fiscal 2009 to Fiscal 2008

Consolidated Results of Operations

Net Sales

Fiscal 2009 consolidated net sales decreased as compared to Fiscal 2008 primarily as a result of decreases in net sales from each of the brands in our Retail Stores segment driven by negative comparable store sales and the closing of 156 stores during Fiscal 2009, including 116 under-performing stores closed as part of our previously announced initiatives (see “OVERVIEW” above).  These decreases were partially offset by net sales from our LANE BRYANT WOMAN catalog, launched during the latter half of Fiscal 2008, which is included in our Direct-to-Consumer segment.  During the third quarter of Fiscal 2009 we decided to discontinue our LANE BRYANT WOMAN catalog (see “OVERVIEW” above).

Cost of Goods Sold, Buying, Catalog, and Occupancy

Consolidated cost of goods sold, buying, catalog, and occupancy expenses increased 2.8% as a percentage of consolidated net sales in Fiscal 2009 as compared to Fiscal 2008.  The increase resulted primarily from increased promotional activity, particularly during the second half of Fiscal 2009, negative leverage on occupancy expenses from the decrease in comparable store sales, and an increase in catalog advertising expenses.  Although occupancy expenses as a percentage of consolidated net sales de-leveraged as compared to the prior year, occupancy expenses decreased in dollar amount primarily as a result of the closing of under-performing stores (which are discussed in the “OVERVIEW” above), as well as other store-related occupancy savings.  Consolidated occupancy expenses for Fiscal 2009 include a gain on the sale of our Memphis, Tennessee distribution center of approximately $1.8 million.  Catalog advertising expenses increased as compared to the prior-year period due to a full year of operations of our LANE BRYANT WOMAN catalog, which was launched in the latter half of Fiscal 2008.

Selling, General, and Administrative

Although consolidated selling, general, and administrative expenses increased 1.6% as a percentage of consolidated net sales, primarily as a result of negative leverage on selling costs from the decrease in consolidated net sales, they decreased in dollar amount from the prior-year period.  The decrease in expense dollars was primarily attributable to our expense reduction initiatives and the closing of under-performing stores.  During Fiscal 2009 we recognized $6.6 million of expenses in connection with advisory and legal fees relating to a proxy contest which was settled in May 2008.  During Fiscal 2008 we recognized a benefit to selling expenses of approximately $6.8 million in connection with the purchase and securitization of the LANE BRYANT credit card portfolio (see “Financing; Off-Balance-Sheet Financing; Asset Securitization Program” below), which was partially offset by approximately $2.1 million of expenses in connection with the issuance of 2.4 million new LANE BRYANT proprietary credit cards.

Retail Stores Segment Results of Operations

Net Sales

Comparable store sales for Fiscal 2009 decreased at each of our Retail Stores brands as compared to Fiscal 2008.  Net sales for all of our brands continued to be negatively impacted by reduced traffic levels and weak consumer spending that we began to experience during the latter half of Fiscal 2008.  Additionally, the closing of under-performing stores contributed to the decrease in net sales at our Retail Stores brands.  The average number of transactions per store decreased for each of our brands, while the average dollar sale per transaction increased for our outlet stores and LANE BRYANT stores, decreased for our CATHERINES stores, and were flat for our FASHION BUG stores.

During Fiscal 2009 we recognized revenues of $20.9 million in connection with our loyalty card programs as compared to revenues of $21.8 million during Fiscal 2008.

Cost of Goods Sold, Buying, and Occupancy

Cost of goods sold, buying, and occupancy expenses as a percentage of net sales increased 3.9% for FASHION BUG, 4.4% for CATHERINES, and 2.3% for LANE BRYANT.  The merchandise margin in our Retail Stores segment declined in Fiscal 2009 as compared to Fiscal 2008 primarily as a result of increased promotional activity during the current-year period to drive traffic and liquidate seasonal merchandise.  Although consolidated merchandise margins in our Retail Stores segment declined, our strong management of inventory levels allowed us to minimize the extent and depth of promotional activity compared to the prior-year period and resulted in increased merchandise margins at our LANE BRYANT brand.  Buying and occupancy expenses were 1.9% higher as a percentage of net sales in the current-year period as compared to the prior-year period, primarily as a result of negative leverage from the decrease in comparable store sales.  However, expense dollars decreased as a result of the closing of under-performing stores and our other expense reduction initiatives.

Selling, General, and Administrative

Selling, general, and administrative expenses for the Retail Stores segment as a percentage of net sales increased 1.9% for FASHION BUG, 3.0% for CATHERINES, and 1.3% for LANE BRYANT primarily as a result of negative leverage from the decrease in comparable store sales.  However, selling, general, and administrative expenses decreased in dollar amount from the prior-year period at each of our brands, particularly at FASHION BUG and LANE BRYANT, where our closing of under-performing stores and other store expense reduction initiatives resulted in reductions to selling expenses.

Direct-to-Consumer Segment Results of Operations

Net Sales

The increase in net sales from our Direct-to-Consumer segment was primarily attributable to sales from our LANE BRYANT WOMAN catalog and website launched in the latter half of Fiscal 2008.  Sales from our FIGI’S catalog business were comparable to Fiscal 2008.  As noted in “OVERVIEW” above we have decided to discontinue the LANE BRYANT WOMAN catalog, which we expect to complete by the first half of Fiscal 2010.

Cost of Goods Sold, Buying, Catalog, and Occupancy

The 9.2% increase in cost of goods sold, buying, catalog, and occupancy expenses as a percentage of net sales for our Direct-to-Consumer segment resulted primarily from the lack of leverage on catalog expenses from a full year of operations for our LANE BRYANT WOMAN catalog, which was launched during the latter half of Fiscal 2008.  Additionally cost of goods sold, buying, catalog and occupancy expenses for Fiscal 2009 included a markdown allowance of $2.8 million related to our decision to discontinue the LANE BRYANT WOMAN catalog.

Selling, General, and Administrative

Selling, general, and administrative expenses as a percentage of net sales decreased 4.7% for our Direct-to-Consumer segment, primarily as a result of new sales from our LANE BRYANT WOMAN catalog and related e-commerce website, which began operations during the latter half of Fiscal 2008.

Impairment of Store Assets, Goodwill, and Trademarks

Due to our current-year operating results and the impact of the current economic environment on the retail industry, during the third quarter of Fiscal 2009 we identified, in accordance with SFAS No. 144, 120 stores with asset carrying values in excess of such stores’ respective forecasted undiscounted cash flows.  During the fourth quarter of Fiscal 2009, with the continued deterioration in the economic environment and our operating results, we identified 152 additional stores with asset carrying values in excess of their respective forecasted undiscounted cash flows.  Accordingly, we recognized an aggregate  non-cash impairment charge of $36.8 million to write down the long-lived assets at these stores to their respective fair values.  See “Item 8.  Financial Statements and Supplementary Data; Notes to Consolidated Financial Statements; “NOTE 13.  IMPAIRMENT OF STORE ASSETS, GOODWILL, AND TRADEMARKS” below.

As a result of the significant decrease in the market value of our common stock during the third quarter of Fiscal 2009 and the impact of the current economic environment on our operating results we performed a review of our goodwill and other intangible assets with indefinite lives in accordance with the provisions of SFAS No. 142, “Goodwill and Other Intangible Assets” for possible impairment.  Based on our assessment we determined that our goodwill and other indefinite-lived intangible assets were not impaired as of the third quarter of Fiscal 2009.

During the fourth quarter of Fiscal 2009 we performed our annual goodwill impairment test for each of our reporting units that have recorded goodwill and indefinite-lived intangible assets (LANE BRYANT, CATHERINES, and FIGI’S).  Based on our annual impairment test we determined that our CATHERINES goodwill was impaired.  Accordingly, we recognized a non-cash impairment charge of $43.2 million related to the CATHERINES goodwill.  In addition, as a result of our plans to discontinue the use of certain other acquired trademarks and tradenames, we recognized a non-cash impairment charge of $1.5 million for such indefinite-lived intangible assets during the fourth quarter of Fiscal 2009.

During the fourth quarter of Fiscal 2008 we identified 157 under-performing stores to be closed.  As a result of the decision to close these under-performing stores, 136 of the 157 stores identified were determined to be impaired, which resulted in the recognition of a non-cash charge of $9.0 million to write down the long-lived assets at these stores to their respective fair values.

During the fourth quarter of Fiscal 2008 we performed our annual goodwill impairment test and determined that the carrying value of our FIGI’S goodwill exceeded its implied fair value.  Accordingly, we recognized a non-cash impairment charge of $18.2 million related to the FIGI’S goodwill.  See “Item 8.  Financial Statements and Supplementary Data; Notes to Consolidated Financial Statements; NOTE 6.  INTANGIBLE ASSETS AND GOODWILL” and “NOTE 13.  IMPAIRMENT OF STORE ASSETS, GOODWILL, AND TRADEMARKS” below.

Restructuring and Other Charges

As discussed in “OVERVIEW” above, during Fiscal 2009 we completed the relocation of our CATHERINES operations in Memphis, Tennessee to our corporate headquarters in Bensalem, Pennsylvania in conjunction with the consolidation of a number of our operating functions and executed on the closing of a majority of the 150 under-performing stores as announced in Fiscal 2008.  We also began to implement additional cost-saving and streamlining initiatives announced during Fiscal 2009, which included the divestiture of our non-core misses apparel catalogs, the elimination of corporate and field positions, the identification of additional under-performing stores for closure, discontinuation of the LANE BRYANT WOMAN catalog, and the transformation of our operations into a vertical specialty store model.

During Fiscal 2009 we recognized the following pre-tax charges recorded as restructuring and other charges:

●
$13.3 million for severance, retention, and related costs (including $9.4 million of severance costs in connection with the resignation of our former Chief Executive Officer, Dorrit J. Bern, in July 2008).

●	$10.5 million for lease termination costs, non-cash accelerated depreciation, and severance and retention related to initiatives announced during the fourth quarter of Fiscal 2008.

●	$2.5 million for severance and non-cash accelerated depreciation for the planned shutdown of the LANE BRYANT WOMAN catalog operations.

●	$3.4 million for accelerated depreciation and asset write-downs related to fixed assets retained from the sale of the non-core misses apparel catalog business.

●	$3.4 million for costs related to other business transformation initiatives.

During Fiscal 2008 we recognized pre-tax charges of $3.0 million for severance, retention, and relocation costs related to the consolidation of a number of our operating functions and $2.3 million of non-cash pre-tax charges for accelerated depreciation related to the closing of the Memphis facility.

Income Tax Provision

Our income tax benefit for Fiscal 2009 was $13.5 million on a loss from continuing operations before taxes of $193.8 million as compared to a tax provision of $11.2 million on income from continuing operations before taxes and extraordinary item of $7.1 million for Fiscal 2008.  The income tax benefit for Fiscal 2009 was unfavorably impacted by a non-cash provision to establish a valuation allowance against our net deferred tax assets.

During Fiscal 2009 we evaluated our assumptions regarding the recoverability of our deferred tax assets.  Based on all available evidence we determined that the recoverability of our deferred tax assets is limited to our available tax loss carrybacks.  Accordingly, in Fiscal 2009 we recognized a non-cash provision of $42.7 million to establish a valuation allowance against our net deferred tax assets.  The recording of a tax valuation allowance does not have any impact on cash, nor does such an allowance preclude us from using the underlying tax net operating loss and credit carryforwards or other deferred tax assets in the future when results are profitable.  Pursuant to SFAS No. 109, when our results demonstrate a pattern of future profitability the valuation allowance may be adjusted, which would result in the reinstatement of all or a part of the net deferred tax assets.  See “Item 8.  Financial Statements and Supplementary Data; Notes to Consolidated Financial Statements; NOTE 7.  INCOME TAXES” below for further information.

The Fiscal 2009 tax provision was also unfavorably impacted by state and foreign income taxes payable, and the non-deductibility for income tax purposes of the impairment of goodwill.  These unfavorable impacts were partially offset by the filing of amended returns for which we were able to realize the benefits of certain tax credits that were previously not benefited due to uncertainty regarding their realization and the receipt of non-taxable life insurance proceeds.

The Fiscal 2008 tax provision was unfavorably impacted by the non-deductibility for income tax purposes of the impairment of goodwill.

Discontinued Operations

Discontinued operations consist of the results of operations of the non-core misses catalog titles operated under our Crosstown Traders brand, which were sold during the third quarter of Fiscal 2009 (see “OVERVIEW” above and “Item 8.  Financial Statements and Supplementary Data; Notes to Consolidated Financial Statements; NOTE 2. DISCONTINUED OPERATIONS” below).  During Fiscal 2009 we recognized a net loss from discontinued operations of $28.2 million and a loss on disposition of the discontinued operations of $46.7 million.

Comparison of Fiscal 2008 to Fiscal 2007

Consolidated Results of Operations

Net Sales

The decrease in consolidated net sales for Fiscal 2008 as compared to Fiscal 2007 was driven primarily by an extra week of sales in Fiscal 2007 as compared to Fiscal 2008 (Fiscal 2007 was a 53-week year), as well as by a decrease in comparable Retail Stores segment sales.  The decrease in comparable Retail Stores segment net sales was partially offset by net sales from our outlet business, which began operations in July 2006, and net sales from new stores.  The increase in our Direct-to-Consumer segment net sales was primarily as a result of sales from our new LANE BRYANT WOMAN catalog and related website, which were launched in October 2007, and an increase in sales from our FIGI’S catalog.

Cost of Goods Sold, Buying, Catalog, and Occupancy

Consolidated cost of goods sold, buying, catalog, and occupancy expenses increased 3.1% as a percentage of consolidated net sales in Fiscal 2008 as compared to Fiscal 2007 primarily as a result of reduced merchandise margins for both our Retail Stores and Direct-to-Consumer segments and negative leverage on occupancy expenses from the decrease in comparable store sales. Consolidated cost of goods sold increased 5.9% as a percentage of consolidated net sales and consolidated buying and occupancy expenses increased 0.7% as a percentage of consolidated net sales.

Selling, General, and Administrative

Consolidated selling, general, and administrative expenses increased 1.0% as a percentage of consolidated net sales, primarily as a result of negative leverage on selling costs from the decrease in consolidated net sales.  Additionally, increases in payroll and payroll-related expenses, as well as marketing and other corporate administrative expenses, contributed to the increase.  Selling, general, and administrative expenses for Fiscal 2008 included a benefit of approximately $6.8 million recognized in connection with the purchase and securitization of the LANE BRYANT credit card portfolio (see “Financing; Off-Balance-Sheet Financing; Asset Securitization Program” below).  In addition, we recognized approximately $2.1 million of expenses during Fiscal 2008 in connection with the issuance of 2.4 million new LANE BRYANT proprietary credit cards.  Selling, general, and administrative expenses for Fiscal 2007 included approximately $3.3 million of pre-opening operating expenses related to our outlet stores, which began operations in July 2006.

Retail Stores Segment Results of Operations

Net Sales

Comparable store sales for Fiscal 2008 decreased at each of our Retail Stores brands as compared to Fiscal 2007.  Net sales for all of our brands were negatively impacted by aggressive promotional markdowns taken in response to reduced traffic levels and weak consumer spending, especially during the latter half of Fiscal 2008.  The average number of transactions per store decreased for each of our brands, while the average dollar sale per transaction increased for FASHION BUG stores and decreased for LANE BRYANT stores and CATHERINES stores.

During Fiscal 2008 we recognized revenues of $21.8 million in connection with our loyalty card programs as compared to revenues of $19.1 million during Fiscal 2007.

Cost of Goods Sold, Buying, and Occupancy

Cost of goods sold, buying, and occupancy expenses as a percentage of net sales increased 3.0% for FASHION BUG, 1.4% for CATHERINES, and 3.1% for LANE BRYANT.  These increases were primarily a result of increased promotional pricing and negative leverage on occupancy costs from the decrease in comparable store sales.  The increase in cost of goods sold at each brand reflected the highly promotional retail environment, particularly during the second half of Fiscal 2008 and the December holiday season.  For our LANE BRYANT OUTLET and PETITE SOPHISTICATE OUTLET stores, which began operations in July 2006, cost of goods sold, buying, and occupancy expenses decreased 4.3% as a percentage of net sales primarily as a result of the benefit of a full year of operations in Fiscal 2008.  Occupancy expenses for Fiscal 2007 included approximately $4.5 million of pre-opening expenses related to our outlet stores.

Selling, General, and Administrative

Selling, general and administrative expenses as a percentage of net sales increased 1.5% for FASHION BUG, 0.1% for CATHERINES, and 0.1% for LANE BRYANT.  The increases primarily reflect the lack of leverage on selling expenses at each of the brands as a result of the decrease in comparable store sales.  General and administrative expenses as a percentage of sales were essentially flat at each brand reflecting efforts to control and reduce such expenses.  For our outlet business, selling, general, and administrative expenses as a percentage of net sales decreased 5.9%.  The decrease was primarily related to start up costs for the outlets incurred during the second half of Fiscal 2007 as compared to the benefit of a full year of operations in Fiscal 2008.

Direct-to-Consumer Segment Results of Operations

Net Sales

The increase in net sales from our Direct-to-Consumer segment was primarily attributable to sales from our LANE BRYANT WOMAN catalog and website launched in the latter half of Fiscal 2008 and an increase in sales from our FIGI’S catalog.

Cost of Goods Sold, Buying, Catalog, and Occupancy

The 5.8% increase in cost of goods sold, buying, catalog, and occupancy expenses as a percentage of net sales for our Direct-to-Consumer segment resulted primarily from higher-than-normal catalog advertising expenses incurred in connection with the start-up of our LANE BRYANT WOMAN catalog which was launched during the latter half of Fiscal 2008.

Selling, General, and Administrative

Selling, general, and administrative expenses as a percentage of net sales increased 7.6% for our Direct-to-Consumer segment, primarily as a result of increased spending of approximately $3.7 million related to the launch of our LANE BRYANT WOMAN catalog.

Impairment of Store Assets, Goodwill, and Trademarks

During the fourth quarter of Fiscal 2008 we performed our annual goodwill impairment test and determined that the carrying value of our FIGI’S goodwill exceeded its implied fair value.  Accordingly, we recognized a non-cash impairment charge of $18.2 million related to the FIGI’S goodwill.  See “Item 8.  Financial Statements and Supplementary Data; Notes to Consolidated Financial Statements; NOTE 6.  INTANGIBLE ASSETS AND GOODWILL” and “NOTE 13.  IMPAIRMENT OF STORE ASSETS, GOODWILL, AND TRADEMARKS” below.

During the fourth quarter of Fiscal 2008 we identified 157 under-performing stores to be closed.  As a result of the decision to close these under-performing stores, 136 of the 157 stores identified were determined to be impaired, which resulted in the recognition of a non-cash charge of $9.0 million to write down the long-lived assets at these stores to their respective fair values.

Restructuring and Other Charges

During Fiscal 2008 we recognized pre-tax charges of $3.0 million for severance, retention, and relocation costs related to the consolidation of a number of our operating functions and $2.3 million of non-cash pre-tax charges for accelerated depreciation related to the closing of the Memphis facility.

Income Tax Provision

Our tax provision for Fiscal 2008 was $11.2 million on income before income taxes and extraordinary item of $7.1 million, as compared to a tax provision of $53.8 million on income before income taxes of $155.8 million for Fiscal 2007.  The Fiscal 2008 tax provision was unfavorably impacted by the non-deductibility for income tax purposes of the impairment of goodwill.  We adopted the provisions of FASB Interpretation No. 48 as of the beginning of Fiscal 2008 (see “Item 8.  Financial Statements and Supplementary Data; Notes to Consolidated Financial Statements; NOTE 7.  INCOME TAXES” below).  The Fiscal 2007 tax provision was favorably affected by non-taxable insurance proceeds that were included in pre-tax income and by adjustments relating to the reconciliation of our Fiscal 2006 U.S. Federal tax provision to our filed tax return, and was unfavorably affected by the reconciliation of our Fiscal 2006 state tax provision to our filed state tax returns.

Extraordinary Item

During the fourth quarter of Fiscal 2008 we recognized an extraordinary gain of $0.9 million, net of income taxes of $0.6 million, as the result of proceeds received from an eminent domain settlement related to a portion of the land at our White Marsh, Maryland distribution center.

Comparison of Fourth Quarter 2009 to Fourth Quarter 2008

Consolidated Results of Operations

Net Sales

The decrease in consolidated net sales in the fourth quarter of Fiscal 2009 as compared to the fourth quarter of Fiscal 2008 was primarily a result of decreases in net sales from each of the brands in our Retail Stores segment driven by negative comparable store sales and the closing of 156 stores during Fiscal 2009, including 116 under-performing stores closed as part of our previously announced initiatives (see “OVERVIEW” above).  Net sales for our Direct-to-Consumer segment for the fourth quarter of Fiscal 2009 were comparable to the fourth quarter of Fiscal 2008.

Cost of Goods Sold, Buying, Catalog, and Occupancy Expenses

Consolidated cost of goods sold, buying, catalog, and occupancy expenses increased 1.0% as a percentage of consolidated net sales in the fourth quarter of Fiscal 2009 as compared to the fourth quarter of Fiscal 2008.  The increase was primarily a result of negative leverage on occupancy expenses from the decrease in comparable store sales partially offset by lower cost of goods sold as a result of strong inventory management.  Total consolidated cost of goods sold, buying, and occupancy expenses decreased in dollar amount as compared to the prior-year period as a result of the decrease in consolidated net sales, our expense reduction initiatives, including the closing of under-performing stores, and other store-related occupancy savings.

Selling, General, and Administrative Expenses

Consolidated selling, general, and administrative expenses for the fourth quarter of Fiscal 2009 increased 1.6% as a percentage of consolidated net sales as compared to the fourth quarter of Fiscal 2008 as a result of negative leverage from the decrease in comparable store sales.  However, consolidated selling, general, and administrative expenses decreased in dollar amount from the prior-year period, primarily as a result of our expense reduction initiatives and closing of under-performing stores discussed above.

Retail Stores Segment Results of Operations

Net Sales

Comparable store sales for the fourth quarter of Fiscal 2009 decreased at each of our Retail Stores brands as compared to the fourth quarter of Fiscal 2008.  Net sales for all of our brands continued to be negatively impacted by reduced traffic levels and weak consumer spending.  Additionally, sales were negatively impacted by the closing of under-performing stores during Fiscal 2009, particularly at our FASHION BUG brand.  Consistent with the difficult retail environment, the average number of transactions per store decreased for each of our brands.  The average dollar sale per transaction increased for our LANE BRYANT, FASHION BUG, and outlet stores and decreased slightly for our CATHERINES stores.

We recognized revenues of $5.3 million during the fourth quarter of Fiscal 2009 and $5.4 million during the fourth quarter of Fiscal 2008 in connection with our loyalty card programs.

Cost of Goods Sold, Buying, and Occupancy

Gross margins improved at each of our brands except for our CATHERINES stores, where gross margins were flat as compared to the prior-year period.  The improvement in gross margins was primarily a result of our efforts to reduce inventory levels earlier in the year, which allowed us to reduce the level of promotional activity.  Inventory levels were down 16% at the end of Fiscal 2009 as compared to the end of Fiscal 2008 on a comparable-store basis.

Buying and occupancy expenses for our Retail Stores segment were 2.2% higher as a percentage of net sales, primarily as a result of negative leverage from the decrease in comparable store sales.  However, expense dollars decreased as a result of the closing of under-performing stores and expense reduction initiatives discussed above.

Selling, General, and Administrative

Selling, general, and administrative expenses for the Retail Stores segment as a percentage of net sales increased 1.9% for FASHION BUG, 3.8% for CATHERINES, and 2.2% for LANE BRYANT.  Although selling, general and administrative expenses increased as a percentage of net sales, primarily as a result of the lack of leverage on selling expenses from the decrease in comparable store sales, they decreased in dollar amount at each of our brands.  The decrease in expense dollars from the prior-year period was primarily a result of the closing of under-performing stores and expense reduction initiatives discussed above.

Direct-to-Consumer Segment Results of Operations

Net Sales

Net sales from our Direct-to-Consumer segment for the fourth quarter of Fiscal 2009 were comparable to the same period of Fiscal 2008 and primarily consisted of net sales from our FIGI’S catalog business, which recognizes a majority of its sales in the December holiday period.

Cost of Goods Sold, Buying, Catalog, and Occupancy

The 5.3% decrease in cost of goods sold, buying, catalog, and occupancy expenses as a percentage of net sales for our Direct-to-Consumer segment resulted primarily from lower catalog advertising expenses in the current-year period as compared to the prior-year period, which included an investment for the start-up of our LANE BRYANT WOMAN catalog that was launched in the latter half of Fiscal 2008.

Selling, General, and Administrative

Selling, general, and administrative expenses as a percentage of net sales increased 3.0% for our Direct-to-Consumer segment, primarily as a result of our LANE BRYANT WOMAN catalog and related e-commerce website, which began operations during the latter half of Fiscal 2008.

Impairment of Store Assets, Goodwill, and Trademarks

During the fourth quarter of Fiscal 2009 we performed our annual goodwill impairment test for each of our reporting units that have recorded goodwill and indefinite-lived intangible assets (LANE BRYANT, CATHERINES, and FIGI’S).  Based on our annual impairment test we determined that our CATHERINES goodwill was impaired.  Accordingly, we recognized a non-cash impairment charge of $43.2 million related to the CATHERINES goodwill.  In addition, as a result of our plans to discontinue the use of certain other acquired trademarks and tradenames, we recognized a non-cash impairment charge of $1.5 million for such indefinite-lived intangible assets during the fourth quarter of Fiscal 2009.

During the fourth quarter of Fiscal 2009, with the continued deterioration in the economic environment and our operating results, we identified 152 stores with asset carrying values in excess of their respective forecasted undiscounted cash flows.  Accordingly, we recognized a non-cash charge of $16.6 million to write down the long-lived assets at these stores to their respective fair values.  See “Item 8.  Financial Statements and Supplementary Data; Notes to Consolidated Financial Statements; “NOTE 13.  IMPAIRMENT OF STORE ASSETS, GOODWILL, AND TRADEMARKS” below.

During the fourth quarter of Fiscal 2008 we performed our annual goodwill impairment test and determined that the carrying value of our FIGI’S goodwill exceeded its implied fair values.  Accordingly, we recognized a non-cash impairment charge of $18.2 million related to the FIGI’S goodwill.  See “Item 8.  Financial Statements and Supplementary Data; Notes to Consolidated Financial Statements; NOTE 6.  INTANGIBLE ASSETS AND GOODWILL” and “NOTE 13.  IMPAIRMENT OF STORE ASSETS, GOODWILL, AND TRADEMARKS” below.

During the fourth quarter of Fiscal 2008 we identified 157 under-performing stores to be closed.  As a result of the decision to close these under-performing stores, 136 of the 157 stores identified were determined to be impaired, which resulted in the recognition of a non-cash charge of $9.0 million to write down these stores to their respective fair values.

Restructuring and Other Charges

As discussed in “OVERVIEW” above, During Fiscal 2009 we began to implement cost-saving and streamlining initiatives announced during Fiscal 2009, which included the divestiture of our non-core misses apparel catalogs, the elimination of corporate and field positions, the identification of additional under-performing stores, discontinuation of the LANE BRYANT WOMAN catalog, and the transformation of our operations into a vertical specialty store model.

During the fourth quarter of Fiscal 2009 we recognized the following pre-tax charges that are included in restructuring and other charges:

●	$2.7 million for costs related to the transformation of our operations into a vertical specialty store model.

●	$2.4 million for accelerated depreciation and asset write-downs related to fixed assets retained from the sale of the non-core misses apparel catalog business.

●	$2.0 million for severance, retention, and related costs.

●	$1.3 million for severance and non-cash accelerated depreciation for the planned shutdown of the LANE BRYANT CATALOG operations.

●	$(0.2) million credit related to a reduction of a lease termination liability.

During Fiscal 2008 we recognized pre-tax charges of $3.0 million for severance, retention, and relocation costs related to the consolidation of a number of our operating functions and $2.3 million of non-cash pre-tax charges for accelerated depreciation related to the closing of the Memphis facility.

Income Tax Provision

Our income tax provision for the fourth quarter of Fiscal 2009 was $1.8 million on a loss from continuing operations before taxes of $112.2 million as compared to a tax benefit of $15.2 million on a loss from continuing operations before taxes of $61.8 million for the fourth quarter of Fiscal 2008.  The income tax provision for the fourth quarter of Fiscal 2009 includes a non-cash provision to establish a valuation allowance against our net operating losses and the non-deductibility for income tax purposes of the impairment of goodwill.  The income tax benefit for the fourth quarter of Fiscal 2008 was unfavorably impacted by the non-deductibility for income tax purposes of the impairment of goodwill.

Discontinued Operations

Discontinued operations for the fourth quarter of Fiscal 2008 consist of the results of operations of the non-core misses apparel catalog titles operated under our Crosstown Traders brand, which were sold during the third quarter of Fiscal 2009 (see “OVERVIEW” above and “Item 8.  Financial Statements and Supplementary Data; Notes to Consolidated Financial Statements; NOTE 2. DISCONTINUED OPERATIONS” below).

FINANCIAL CONDITION

Liquidity and Capital Resources

Our primary sources of funding for our working capital requirements are cash flow from operations, our proprietary credit card receivables securitization agreements, our investment portfolio, and our revolving credit facility described below.  During Fiscal 2008 we also incurred long-term debt financing as discussed further in “Financing; Long-term Debt” and “Item 8.  Financial Statements and Supplementary Data; Notes to Consolidated Financial Statements; NOTE 8. LONG-TERM DEBT” below.  The following table highlights certain information related to our liquidity and capital resources:

	Fiscal	Fiscal	Fiscal
(Dollars in thousands)	2009	2008	2007

Cash and cash equivalents	$93,759	$60,978	$143,349
Available-for-sale securities	6,398	13,364	1,997
Cash provided by operating activities	49,566	159,845	186,954
Working capital	382,024	495,096	410,193
Current ratio	2.4	2.4	2.2
Long-term debt to equity ratio	43.3%	27.4%	19.1%

As of January 31, 2009 we held $100.2 million in cash, cash equivalents, and available-for-sale securities.  As is consistent with our industry, our cash balances are seasonal in nature.  During Fiscal 2009 we received $34.4 million from the sale of our discontinued operations, $12.5 million from the sale of our Crosstown Traders credit card receivables, $4.8 million from the sale of our Memphis, Tennessee distribution center, and $7.2 million of net proceeds from purchases and sales of available-for-sale securities, which were offset by $55.8 million of investments in capital assets, $11.0 million of repurchases of our common stock, and $8.7 million of repayments of long-term borrowings.  In addition, during Fiscal 2009 we acquired approximately $6.0 million of equipment through capital lease financing.

During Fiscal 2008 we used $230.8 million of net funds provided from the issuance of long-term debt and cash from operations primarily for $252.6 million of repurchases of our common stock and $137.7 million of investments in capital assets.  In addition, during Fiscal 2008 we redeemed $150.0 million of long-term debt due in 2012 through the issuance of approximately 15.1 million shares of our common stock and cash payments of $0.4 million; used approximately $11.8 million of cash for long-term debt repayments; and acquired approximately $8.0 million of equipment through capital lease financing.

The following discussion of cash flows is based on our consolidated statements of cash flows included in “Item 8. Financial Statements and Supplementary Data” below that, in accordance with generally accepted accounting principles, includes the results of both our continuing operations and our discontinued operations.

Cash Provided by Operating Activities

The decrease in cash provided by operating activities from Fiscal 2008 to Fiscal 2009 was primarily attributable to the increase in our net loss, which was partially offset by $12.5 million of proceeds from the sale of our Crosstown Traders credit card receivables portfolio and a reduction in our net investment in inventories.  Inventories at the end of Fiscal 2009 decreased 16% on a same-store basis as compared to the end of Fiscal 2008 as a result of the clearance of seasonal inventory and planned reductions in inventory receipts for our Spring seasonal inventory in response to continuing weak traffic levels in our retail stores.

The decrease in cash provided by operating activities from Fiscal 2007 to Fiscal 2008 was primarily attributable to an $87.7 million decrease in net income excluding $109.5 million of non-cash impairment losses and write-downs and accelerated depreciation related to facilities to be closed.  Our net investment in inventories decreased in Fiscal 2008 as compared to Fiscal 2007.  Excluding incremental inventory purchased for new stores and our LANE BRYANT WOMAN catalog business, inventories at the end of Fiscal 2008 decreased 19% on a same-store basis as compared to the end of Fiscal 2007 as a result of improved inventory management and aggressive promotional activities related to our fall and winter seasonal inventories. During Fiscal 2008 we purchased and securitized the LANE BRYANT proprietary credit card portfolio, which had been administered under a non-recourse agreement that expired in October 2007 with a third-party (see “Financing; Off-Balance-Sheet Financing” below).

Capital Expenditures

Our gross capital expenditures, excluding construction allowances received from landlords, were $55.8 million in Fiscal 2009, $137.7 million in Fiscal 2008, and $133.2 million in Fiscal 2007.  Construction allowances received from landlords were $24.3 million in Fiscal 2009, $22.5 million in Fiscal 2008, and $26.1 million in Fiscal 2007.  Total gross investments in property, equipment, and leasehold improvements, including cash expenditures and capital lease financing and excluding construction allowances, were $61.8 million in Fiscal 2009, $145.7 million in Fiscal 2008, and $133.2 million in Fiscal 2007.  Our actual Fiscal 2009 capital expenditures were approximately half of our planned capital expenditures for Fiscal 2009.  Our capital expenditures in each year were primarily for the construction, remodeling, and fixturing of new and existing retail stores, corporate systems technology, and improvements to our corporate and brand home offices and distribution centers.  In Fiscal 2009 we acquired $6.0 million and in Fiscal 2008 we acquired $8.0 million of distribution center, technology, and office equipment under capital leases.  These capital leases generally have initial terms ranging from 36 months to 72 months and contain a bargain-purchase option.

During Fiscal 2007 and Fiscal 2008 we continued our new store opening plan for our LANE BRYANT brand, including our LANE BRYANT/CACIQUE side-by-side stores and LANE BRYANT OUTLET stores, as well as new PETITE SOPHISTICATE OUTLET stores.  As part of our streamlining initiatives announced in February 2008 and in response to the current difficult economic environment, we significantly reduced capital expenditures for new store development, store relocations, and corporate technology during Fiscal 2009 (see “OVERVIEW” above).  We opened 48 new stores in Fiscal 2009 as compared to 103 new stores in Fiscal 2008 and 198 stores in Fiscal 2007.  Approximately 67% of our Fiscal 2009 capital expenditures supported store development, including openings, relocations, and store improvements, with the remainder of the expenditures primarily for improvements to our information technology, distribution centers, and corporate infrastructure.

We plan to further reduce capital expenditures during Fiscal 2010 and anticipate that our Fiscal 2010 gross capital expenditures will be approximately $29 million, or approximately half of our actual Fiscal 2009 capital expenditures, before construction allowances received from landlords.  We expect to finance these capital expenditures primarily through internally-generated funds and to a lesser extent through capital lease financing.

Repurchases of Common Stock

In November 2007 we announced that our Board of Directors has authorized a new $200 million share repurchase program.  We intend to make share purchases from time to time in the open market or through privately-negotiated transactions and expect to fund the repurchases primarily from operating cash flow.  The timing of such repurchases and the number of shares repurchased will depend on market conditions and we intend to hold shares repurchased as treasury shares.  During the first quarter of Fiscal 2009 we repurchased an aggregate total of 0.5 million shares of common stock for $2.6 million under this program and we purchased 1.5 million shares of common stock for $8.3 million under a prior authorization from our Board of Directors.  We did not repurchase any shares of common stock subsequent to the Fiscal 2009 First Quarter.

During the first quarter of Fiscal 2008 we used $131.1 million of the proceeds from our issuance of 1.125% Senior Convertible Notes due May 1, 2014 to repurchase 10.3 million shares of our common stock (see “Item 8. Financial Statements and Supplementary Data; Notes to Consolidated Financial Statements; NOTE 8.  LONG-TERM DEBT” below).  In addition, during Fiscal 2008 we repurchased an additional aggregate total of 10.4 million shares of common stock for $100.0 million under a program announced in May 2007 and 3.5 million shares of common stock for $21.5 million under a prior authorization from our Board of Directors.

Our revolving credit facility allows the repurchase of our common stock subject to maintaining a minimum level of “Excess Availability” (as defined in the facility agreement) for 30 days before and immediately after such repurchase.  See “Item 5.  Market for the Registrant’s Common Equity, Related Stockholder Matters, and Issuer Purchases of Equity Securities” above for additional information related to our repurchases of common stock.

Dividends

We have not paid any dividends since 1995, and we do not expect to declare or pay any dividends on our common stock in the foreseeable future.  The payment of future dividends is within the discretion of our Board of Directors and will depend upon our future earnings, if any, our capital requirements, our financial condition, and other relevant factors.  Our existing revolving credit facility allows the payment of dividends on our common stock subject to maintaining a minimum level of “Excess Availability” (as defined in the facility agreement) for 30 days before and immediately after the payment of such dividends.

Debt, Lease, and Purchase Commitments

As of January 31, 2009, our commitments for future payments under our long-term debt obligations, minimum lease payments under our capital leases and operating leases, and payments due under our revolving credit facility, letters of credit, long-term deferred compensation plans, unrecognized tax benefits, split-dollar life insurance premiums, and purchase obligations were as follows:

	Payments Due by Period
			One to	Three	More
		Less Than	Three	To Five	than Five
(In millions)	Total	One Year	Years	Years	Years

Long-term debt, including current portion(1)	$316.4	$7.6	$19.5	$282.6	$6.7
Capital leases	15.7	4.4	7.8	3.5	0.0
Operating leases(2)	932.5	227.9	336.3	194.1	174.2
Revolving credit facility(3)	0.0	0.0	0.0	0.0	0.0
Letters of credit(3)	0.2	0.2	0.0	0.0	0.0
Stand-by letters of credit(3)	15.7	15.7	0.0	0.0	0.0
Long-term deferred compensation(4)	0.7	0.4	0.2	0.0	0.1
Unrecognized tax benefits(5)	1.3	1.3	–	–	–
Split-dollar life insurance premiums(6)	19.3	1.5	2.9	2.7	12.2
Purchase commitments(7)	384.1	384.1	0.0	0.0	0.0
Total	$1,685.9	$643.1	$366.7	$482.9	$193.2
____________________
(1)    Amounts represent the expected cash payments (including interest) of our long-term debt (including our convertible debt through maturity and excluding capital leases) and do not include any fair value adjustments, bond premiums, discounts, or revolving credit facilities.

(2) Commitments under operating leases include $3.6 million payable under the LANE BRYANT master sublease with Limited Brands, Inc., which we have guaranteed.
(3)    We currently have a $375 million revolving credit facility that expires on July 28, 2010, which provides for cash borrowings and the ability to issue up to $300 million of letters of credit. As of January 31, 2009, there were no borrowings outstanding under this facility.

(4)    Includes our non-qualified deferred compensation plan and supplemental retirement plan. We have estimated the projected payment obligations for participant planned in-service distributions of the deferred compensation plan liability as of January 31, 2009. The above estimate excludes $17.4 million of benefit distribution obligations because the value of the obligations and the timing of payments may vary annually due to changes in the fair value of the plan assets and/or assumptions for participant retirement/termination.
  We terminated our supplemental retirement plan as of December 31, 2008. Effective December 31, 2008 we will cease making retirement credits to the plan, the interest rate to be credited on participants’ accounts will be reduced, and participants’ accounts will become fully vested. Participants may elect to receive a distribution of their accounts according to a fixed distribution schedule, which extends over one to three years based on the account balance. The interest rate reduction, distribution elections, and accelerated vesting only apply to participants who are currently active employees.

(5)    In accordance with FIN No. 48 (see “CRITICAL ACCOUNTING POLICIES; Income Taxes” above) we have recorded liabilities for unrecognized tax benefits of $29.2 million and accrued interest and penalties of $12.7 million as of January 31, 2009. These liabilities are included in “Other long-term liabilities” on our consolidated balance sheet. With the exception of $1.3 million of unrecognized tax benefits that are reasonably possible of being recognized within 12 months, we have excluded these liabilities from this table because we cannot make reasonably reliable estimates of the amounts and/or periods that we expect to pay or settle these liabilities.

(6) Amounts represent insurance premiums related to split-dollar life insurance agreements with former executive employees.
(7) Purchase commitments include agreements to purchase goods or services in the ordinary course of business.

Financing

Off-Balance-Sheet Financing

Asset Securitization Program

Our asset securitization program primarily involves the sale of proprietary credit card receivables to a special-purpose entity, which in turn transfers the receivables to a separate and distinct qualified special-purpose entity (“QSPE”).  The QSPE’s assets and liabilities are not consolidated in our balance sheet and the receivables transferred to the QSPEs are isolated for purposes of the securitization program.  We use asset securitization to fund the credit card receivables generated by our FASHION BUG, LANE BRYANT, CATHERINES, and PETITE SOPHISTICATE proprietary credit card programs.  Prior to the sale of our Crosstown Traders misses apparel catalog credit card receivables (see “OVERVIEW” above), we were also using an asset securitization facility to fund the credit card receivables generated by the Crosstown Traders credit card program.  Additional information regarding our asset securitization facility is included in “CRITICAL ACCOUNTING POLICIES; Asset Securitizations” above, “Item 8. Financial Statements and Supplementary Data; Notes to Consolidated Financial Statements; NOTE 17. ASSET SECURITIZATION” below, and under the caption “MARKET RISK” below.

As of January 31, 2009 we had the following securitization facilities outstanding:

(Dollars in millions)	Series 1999-2	Series 2004-VFC	Series 2004-1	Series 2007-1

Date of facility	May 1999	January 2004	August 2004	October 2007
Type of facility	Conduit	Conduit	Term	Term
Maximum funding	$50.0	$105.0(1)	$180.0	$320.0
Funding as of January 31, 2009	$42.0	$0.0	$180.0	$320.0
First scheduled principal payment	Not applicable	Not applicable	April 2009	April 2012
Expected final principal payment	Not applicable(2)	Not applicable(2)	March 2010	March 2013
Next renewal date	March 2009(3)	January 2010	Not applicable	Not applicable
____________________
(1) The maximum funding capacity of Series 2004-VFC was increased from $50.0 million to $105.0 million on November 14, 2008.
(2)    Series 1999-2 and Series 2004-VFC have scheduled final payment dates that occur in the twelfth month following the month in which the series begins amortizing.  These series begin amortizing on the next renewal date subject to the further extension of the renewal date as a result of renewal of the purchase commitment.

(3) Subsequent to January 31, 2009 the Series 1999-2 facility was renewed through March 30, 2010.

On August 25, 2008 we announced that we entered into an agreement to sell our misses apparel catalog credit card receivables in conjunction with the sale of the related Crosstown Traders catalog titles (see “Item 8.  Financial Statements and Supplementary Data; Notes to Consolidated Financial Statements; NOTE 2. DISCONTINUED OPERATIONS” below).  On December 31, 2008, we finalized the sale of the credit card receivables portfolio associated with the Crosstown Traders misses apparel catalogs to World Financial Network National Bank, a unit of Alliance Data Systems Corporation.  The portfolio was sold for a par value of $43.5 million.  In connection with the sale we paid off and terminated the related Series 2005-RPA conduit securitization facility that was dedicated to these receivables.  The sale of the credit card receivables and the elimination of funding-related cash collateral requirements, less the prepayment of securitized indebtedness, resulted in net cash proceeds of $12.5 million.

In May 2008 the Series 2002-1 facility completed its scheduled amortization, which had begun in August 2007 in accordance with its scheduled terms, and is no longer an outstanding series.

Prior to November 1, 2007 we had an agreement under which a third party provided a proprietary credit card sales accounts receivable funding facility for our LANE BRYANT retail and outlet stores.  In accordance with the terms of the agreement we exercised our option to purchase the LANE BRYANT portfolio on November 1, 2007 and assigned the right to purchase the LANE BRYANT portfolio to Spirit of America National Bank (the “Bank”), our wholly-owned credit card bank.  Concurrent with the Bank’s acquisition of the LANE BRYANT portfolio for $231.0 million, it sold the receivables to Charming Shoppes Receivables Corp. (“CSRC”), which transferred the receivables to the Charming Shoppes Master Trust (the “Trust”).  The purchase of the portfolio at par value and the subsequent securitization of the purchased portfolio resulted in the recognition of a benefit of approximately $6.8 million, which is included in selling, general, and administrative expenses for Fiscal 2008.  In addition, we recognized approximately $2.1 million of expenses in connection with the issuance of 2.4 million new LANE BRYANT proprietary credit cards.

On October 17, 2007 the Trust issued $320.0 million of five-year asset-backed certificates (“Series 2007-1”) in a private placement under Rule 144A.  Of the $320.0 million of certificates issued, $289.6 million were sold to investors, and CSRC held $30.4 million as a retained interest.  CSRC may in the future sell all or a portion of such retained interest.  Of the certificates sold to investors, $203.5 million pay interest on a floating rate basis tied to one-month LIBOR while the remaining $86.1 million of certificates were issued at fixed rates.  The Trust used $35.0 million of the proceeds to fund receivables and to pay down other securitization series and placed the remaining proceeds of $285.0 million into a pre-funding cash account.

The Trust paid for its acquisition of the LANE BRYANT proprietary credit card accounts receivable balances primarily by withdrawing $227.5 million of proceeds from the pre-funding cash account for the Series 2007-1 Certificates.  The remainder of the funds in the pre-funding cash account was subsequently withdrawn to provide financing for additional receivables, including receivables made available for financing by the amortization of the Series 2002-1 facility.

Concurrent with the issuance of Series 2007-1, the Trust entered into a series of fixed-rate interest-rate swap agreements with respect to $174.7 million of the floating-rate certificates sold to investors.  The notional value of these swaps equals the face value of these certificates.  The blended weighted-average interest rate on the swapped certificates is 6.39%.  The Trust also acquired an interest-rate cap with respect to $28.8 million of floating-rate certificates sold to investors.  The cap counterparty will make payments to the Trust when one-month LIBOR exceeds 10%.  The fixed-rate certificates were sold at a discount and carry a blended weighted average-yield of 6.43% and a blended weighted average coupon of 6.34%.

We securitized $861.7 million of credit card receivables in Fiscal 2009 and $939.9 million of credit card receivables in Fiscal 2008, and had $535.9 million of securitized credit card receivables outstanding as of January 31, 2009.  We held certificates and retained interests in our securitizations of $94.5 million as of January 31, 2009 that are generally subordinated in right of payment to certificates issued by the QSPEs to third-party investors.  Our obligation to repurchase receivables sold to the QSPEs is limited to those receivables that at the time of their transfer fail to meet the QSPE’s eligibility standards under normal representations and warranties.  To date, our repurchases of receivables pursuant to this obligation have been insignificant.

CSRC and Charming Shoppes Seller, Inc., our consolidated wholly owned indirect subsidiaries, are separate special-purpose entities (“SPEs”) created for the securitization program.  Our investment in asset-backed securities as of January 31, 2009 included $51.4 million of QSPE certificates, an I/O strip of $19.3 million, and other retained interests of $23.8 million.  These assets are first and foremost available to satisfy the claims of the respective creditors of these separate corporate entities, including certain claims of investors in the QSPEs.

Additionally, with respect to certain Trust Certificates, if either the Trust or Charming Shoppes, Inc. does not meet certain financial performance standards, the Trust is obligated to reallocate to third-party investors holding certain certificates issued by the Trust, collections in an amount up to $9.45 million that otherwise would be available to CSRC.  The result of this reallocation is to increase CSRC’s retained interest in the Trust by the same amount, with the third-party investor retaining an economic interest in the certificates.  Subsequent to such a transfer occurring, and upon certain conditions being met, these same investors are required to repurchase these interests when the financial performance standards are again satisfied.  Our net loss for the third quarter of Fiscal 2008 resulted in the requirement to begin the reallocation of collections as discussed above and $9.45 million of collections were fully transferred as of February 2, 2008.  The requirement for the reallocation of these collections will cease and such investors would be required to repurchase such interests upon our announcement of a quarter with net income and the fulfillment of such conditions.  As of January 31, 2009 the Trust was in compliance with its financial performance standards, including all financial performance standards related to the performance of the underlying receivables.

In addition to the above, we could be affected by certain other events that would cause the QSPEs to hold proceeds of receivables, which would otherwise be available to be paid to us with respect to our subordinated interests, within the QSPEs as additional enhancement.  For example, if we or the QSPEs do not meet certain financial performance standards, a credit enhancement condition would occur and the QSPEs would be required to retain amounts otherwise payable to us.  In addition, the failure to satisfy certain financial performance standards could further cause the QSPEs to stop using collections on QSPE assets to purchase new receivables and would require such collections to be used to repay investors on a prescribed basis as provided in the securitization agreements.  If this were to occur, it could result in insufficient liquidity; however, we believe we would have sufficient notice to seek alternative forms of financing through other third-party providers although we cannot provide assurance in that regard.  As of January 31, 2009 we and the QSPEs were in compliance with the applicable financial performance standards referred to in this paragraph.

Amounts placed into enhancement accounts, if any, that are not required for payment to other certificate holders will be available to us at the termination of the securitization series.  We have no obligation to directly fund the enhancement account of the QSPEs, other than for breaches of customary representations, warranties, and covenants and for customary indemnities.  These representations, warranties, covenants, and indemnities do not protect the QSPEs or investors in the QSPEs against credit-related losses on the receivables.  The providers of the credit enhancements and QSPE investors have no other recourse to us.

We plan to refinance our maturing term securitization series with our credit conduit facilities totaling $155.0 million, which are renewed annually.  To the extent that these conduit facilities are not renewed they would begin to amortize and we would finance this amortization using our $375.0 million committed revolving credit facilities to the extent available.  Subsequent to January 31, 2009 we renewed our Series 1999-2 conduit facility through March 30, 2010. There is no assurance that we can refinance or renew our conduit facilities on terms comparable to our existing facilities or that there would be sufficient availability under our revolving credit facilities for such financing.  Without adequate liquidity our ability to offer our credit program to our customers, and consequently our financial condition and results of operations, would be adversely affected.

On February 19, 2009 Moody's Investors Service, a nationally recognized statistical rating organization (“NRSRO”) that has rated our term series securitizations in the past, announced that it had downgraded the ratings of our term series asset-backed securities.  No other NRSRO took a similar action. The Moody’s action could negatively impact our ability to complete future term series securitization transactions on acceptable terms and cause our asset securitization program to rely on other potentially more expensive funding sources to the extent available.  The Moody’s action does not affect our current conduit and term series transactions, which we currently expect will provide sufficient funding for our securitization program for Fiscal 2010.

These securitization agreements are intended to improve our overall liquidity by providing sources of funding for our proprietary credit card receivables.  The agreements provide that we will continue to service the credit card receivables and control credit policies.  This control allows us to provide the appropriate customer service and collection activities.  Accordingly, our relationship with our credit card customers is not affected by these agreements.

Benefits from Operating Our Proprietary Credit Card Programs

We manage our proprietary credit card programs primarily to enhance customer loyalty and to allow us to integrate our direct-mail marketing strategy when communicating with our core customers.  We also earn revenue from operating the credit card programs.  As discussed above, we utilize asset securitization as the primary funding source for our proprietary credit card receivables programs.  As a result, our primary source of benefits is derived from the distribution of net excess spread revenue from our QSPEs.

The transfer of credit card receivables under our asset securitization program is without recourse and we account for the program in accordance with SFAS No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities.”  Under SFAS No. 140, our benefit from the credit card receivables represents primarily the net excess spread revenues we receive from monthly securitization distributions associated with the collections on managed outstanding receivables.  We recognize on an accrual basis these net excess spread revenues, which generally represent finance charge revenues in excess of securitization funding costs, net credit card charge-offs, and the securitization servicing fee.  Finance charge revenues include finance charges and fees assessed to the credit card customers.  Net credit card charge-offs represent gross monthly charge-offs on customer accounts less recoveries on accounts previously charged-off.  For purposes of the table provided below, we also include any collection agency costs associated with recoveries as part of the net excess spread revenues from credit card receivables.

In addition to the actual net excess spread revenues described above we record our beneficial interest in the Trust as an “interest-only strip” (“I/O strip”), which represents the estimated present value of cash flows we expect to receive over the estimated period the receivables are outstanding.  In addition to the I/O strip we recognize a servicing liability, which represents the present value of the excess of the costs of servicing over the servicing fees we expect to receive, and is recorded at estimated fair value.  We use the same discount rate and estimated life assumptions in valuing the I/O strip and the servicing liability.  We amortize the I/O strip and the servicing liability on a straight-line basis over the expected life of the credit card receivables.

The benefits from operating our proprietary credit card programs also include other revenues generated from the programs.  These other net revenues include revenue from additional products and services that customers may purchase with their credit cards, including debt cancellation protection, fee-based loyalty program revenues, and net commissions from third-party products that customers may buy through their credit cards.  Other credit card revenues also include interest income earned on funds invested in the credit entities.  The credit contribution is net of expenses associated with operating the program.  These expenses include the costs to originate, bill, collect, and operate the credit card programs.  Except for net fees associated with the fee-based loyalty programs that we include in net sales, we include the net credit contribution as a reduction of selling, general, and administrative expenses in our consolidated statements of operations and comprehensive income.

Further details of our net credit contribution are as follows:

	Year Ended
	January 31,	February 2,	February 3,
(In millions)	2009	2008	2007

Net securitization excess spread revenues	$98.5	$79.0	$69.8
Net additions to the I/O strip and servicing liability	(4.0)	6.4	1.0
Other credit card revenues, net(1)	12.3	11.2	9.4
Total credit card revenues	106.8	96.6	80.2
Less total credit card program expenses	68.3	58.5	44.0
Total credit contribution	$38.5	$38.1	$36.2
____________________
(1) Excludes inter-company merchant fees between our credit entities and our retail entities.

Further details of our outstanding receivables are as follows:

	Year Ended
	January 31,	February 2,	February 3,
(In millions)	2009	2008	2007

Average managed receivables outstanding	$579.3	$427.4	$363.5
Ending managed receivables outstanding	$535.9	$613.2	$366.7

Operating Leases

We lease substantially all of our operating stores and certain administrative facilities under non-cancelable operating lease agreements.  Additional details on these leases, including minimum lease commitments, are included in “Liquidity and Capital Resources” above, and in “Item 8.  Financial Statements and Supplementary Data; Notes to Consolidated Financial Statements; NOTE 18.  LEASES” below.

Revolving Credit Facility

Our revolving credit facility agreement provides for a revolving credit facility with a maximum availability of $375 million, subject to certain limitations as defined in the facility agreement, and provides that up to $300 million of the facility may be used for letters of credit.  In addition, we may request, subject to compliance with certain conditions, additional revolving credit commitments up to an aggregate maximum availability of $500 million.  The agreement expires on July 28, 2010.  We had an aggregate total of $1.3 million of unamortized deferred debt acquisition costs related to the facility as of January 31, 2009, which we are amortizing on a straight-line basis over the life of the facility as interest expense.

The facility includes provisions for customary representations and warranties and affirmative covenants, and includes customary negative covenants providing for certain limitations on, among other things, sales of assets; indebtedness; loans, advances and investments; acquisitions; guarantees; and dividends and redemptions.  In addition, the facility agreement provides that if “Excess Availability” falls below 10% of the “Borrowing Base,” through high levels of borrowing or letter of credit issuance for example, we may be required to maintain a minimum “Fixed Charge Coverage Ratio” (terms in quotation marks in this paragraph and the following paragraph are defined in the facility agreement).  The facility is secured by our general assets, except for assets related to our credit card securitization facilities, real property, equipment, the assets of our non-U.S. subsidiaries, and certain other assets.  As of January 31, 2009 the “Excess Availability” under the facility was $205.8 million, or 92.9% of the “Borrowing Base.”  As of January 31, 2009 we were not in violation of any of the covenants included in the facility.

The interest rate on borrowings under the facility is Prime for Prime Rate Loans and LIBOR as adjusted for the “Reserve Percentage” (as defined in the facility agreement) plus 1.0% to 1.5% per annum for Eurodollar Rate Loans.  The applicable rate is determined monthly, based on our average “Excess Availability.”  As of January 31, 2009 the applicable rates under the facility were 3.25% for Prime Rate Loans and 1.66% (LIBOR plus 1.25%) for Eurodollar Rate Loans.  There were no borrowings outstanding under the facility as of January 31, 2009.

Long-term Debt

On April 30, 2007 we issued $250.0 million in aggregate principal amount of 1.125% Senior Convertible Notes due May 1, 2014 (the “1.125% Notes”) in a private offering for resale to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended.  On May 11, 2007 the initial purchasers of the 1.125% Notes exercised their over-allotment option and purchased an additional $25.0 million in principal amount of notes.  The 1.125% Notes were issued at par, and interest is payable semiannually in arrears on May 1 and November 1, beginning November 1, 2007.  The 1.125% Notes will mature on May 1, 2014, unless earlier repurchased by us or converted.

We received proceeds of approximately $268.1 million from the issuance, net of underwriting fees of approximately $6.9 million.  The underwriting fees, as well as additional transaction costs of $0.8 million incurred in connection with the issuance of the 1.125% Notes, are included in “Other assets,” and amortized to interest expense on an effective-interest-rate basis over the remaining life of the notes.

See “CRITICAL ACCOUNTING POLICIES; Senior Convertible Notes” above and “Item 8. Financial Statements and Supplementary Data; Notes to Consolidated Financial Statements; NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES” and “NOTE 8.  LONG-TERM DEBT” below for information related to our adoption of FSP APB 14-1 as of February 1, 2009.

See “PART I.  Item 1A.  Risk Factors; OTHER RISKS” above for a discussion of the potential impact to our liquidity as a result of the occurrence of a “fundamental change” as defined in the prospectus filed in connection with the 1.125% Notes.

On April 30, 2007 we called for the redemption on June 4, 2007 of our $149.999 million outstanding aggregate principal amount of 4.75% Senior Convertible Notes due June 1, 2012 (the “4.75% Notes”).  The holders of the 4.75% Notes had the option to convert their notes into shares of our common stock at a conversion price of $9.88 per share until the close of business on June 1, 2007.  As of June 4, 2007, the holders of $149.956 million principal amount of the 4.75% Notes had exercised their right to convert their notes into an aggregate of 15.146 million shares of our common stock and the remaining notes were redeemed for $43 thousand.  In addition, we paid $392 thousand in lieu of fractional shares.

Additional information regarding our short-term and long-term borrowings is included in “Item 8. Financial Statements and Supplementary Data; Notes to Consolidated Financial Statements; NOTE 8.  LONG-TERM DEBT” below.

In Fiscal 2010 we plan to continue to utilize our combined financial resources to fund our inventory and inventory-related purchases, advertising and marketing initiatives, and our store development and infrastructure strategies.  We believe our cash and available-for-sale securities, securitization facilities, and borrowing facilities will provide adequate liquidity for our business operations and growth opportunities during Fiscal 2010.  However, our liquidity is affected by many factors, including some that are based on normal operations and some that are related to our industry and the economy.  We may seek, as we believe appropriate, additional debt or equity financing to provide capital for corporate purposes or to fund strategic business opportunities.  We may also elect to redeem debt financing (including our 1.125% Senior Convertible Notes) prior to maturity or to purchase additional amounts of our 1.125% Senior Convertible Notes in privately negotiated transactions or in the open market under circumstances that we believe to be favorable to us.  At this time, we cannot determine the timing or amount of such potential capital requirements, which will depend on a number of factors, including demand for our merchandise, industry conditions, competitive factors, the market value of our outstanding debt, the condition of financial markets, and the nature and size of strategic business opportunities that we may elect to pursue.

MARKET RISK

We manage our proprietary credit card programs (see “OVERVIEW” above) through various operating entities that we own.  The primary activity of these entities is to service the balances of our proprietary credit card receivables portfolio that we sell under credit card securitization facilities.  Under the securitization facilities we can be exposed to fluctuations in interest rates to the extent that the interest rates charged to our customers vary from the rates paid on certificates issued by the QSPEs.

The finance charges on most of our proprietary credit card accounts are billed using a floating rate index (the Prime Rate), subject to a floor and limited by legal maximums.  The certificates issued under the securitization facilities include both floating- and fixed-interest-rate certificates.  The floating-rate certificates are based on an index of either one-month LIBOR or the commercial paper rate, depending on the issuance.  Consequently, we have basis risk exposure with respect to credit cards billed using a floating-rate index to the extent that the movement of the floating-rate index on the certificates varies from the movement of the Prime Rate.  Additionally, as of January 31, 2009 the floating finance charge rate on the floating-rate indexed credit cards was below the contractual floor rate, thus exposing us to interest-rate risk with respect to these credit cards for the portion of certificates that are funded at floating rates.

As a result of the Trust entering into a series of fixed-rate interest rate swap agreements with respect to $335.8 million of floating-rate certificates, entering into an interest-rate cap with respect to an additional $28.8 million of floating-rate certificates, and $86.1 million of certificates being issued at fixed rates we have significantly reduced the exposure of floating-rate certificates outstanding to interest-rate risk.  To the extent that short-term interest rates were to increase by one percentage point on a pro-rated basis by the end of Fiscal 2010, an increase of approximately $384 thousand in selling, general, and administrative expenses would result.

See “PART I; Item 1A. Risk Factors” above for a further discussion of other market risks related to our securitization facilities.

As of January 31, 2009 there were no borrowings outstanding under our revolving credit facility. Future borrowings made under the facility, if any, could be exposed to variable interest rates.

We are not subject to material foreign exchange risk, as our foreign transactions are primarily U.S. Dollar-denominated and our foreign operations do not constitute a material part of our business.

IMPACT OF RECENT ACCOUNTING PRONOUNCEMENTS

See “Item 8.  Financial Statements and Supplementary Data; Notes to Consolidated Financial Statements; NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES; Impact of Recent Accounting Pronouncements” below.

Item 7A.  Quantitative and Qualitative Disclosures About Market Risk

See “Item 7.  Management’s Discussion and Analysis of Financial Condition and Results of Operations; MARKET RISK” above.

Item 8.  Financial Statements and Supplementary Data

MANAGEMENT’S REPORT ON INTERNAL CONTROL OVER FINANCIAL REPORTING

Our management is responsible for establishing and maintaining adequate internal control over financial reporting as defined in Rules 13a-15(f) and 15d-15(f) under the Securities Exchange Act of 1934.  Our internal control over financial reporting is designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles.  Our internal control over financial reporting includes those policies and procedures that: (i) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect our transactions and dispositions of our assets; (ii) provide reasonable assurance that our transactions are recorded as necessary to permit preparation of our financial statements in accordance with generally accepted accounting principles, and that our receipts and expenditures are being made only in accordance with authorizations of our management and our Board of Directors; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of our assets that could have a material effect on our financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements.  Further, because of changes in conditions or the degree of compliance with policies and procedures, the effectiveness of internal control over financial reporting may vary over time.

Management assessed the effectiveness of our internal control over financial reporting as of January 31, 2009.  In making this assessment, our management used the criteria set forth in “Internal Control – Integrated Framework,” issued by the Committee of Sponsoring Organizations of the Treadway Commission (the “COSO criteria”).  Based on this assessment, management concluded that our internal control over financial reporting was effective as of January 31, 2009.

Ernst & Young LLP, our independent registered public accounting firm, has audited our internal control over financial reporting, as stated in their report that appears on page 43 – 44.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM ON INTERNAL
CONTROL OVER FINANCIAL REPORTING

The Board of Directors and Stockholders
Charming Shoppes, Inc.

We have audited Charming Shoppes, Inc. and subsidiaries’ internal control over financial reporting as of January 31, 2009, based on criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (the “COSO Criteria”).  Charming Shoppes, Inc. and subsidiaries’ management is responsible for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of internal control over financial reporting included in the accompanying Management’s Report on Internal Control Over Financial Reporting.  Our responsibility is to express an opinion on the Company's internal control over financial reporting based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects.  Our audit included obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists, testing and evaluating the design and operating effectiveness of internal control based on the assessed risk, and performing such other procedures as we considered necessary in the circumstances.  We believe that our audit provides a reasonable basis for our opinion.

A company's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles.  A company's internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company's assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements.  Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

In our opinion, Charming Shoppes, Inc. and subsidiaries maintained, in all material respects, effective internal control over financial reporting as of January 31, 2009, based on the COSO Criteria.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the consolidated balance sheets of Charming Shoppes, Inc. and subsidiaries as of January 31, 2009 and February 2, 2008, and the related consolidated statements of operations and comprehensive income, stockholders’ equity, and cash flows for each of the three fiscal years in the period ended January 31, 2009 of Charming Shoppes, Inc. and subsidiaries and our report dated March 31, 2009, except for the changes as described in section “Pronouncement Retrospectively Applied” of Note 1, as to which the date is June 17, 2009, expressed an unqualified opinion thereon.

/S/ ERNST & YOUNG LLP

Philadelphia, Pennsylvania
March 31, 2009

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders
Charming Shoppes, Inc.

We have audited the accompanying consolidated balance sheets of Charming Shoppes, Inc. and subsidiaries as of January 31, 2009 and February 2, 2008, and the related consolidated statements of operations and comprehensive income, stockholders' equity, and cash flows for each of the three fiscal years in the period ended January 31, 2009.  Our audits also included the financial statement schedule listed in the Index at Item 15(a)(2). These financial statements and schedule are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements and schedule based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Charming Shoppes, Inc. and subsidiaries at January 31, 2009 and February 2, 2008, and the consolidated results of their operations and their cash flows for each of the three fiscal years in the period ended January 31, 2009, in conformity with United States generally accepted accounting principles.  Also, in our opinion, the related financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

As discussed in Note 1 to the consolidated financial statements, the Company adopted FSP APB 14-1, “Accounting for Convertible Debt Instruments that may be Settled in Cash Upon Conversion (Including Partial Cash Settlement)” effective as of February 1, 2009, and retrospectively adjusted all periods presented in the consolidated financial statements for this change.  Additionally, and as also discussed in Note 1, the Company adopted FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes,” effective as of February 4, 2007 and EITF Issue 06-4, “Accounting for Deferred Compensation and Postretirement Benefit Aspects of Endorsement Split-Dollar Life Insurance Agreements,” effective as of February 3, 2008.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), Charming Shoppes, Inc.’s and subsidiaries’ internal control over financial reporting as of January 31, 2009, based on criteria established in “Internal Control – Integrated Framework” issued by the Committee of Sponsoring Organizations of the Treadway Commission and our report dated March 31, 2009 expressed an unqualified opinion thereon.

/S/ ERNST & YOUNG LLP

Philadelphia, Pennsylvania
March 31, 2009, except for the changes as described in section “Pronouncement Retrospectively Applied” of Note 1, as to which the date is June 17, 2009,

CHARMING SHOPPES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	January 31,	February 2,
(In thousands, except share amounts)	2009	2008
	(As Adjusted)	(As Adjusted)
ASSETS
Current assets
Cash and cash equivalents	$93,759	$60,978
Available-for-sale securities	6,398	13,364
Accounts receivable, net of allowances of $6,018 and $6,262	33,300	33,535
Investment in asset-backed securities	94,453	115,912
Merchandise inventories	268,142	330,224
Deferred taxes	3,439	9,686
Prepayments and other	155,430	155,997
Current assets of discontinued operations	0	121,695
Total current assets	654,921	841,391

Property, equipment, and leasehold improvements – at cost	1,076,972	1,117,559
Less accumulated depreciation and amortization	693,796	658,410
Net property, equipment, and leasehold improvements	383,176	459,149

Trademarks and other intangible assets	187,365	189,562
Goodwill	23,436	66,666
Other assets	28,243	54,245
Total assets	$1,277,141	$1,611,013

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$99,520	$130,061
Accrued expenses	166,631	161,476
Current liabilities of discontinued operations	0	45,931
Current portion – long-term debt	6,746	8,827
Total current liabilities	272,897	346,295

Deferred taxes	46,197	37,545
Other non-current liabilities	188,470	192,454
Long-term debt	232,722	222,224

Stockholders’ equity
Common stock $.10 par value
Authorized – 300,000,000 shares
Issued –153,482,368 shares and 151,569,850 shares	15,348	15,157
Additional paid-in capital	498,551	494,427
Treasury stock at cost – 38,482,213 shares and 36,477,246 shares	(347,730)	(336,761)
Accumulated other comprehensive income	5	22
Retained earnings	370,681	639,650
Total stockholders’ equity	536,855	812,495
Total liabilities and stockholders’ equity	$1,277,141	$1,611,013

Certain prior-year amounts have been reclassified to conform to the current-year presentation.

See Notes to Consolidated Financial Statements.

CHARMING SHOPPES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
AND COMPREHENSIVE INCOME

	Year Ended
	January 31,	February 2,	February 3,
(In thousands, except per share amounts)	2009	2008	2007
	(As Adjusted)	(As Adjusted)

Net sales	$2,474,898	$2,722,462	$2,751,845

Cost of goods sold, buying, catalog, and occupancy expenses	1,846,954	1,954,495	1,890,565
Selling, general, and administrative expenses	692,110	719,107	699,009
Impairment of store assets, goodwill, and trademarks	81,498	27,197	0
Restructuring and other charges	33,145	5,332	0
Total operating expenses	2,653,707	2,706,131	2,589,574

Income/(loss) from operations	(178,809)	16,331	162,271
Other income	4,430	8,793	8,273
Interest expense	(19,460)	(18,049)	(14,746)

Income/(loss) from continuing operations before income taxes
and extraordinary item	(193,839)	7,075	155,798
Income tax (benefit)/provision	(13,488)	11,238	53,839

Income/(loss) from continuing operations before extraordinary item	(180,351)	(4,163)	101,959
Income/(loss) from discontinued operations, net of income tax
benefit/(expense) of $10,241 in 2008 and $(3,361) in 2007	(74,922)	(85,039)	6,964
Extraordinary item, net of income tax provision of $582	0	912	0

Net income/(loss)	(255,273)	(88,290)	108,923

Other comprehensive income/(loss), net of tax:
Unrealized gains/(losses) on available-for-sale securities,
net of income tax provision/(benefit) of $(10) in 2009,
$14 in 2008, and $3 in 2007	(17)	21	4
Total other comprehensive income/(loss)	(17)	21	4

Comprehensive income/(loss)	$(255,290)	$(88,269)	$108,927

Basic net income/(loss) per share:
Income/(loss) from continuing operations	$(1.57)	$(.03)	$.83
Income/(loss) from discontinued operations, net of income taxes	(.65)	(.70)	.06
Extraordinary item, net of income taxes	.00	.01	.00
Net income/(loss) per share(1)	$(2.23)	$(.73)	$.89

Diluted net income/(loss) per share:
Income/(loss) from continuing operations	$(1.57)	$(.03)	$.76
Income/(loss) from discontinued operations, net of income taxes	(.65)	(.70)	.05
Extraordinary item, net of income taxes	.00	.01	.00
Net income/(loss) per share(1)	$(2.23)	$(.73)	$.81
____________________
(1) Results may not add due to rounding.

See Notes to Consolidated Financial Statements.

CHARMING SHOPPES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

			Additional
	Common Stock		Paid-in	Treasury Stock
(Dollars in thousands)	Shares	Amount	Capital	Shares	Amount

Balance, January 28, 2006	133,954,852	$13,395	$261,077	(12,265,993)	$(84,136)
Issued to employees, net	361,477	36	783
Exercise of stock options	1,536,580	154	9,011
Withheld for payment of employee
payroll taxes due on shares issued
under employee stock plans	(90,378)	(9)	(1,217)
Stock-based compensation expense			10,386
Tax benefit – employee stock programs			5,119
Balance, February 3, 2007	135,762,531	13,576	285,159	(12,265,993)	(84,136)
Issued to employees, net	462,724	46	163
Exercise of stock options	304,120	30	1,412
Withheld for payment of employee
payroll taxes due on shares issued
under employee stock plans	(105,081)	(10)	(1,183)
Issued for redemption of convertible notes	15,145,556	1,515	148,049
Sale of common stock warrants			53,955
Purchase of common stock call options			(90,475)
Equity component of 1.125% Senior
Convertible Notes			91,715
Net tax effect related to equity component of
1.125% Senior Convertible Notes			482
Issuance costs related to equity component
of 1.125% Senior Convertible Notes			(2,564)
Stock-based compensation expense			7,101
Tax benefit – employee stock programs			613
Purchases of treasury stock				(24,211,253)	(252,625)
Balance, February 2, 2008	151,569,850	15,157	494,427	(36,477,246)	(336,761)
Issued to employees, net	2,035,360	204	484
Exercise of stock options	232,898	23	911
Withheld for payment of employee
payroll taxes due on shares issued
under employee stock plans	(355,740)	(36)	(1,420)
Stock-based compensation expense			5,576
Write-down of deferred taxes –
employee stock programs			(1,427)
Purchases of treasury stock				(2,004,967)	(10,969)
Balance, January 31, 2009	153,482,368	$15,348	$498,551	(38,482,213)	$(347,730)

CHARMING SHOPPES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY
(Continued)

	Accumulated
	Other
	Comprehensive	Retained
	Income	Earnings

Balance, January 28, 2006	$(3)	$624,015
Unrealized gains, net of income taxes of $(3)	4
Net income		108,923
Balance, February 3, 2007	1	732,938
Cumulative effect of adoption of FIN No. 48		(4,998)
Unrealized gains, net of income taxes of $(14)	21
Net loss		(88,290)
Balance, February 2, 2008	22	639,650
Cumulative effect of adoption of
EITF Issue 06-4		(13,696)
Unrealized losses, net of income taxes of $10	(17)
Net loss		(255,273)
Balance, January 31, 2009	$5	$370,681

See Notes to Consolidated Financial Statements.

CHARMING SHOPPES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended
	January 31,	February 2,	February 3,
(In thousands)	2009	2008	2007
	(As Adjusted)	(As Adjusted)
Operating activities
Net income/(loss)	$(255,273)	$(88,290)	$108,923
Adjustments to reconcile net income/(loss) to net cash provided by operating activities:
Depreciation and amortization	94,852	96,976	91,244
Accretion of discount on 1.125% Senior Convertible Notes	11,032	7,770	0
Loss on disposition of discontinued operations	46,736	0	0
Impairment of store assets, goodwill, and trademarks	81,498	98,219	0
Deferred income taxes	14,116	(7,553)	20,719
Stock-based compensation	5,576	7,101	10,386
Excess tax benefits related to stock-based compensation	0	(613)	(5,119)
Write-down of deferred taxes related to stock-based compensation	(1,427)	0	0
Write-down of capital assets	6,105	11,325	0
Net (gain)/loss from disposition of capital assets	(559)	2,147	1,618
Net loss/(gain) from securitization activities	3,969	(6,445)	(1,012)
Extraordinary item, net of income taxes	0	(912)	0
Changes in operating assets and liabilities:
Accounts receivable, net	235	(169)	5,237
Merchandise inventories	72,530	37,906	(53,024)
Accounts payable	(34,733)	(38,076)	45,393
Prepayments and other	13,655	(514)	(55,506)
Income taxes payable	0	0	3,376
Accrued expenses and other	(21,201)	40,973	14,719
Proceeds from sale of Crosstown Traders credit card receivables portfolio	12,455	0	0
Purchase of Lane Bryant credit card receivables portfolio	0	(230,975)	0
Securitization of Lane Bryant credit card receivables portfolio	0	230,975	0
Net cash provided by operating activities	49,566	159,845	186,954

Investing activities
Investment in capital assets	(55,800)	(137,709)	(133,156)
Proceeds from sales of capital assets	4,813	0	0
Gross purchases of securities	(3,143)	(84,665)	(37,022)
Proceeds from sales of securities	10,367	22,335	62,185
Net proceeds from sale of discontinued operations	34,440	0	0
Proceeds from eminent domain settlement, net of taxes	0	912	0
(Increase)/decrease in other assets	11,099	(11,502)	(14,399)
Net cash provided/(used) by investing activities	1,776	(210,629)	(122,392)

Financing activities
Repayments of short-term borrowings	0	0	(50,000)
Proceeds from issuance of senior convertible notes	0	275,000	0
Proceeds from long-term borrowings	108	1,316	0
Repayments of long-term borrowings	(8,682)	(11,814)	(14,733)
Payments of deferred financing costs	(48)	(7,640)	0
Excess tax benefits related to stock-based compensation	0	613	5,119
Purchase of hedge on senior convertible notes	0	(90,475)	0
Sale of common stock warrants	0	53,955	0
Purchases of treasury stock	(10,969)	(252,625)
Net proceeds from shares issued under employee stock plans	166	458	8,758
Net cash used by financing activities	(19,425)	(31,212)	(50,856)

Increase/(decrease) in cash and cash equivalents	31,917	(81,996)	13,706
Cash and cash equivalents, beginning of year	61,842	143,838	130,132
Cash and cash equivalents, end of year	$93,759	$61,842	$143,838

Certain prior-year amounts have been reclassified to conform to the current-year presentation.
(Continued on next page)

CHARMING SHOPPES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Continued)

	Year Ended
	January 31,	February 2,	February 3,
(In thousands)	2009	2008	2007

Non-cash financing and investing activities
Common stock issued on conversion of debentures	$0	$149,564	$0
Assets acquired through capital leases	$5,959	$8,047	$0

See Notes to Consolidated Financial Statements.

CHARMING SHOPPES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEAR ENDED JANUARY 31, 2009

NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Fiscal Year

We have a 52 – 53 week fiscal year ending on the Saturday nearest to January 31.  The fiscal year ended February 3, 2007 consisted of 53 weeks.  As used herein, the terms “Fiscal 2009,” “Fiscal 2008,” and “Fiscal 2007,” refer to our fiscal years ended January 31, 2009, February 2, 2008, and February 3, 2007.  The term “Fiscal 2010” refers to our fiscal year which will end on January 30, 2010 and the term “Fiscal 2011” refers to our fiscal year which will end on January 29, 2011.

Pronouncement Retrospectively Applied

The accompanying consolidated balance sheets as of January 31, 2009 and February 1, 2008 and the consolidated statements of operations and comprehensive income and consolidated statements of cash flows for Fiscal 2009 and Fiscal 2008 have been adjusted to reflect the retrospective adoption as of February 1, 2009 of FASB Staff Position (“FSP”) APB 14-1 “Accounting for Convertible Debt Instruments That May Be Settled in Cash Upon Conversion (Including Partial Cash Settlements).”  Our 1.125% Senior Convertible Notes due May 2014 (the “1.125% Notes”) are within the scope of FSP APB 14-1.  See “NOTE 8. LONG-TERM DEBT” below for further information related to our adoption of FSP APB 14-1.

In connection with the adoption of FSP APB 14-1 we identified an error related to the accounting for deferred taxes for a purchased call option which was entered into contemporaneously with the issuance of our 1.125% Notes in Fiscal 2008.  Concurrent with the issuance of the Notes we also entered into a series of hedge transactions, which included the purchase of a call option with a cost of approximately $90,500,000.  The cost of the call option was accounted for as an equity transaction in our financial statements.  For income tax purposes the cost of the call option is treated as original issue discount (“OID”) and amortized over the life of the Notes.  We were recording the resulting tax benefit in our financial statements as an increase to additional paid-in capital, as the tax benefit was reported in our annual income tax returns.  However, the treatment of the call option as OID for income tax purposes created a book-tax basis difference on the issuance date of the debt for which a deferred tax asset of approximately $33,000,000 should have been recognized, with a corresponding increase to additional paid-in capital.

During Fiscal 2009, based on our evaluation of the realization of deferred tax assets and negative evidence provided by recent losses, we recognized a non-cash income tax provision to establish a full valuation allowance against our net deferred tax assets.  Accordingly, the understatement of deferred tax assets resulted in an understatement of the valuation allowance for deferred tax assets and the income tax provision in Fiscal 2009 of approximately $30,000,000.

In evaluating these errors we considered the requirements in FASB Statement of Financial Accounting Standards (“SFAS”) No. 154, “Accounting Changes and Error Corrections – a replacement of APB Opinion No. 20 and FASB Statement No. 3,” SEC Staff Accounting Bulletin No. 99, “Materiality,” and Accounting Principles Board (“APB”) Opinion No. 28, “Interim Financial Reporting.”  We considered both the quantitative and qualitative factors in evaluating the materiality of the errors and concluded that the errors are not material to the Fiscal 2008 and Fiscal 2009 financial statements.  Accordingly, we have not restated our previously issued financial statements to correct these errors.  However, as discussed below, the correction of these errors has been considered when adjusting the historical financial statements for the retrospective application of FSP APB 14-1.

CHARMING SHOPPES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEAR ENDED JANUARY 31, 2009
(Continued)

In accordance with FSP APB 14-1, which requires retrospective application in all periods presented, the 1.125% Notes are separated into their debt and equity components.  The carrying amount of the liability component is determined by measuring the fair value of a similar liability that does not have an associated equity component.  The carrying amount of the equity component represented by the embedded conversion option is then determined by deducting the fair value of the liability component from the initial proceeds ascribed to the convertible debt instrument as a whole.   Upon measuring the liability in accordance with FSP APB 14-1, we determined that the tax basis and book basis of the debt are substantially the same; therefore the effects of the aforementioned financial statement errors in Fiscal 2008 and 2009 related to deferred income taxes and income tax expense were substantially offset by the effects of adopting FSP APB 14-1.

Business

We operate retail specialty stores located throughout the continental United States and related websites that merchandise plus-size and misses sportswear, dresses, coats, and intimate apparel, as well as accessories and casual footwear, at a wide range of prices.  We also conduct a direct marketing operation that merchandises women’s apparel, footwear, accessories, and specialty gifts throughout the continental United States through our LANE BRYANT WOMAN and FIGI’S® Gifts in Good Taste (“FIGI’S”) catalogs and related websites.  During Fiscal 2009 we decided to discontinue the LANE BRYANT WOMAN catalog and began to actively explore the sale of the FIGI’S catalog operations.  We expect to discontinue the LANE BRYANT WOMAN catalog operations during the first half of Fiscal 2010.

During Fiscal 2009 we began to explore strategic alternatives for our Crosstown Traders non-core misses apparel catalog titles in order to provide a greater focus on our core brands and enhance shareholder value.  We completed the sale of the Crosstown Traders apparel catalog operations in September 2008.  We have accounted for the operations of the Crosstown Traders apparel catalogs as discontinued operations for all periods presented in these financial statements in accordance with the provisions of SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” and FASB Emerging Issues Task Force (“EITF”) Issue 03-13, “Applying the Conditions in Paragraph 42 of FASB Statement No. 144 in Determining Whether to Report Discontinued Operations,” (see “NOTE 2.  DISCONTINUED OPERATIONS” below).  The results of operations of our FIGI’S catalog, which we have not yet committed to a formal plan of sale, are not reported as discontinued operations as they have not met the requirements of SFAS No. 144 as of January 31, 2009. Except as otherwise indicated, the financial information included in these Notes to Consolidated Financial Statements reflects only the results of our continuing operations.

Principles of Consolidation

The consolidated financial statements include the accounts of Charming Shoppes, Inc. and our wholly-owned and majority-owned subsidiaries.  All inter-company accounts and transactions have been eliminated.  The terms “the Company,” “we,” “us,” and “our” refer to Charming Shoppes, Inc., and, where applicable, our consolidated subsidiaries.

CHARMING SHOPPES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEAR ENDED JANUARY 31, 2009
(Continued)

Business Segments and Related Disclosures

We operate in two segments, Retail Stores and Direct-to-Consumer.  We determine our operating segments based on the way our chief operating decision-makers review our results of operations.  We consider our retail stores and store-related e-commerce as operating segments that are similar in terms of economic characteristics, production processes, and operations.  Accordingly, we have aggregated our retail stores and store-related e-commerce into a single reporting segment (the “Retail Stores” segment).  Our catalog and catalog-related e-commerce operations are reported under the Direct-to-Consumer segment.

The Retail Stores segment derives its revenues from sales through retail stores and store-related e-commerce sales under our LANE BRYANT (including LANE BRYANT OUTLET), FASHION BUG, CATHERINES PLUS SIZES, and PETITE SOPHISTICATE OUTLET brands.  The Direct-to-Consumer segment derives its revenues from catalog sales and catalog-related e-commerce sales under our LANE BRYANT WOMAN® and FIGI’S® titles.  Our foreign sourcing operations do not constitute a material geographic segment.  See “NOTE 19.  SEGMENT REPORTING” below for further information regarding our operations by business segment.

Foreign Operations

We use a December 31 fiscal year for our foreign subsidiaries in order to expedite our year-end closing.  There were no intervening events or transactions with respect to our foreign subsidiaries during the period from January 1, 2009 to January 31, 2009 that would have a material effect on our financial position or results of operations.

Use of Estimates

The preparation of financial statements in conformity with United States generally accepted accounting principles requires that our management make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes.  Actual results could differ from those estimates.

Reclassifications

Certain prior-year amounts, primarily related to discontinued operations, have been reclassified to conform to the current-year presentation (see “NOTE 2.  DISCONTINUED OPERATIONS” below).

Cash Equivalents

We consider all highly-liquid investments with a maturity of three months or less when purchased to be cash equivalents.  These amounts are stated at cost, which approximates market value.

Available-for-Sale Securities

Our investments are classified as available for sale.  Securities traded on an established market are carried at fair value and unrealized gains and losses are reported in a separate component of stockholders’ equity.  We adjust the cost of these investments for amortization of premiums and the accretion of discounts to maturity where applicable.  Such adjustments are included in interest income.  We include interest income and realized gains and losses from investments in other income.  The cost of securities sold is based on the specific identification method.

Short-term available-for-sale securities include investments with an original maturity of greater than three months and a remaining maturity of less than one year.

CHARMING SHOPPES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEAR ENDED JANUARY 31, 2009
(Continued)

Accounts Receivable

Our FIGI’S catalog offers credit to its customers using interest-free, three-payment credit terms over three months, with the first payment due on a defined date 30 to 60 days after a stated holiday.  A substantial portion of the FIGI’S catalog business is conducted during the December holiday season.  We evaluate the collectibility of our accounts receivable based on a combination of factors, including analysis of historical trends, aging of accounts receivable, write-off experience, past history of recoveries, and expectations of future performance.

Inventories

We value merchandise inventories for our Retail Stores and Direct-to-Consumer segments at the lower of cost or market using the retail inventory method (average cost basis).  Under the retail inventory method the valuation of inventories at cost and the resulting gross margins are adjusted in proportion to markdowns currently taken and shrinkage on the retail value of inventories.  In addition to markdowns that have been taken (i.e., selling price permanently reduced on the selling floor) we accrue an estimate for promotional markdowns not yet recorded for merchandise that will not be sold again above its current promotional price.  We purchase inventory and track inventory quantities on hand by season in order to determine aged seasonal inventory.  We liquidate aged seasonal inventory through markdowns or sale to liquidators.  We account for store inventory shrinkage based on periodic physical inventories on a store-by-store basis, with supplemental observations in locations exhibiting high shrinkage rates.  We determine interim shrinkage estimates on a store-by-store basis, based on our most recent physical inventory results.  We account for distribution and fulfillment center inventory shrinkage based on cycle counts on a center-by-center basis.

In accordance with EITF Issue 02-16, “Accounting by a Customer (Including a Reseller) for Cash Consideration Received from a Vendor,” we record cash consideration received from vendors as a reduction of inventory and recognize it in cost of goods sold as inventory is sold.  We deferred cash received from vendors of $6,409,000 as of January 31, 2009 and $7,286,000 as of February 2, 2008 into inventory in accordance with EITF Issue 02-16.  We defer the recognition of cash received from vendors during interim periods in order to better match the recognition of the cash consideration to the period the inventory is sold.

In accordance with Financial Accounting Standards Board (“FASB”) Statement of Financial Accounting Standards (“SFAS”) No. 151, “Inventory Costs – an Amendment of Accounting Research Bulletin No. 43, Chapter 4,” we recognize abnormal amounts of idle facility expense, freight, handling costs, and wasted materials costs as current-period expenses rather than capitalizing them into inventory.

Prepayments and Other

Prepayments and other includes prepaid taxes, insurance, rent, marketing, and other prepaid expenses.  Prepayments and other also includes third-party credit card receivables and income taxes receivable.

CHARMING SHOPPES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEAR ENDED JANUARY 31, 2009
(Continued)

Deferred and Non-Deferred Advertising Costs

With the exception of direct-response advertising, we expense advertising costs as incurred.  In accordance with American Institute of Certified Public Accountants (“AICPA”) Statement of Position (“SOP”) 93-7, “Reporting on Advertising Costs,” we capitalize all direct costs incurred in the development, production, and circulation of our direct-mail catalogs until the related catalog is mailed.  These capitalized costs are amortized as a component of cost of goods sold, buying, catalog, and occupancy expenses over the expected sales realization cycle of the catalog, which is generally within one to six months.

Our initial estimation of the expected sales realization cycle for a particular catalog merchandise offering is based primarily on our historical sales and sell-through experience with similar catalog merchandise offerings, our understanding of then-prevailing fashion trends and influences, our assessment of prevailing economic conditions, and various competitive factors, as well as on other possible factors. We continually track our subsequent sales realization, compile customer feedback for indications of future performance, reassess the marketplace, compare our findings to our previous estimate, and adjust our amortization accordingly.

Advertising costs charged to expense as incurred were $87,139,000 in Fiscal 2009, $97,237,000 in Fiscal 2008, and $79,862,000 in Fiscal 2007.

Property and Depreciation

For financial reporting purposes we compute depreciation and amortization primarily using the straight-line method over the estimated useful lives of the assets.  We amortize leasehold improvements over the shorter of their useful lives or the related lease term as determined under our operating lease accounting policy (see “Lease Accounting” below).  We use accelerated depreciation methods for income tax reporting purposes.  Depreciation and amortization of property, equipment (including equipment acquired under capital leases), and leasehold improvements was $90,443,000 in Fiscal 2009, $90,609,000 in Fiscal 2008, and $84,395,000 in Fiscal 2007.

We evaluate the recoverability of our long-lived assets in accordance with SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets.”  We assess our long-lived assets for recoverability whenever events or changes in circumstances indicate that the carrying amounts of long-lived assets may not be recoverable.  We consider historical performance and future estimated results when evaluating an asset for potential impairment, and we compare the carrying amount of the asset to the estimated future undiscounted cash flows expected to result from the use of the asset.  If the estimated future undiscounted cash flows are less than the carrying amount of the asset we write down the asset to its estimated fair value and recognize an impairment loss.  Our estimate of fair value is generally based on either appraised value or the present value of future cash flows.  The estimates and assumptions that we use to evaluate possible impairment require certain significant assumptions regarding factors such as future sales growth and operating performance, and they may change as new events occur or as additional information is obtained.

CHARMING SHOPPES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEAR ENDED JANUARY 31, 2009
(Continued)

Lease Accounting

We lease substantially all of our store properties as well as certain of our other facilities and account for our leases in accordance with SFAS No. 13 (as amended), "Accounting for Leases."  A majority of our store leases contain lease options that we can unilaterally exercise.  The lease term we use for such operating leases includes lease option renewal periods only in instances in which the failure to exercise such options would result in an economic penalty for us and exercise of the renewal option is therefore reasonably assured at the lease inception date.

For leases that contain rent escalations, the lease term for recognition of straight-line rent expense commences on the date we take possession of the leased property for construction purposes, which for stores is generally two months prior to a store opening date.  Similarly, landlord incentives or allowances under operating leases (tenant improvement allowances) are recorded as a deferred rent liability.  The deferred rent liability is amortized as a reduction of rent expense on a straight-line basis over the lease term, commencing on the date we take possession of the leased property for construction purposes.

Contingent rent is determined on a store by store basis based on criteria set forth in the lease.  Generally, a landlord is due incremental rent when a store exceeds a sales threshold that is determined in the lease.

Goodwill and Other Intangible Assets

We account for goodwill and other intangible assets in accordance with the provisions of SFAS No. 142, “Goodwill and Other Intangible Assets.”  We own trademarks, tradenames, and Internet domain names that we obtained primarily from our acquisition of LANE BRYANT.  We also own trademarks, tradenames, internet domain names, and customer relationships for our FIGI’S catalog and related website.  In addition, we previously owned such assets in connection with our acquisition of Crosstown Traders (see “NOTE 2.  DISCONTINUED OPERATIONS” below).  The values of these intangible assets were determined by management with the assistance of an independent appraiser using a discounted cash flow method, based on the estimated future benefits to be received from the assets.  We allocated the excess of the cost of the acquisitions over the estimated fair value of the identifiable tangible and intangible net assets acquired to goodwill.  In accordance with the provisions of SFAS No. 142, we are not amortizing goodwill.

The LANE BRYANT, FIGI’S, and other trademarks, tradenames, and Internet domain names are well-recognized in the market.  We expect to renew and protect these trademarks, tradenames, and Internet domain names indefinitely.  Therefore, we are not amortizing the appraised value of these trademarks, tradenames, and Internet domain names.  We periodically review these trademarks, tradenames, and Internet domain names for indicators of a limited useful life.  We amortize the customer relationships for our FIGI’S catalog business on a straight-line basis over their estimated useful life of four years.

We test our goodwill and our indefinite-lived intangible assets for impairment in accordance with the provisions of SFAS No. 142, “Goodwill and Other Intangible Assets.”  We test goodwill and other intangible assets for impairment at least annually or more frequently if there is an indication of possible impairment.  We perform our annual impairment analysis during the fourth quarter of our fiscal year because our fourth quarter operating results are significant to us and are an integral part of our analyses.  In addition, we prepare our financial plan for the following fiscal year, which is an important part of our impairment analyses, during the fourth quarter of our fiscal year.

CHARMING SHOPPES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEAR ENDED JANUARY 31, 2009
(Continued)

In accordance with the provisions of SFAS No. 142, we assigned the values of goodwill and other indefinite-lived intangible assets recognized in connection with our acquisitions of LANE BRYANT, CATHERINES, Crosstown Traders, and FIGI’S to the respective reporting units within our reportable business segments.  The calculation of the estimated fair value of our reporting units for the purpose of evaluating goodwill for impairment and the fair values of other intangible assets require estimates, assumptions, and judgments.  The results of our evaluations might have been materially different if different estimates, assumptions, and judgments had been used.  Information on goodwill by business segment is included in “NOTE 6 INTANGIBLE ASSETS AND GOODWILL” below.

See “NOTE 2.  DISCONTINUED OPERATIONS” and “NOTE 13. IMPAIRMENT OF STORE ASSETS, GOODWILL, AND TRADEMARKS” below for further details regarding our impairment testing and the recognition of impairment losses related to our goodwill and other intangible assets.

Asset Securitization

We account for our asset securitization facilities in accordance with the requirements of SFAS No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities.”  Asset securitization primarily involves the sale of proprietary credit card receivables to a separate and distinct special-purpose entity, which in turn transfers the receivables to a separate and distinct qualified special-purpose entity (“QSPE”).  The QSPE’s assets and liabilities are not consolidated in our balance sheets and the receivables transferred to the QSPE are isolated for purposes of the securitization program.  The QSPE issues asset-backed certificates that represent undivided interests in those credit card receivables transferred into the QSPE.  These certificates are sold to investors and we retain any undivided interests that remain unsold.  We include these remaining undivided interests and any other retained interests in “Investment in asset-backed securities” in our accompanying consolidated balance sheets.  The carrying value of these retained interests approximates their fair value.

We adopted SFAS No. 156, “Accounting and Servicing of Financial Assets – an amendment of FASB Statement No. 140,” prospectively as of the beginning of Fiscal 2008.  Accordingly, we initially measure servicing assets and liabilities recognized in connection with our asset securitizations at fair value.  Subsequent to initial recognition of the servicing assets or liabilities, we amortize the servicing assets or liabilities in proportion to, and over the period of, estimated net servicing income or loss and assess the assets or liabilities for impairment or increased obligation based on fair value at each reporting date.  Adoption of SFAS No. 156 did not have a material impact on our consolidated financial statements.

Transaction expenses related to securitizations are deferred and amortized over the reinvestment period of the transaction.  Net securitization income, including revaluation of our interest-only strip, is included as a reduction of selling, general, and administrative expenses in our accompanying consolidated statements of operations and comprehensive income.

CHARMING SHOPPES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEAR ENDED JANUARY 31, 2009
(Continued)

Insurance Liabilities

We use a combination of third-party insurance and/or self-insurance for certain risks, including workers’ compensation, medical, dental, automobile, and general liability claims.  Our insurance liabilities are a component of “Accrued expenses” in our consolidated balance sheets and represent an estimate of the ultimate cost of uninsured claims incurred as of the balance sheet date.  In estimating our self-insurance liabilities we use independent actuarial estimates of expected losses, which are based on statistical analyses of historical data.  Loss estimates are adjusted based upon actual claim settlements and reported claims.  We evaluate the adequacy of these liabilities on a regular basis, modifying our assumptions as necessary, updating our records of historical experience, and adjusting our liabilities as appropriate.

Senior Convertible Notes

We originally accounted for the issuance of our 1.125% Senior Convertible Notes due May 2014 (the “1.125% Notes”) in accordance with the guidance in EITF Issue 90-19, “Convertible Bonds with Issuer Option to Settle for Cash upon Conversion” and EITF Issue 00-19, “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock” (see “NOTE 8. LONG-TERM DEBT” below). Paragraph 11(a) of SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities,” provides that contracts issued or held by an entity that are both (1) indexed to the entity’s own common stock and (2) classified in stockholders’ equity in its statement of financial position are not considered to be derivative instruments under SFAS No. 133 if the provisions of EITF Issue 00-19 are met. Accordingly, we initially recorded the entire principal amount of the 1.125% Notes as long-term debt in our condensed consolidated balance sheets.

Concurrent with the issuance of the 1.125% Notes we entered into privately negotiated common stock call options with affiliates of the initial purchasers.  In addition, we sold warrants to affiliates of certain of the initial purchasers.  We accounted for the call options and warrants in accordance with the guidance in EITF Issue 00-19.  The call options and warrants meet the requirements of EITF Issue 00-19 to be accounted for as equity instruments.  Accordingly, the cost of the call options and the proceeds from the sale of the warrants are included in additional paid-in capital in our condensed consolidated balance sheets.

We will monitor the 1.125% Notes, call options, and warrants on a quarterly basis for compliance with the provisions of EITF Issue 00-19 and paragraph 11(a) of SFAS No. 133.  Should the issuance of the 1.125% Notes, the purchase of the call options, or the sale of the warrants fail to continue to qualify under the provisions of EITF Issue 00-19 or paragraph 11(a) of SFAS No. 133 we would be required to recognize derivative instruments in connection with the transaction, include the effects of the transaction in assets or liabilities instead of equity, and recognize changes in the fair values of the assets or liabilities in consolidated net income as they occur until the provisions of EITF Issue 00-19 and paragraph 11(a) of SFAS No. 133 are met.

See “Pronouncement Retrospectively Applied” above for information regarding our retrospective adoption of FSP APB 14-1 in connection with our 1.125% Notes.

Revenue Recognition

Revenues from merchandise sales are net of discounts, returns and allowances, and coupons, and exclude sales tax.  We record a reserve for estimated future sales returns based on an analysis of actual returns received, and we defer recognition of layaway sales to the date of delivery.  Revenues from sales of gift cards are recorded as deferred revenue and recognized upon the redemption of the gift cards.

CHARMING SHOPPES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEAR ENDED JANUARY 31, 2009
(Continued)

Catalog and e-commerce revenues include shipping and handling fees billed to customers.  These revenues are recognized after the following have occurred: execution of the customer’s order, authorization of the customer’s credit card has been received, and the product has been shipped to and received by the customer.  We record a reserve for estimated future sales returns based on an analysis of actual returns.

We sell gift cards to our Retail Stores segment customers through our stores, retail-store-related websites, and through third parties.  We recognize revenue from gift cards when the gift card is redeemed by the customer.  Our gift cards do not contain expiration dates or inactivity fees.  We recognize gift card breakage (unused gift card balances for which we believe the likelihood of redemption is remote) as net sales based on an analysis of historical redemption patterns.

Loyalty Card Programs

We offer our customers various loyalty card programs (see “NOTE 12.  CUSTOMER LOYALTY CARD PROGRAMS” below).  Customers that join these programs are entitled to various benefits, including discounts and rebates on purchases during the membership period.  Customers join some of these programs by paying an annual membership fee.  For these programs we recognize revenue as a component of net sales over the life of the membership period based on when the customer earns the benefits and when the fee is no longer refundable.  Certain loyalty card customers earn points for purchases which may be redeemed for merchandise coupons upon the accumulation of a specified number of points.  No membership fees are charged in connection with these programs. Costs we incur in connection with administering these programs are recognized in cost of goods sold as incurred.

Cost of Goods Sold, Buying, Catalog, and Occupancy Expenses

Cost of goods sold includes merchandise costs net of discounts and allowances, freight, inventory shrinkage, and shipping and handling costs associated with our catalog and e-commerce businesses.  We capitalize net merchandise costs and freight as inventory costs.  Cost of goods sold also includes costs incurred in connection with our customer loyalty card programs (see “Revenue Recognition” above).  Buying expenses include payroll, payroll-related costs, and operating expenses for our buying departments and warehouses.  Catalog expenses include the costs of producing and distributing our merchandise catalogs (see “Deferred and Non-Deferred Advertising Costs” above).  Occupancy expenses include rent; real estate taxes; insurance; common area maintenance; utilities; maintenance; and depreciation for our stores, warehouse and fulfillment center facilities, and equipment.  Buying, catalog, and occupancy expenses are treated as period costs and are not capitalized as part of inventory.

Stock-based Compensation

We account for stock-based compensation in accordance with the provisions of SFAS No. 123 (revised 2004), “Share-Based Payment” (“SFAS No. 123(R)”), a revision of SFAS No. 123.  We adopted SFAS No. 123(R) as of the beginning of Fiscal 2007 on the modified prospective method.  Stock-based compensation cost includes (i) compensation cost for all stock-based awards granted prior to the beginning of Fiscal 2007 but not fully vested as of the beginning of Fiscal 2007, based on the grant-date fair value estimated in accordance with the provisions of SFAS No. 123, and (ii) compensation cost for all stock-based awards granted subsequent to the beginning of Fiscal 2007, based on the grant-date fair value estimated in accordance with the provisions of SFAS No. 123(R). Current grants of stock-based compensation consist primarily of stock appreciation rights (“SARs”), restricted stock, and restricted stock units (“RSUs”).

CHARMING SHOPPES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEAR ENDED JANUARY 31, 2009
(Continued)

We use the Black-Scholes valuation model to estimate the fair value of stock options and SARs and amortize stock-based compensation on a straight-line basis over the requisite service period of an award. The Black-Scholes model requires estimates or assumptions as to the dividend yield and price volatility of the underlying stock, the expected life of the option, and a relevant risk-free interest rate, which are more fully described below.  Stock-based compensation for performance-based awards is initially determined using an estimate of performance levels expected to be achieved and is periodically reviewed and adjusted as required.  We record stock-based compensation related to cash-settled RSUs as a liability and adjust the liability and related compensation expense for changes in the market value of our common stock.

Total stock-based compensation recognized in our results of operations was $5,576,000 for Fiscal 2009, $7,101,000 for Fiscal 2008, and $10,386,000 for Fiscal 2007.  Total stock-based compensation not yet recognized, related to the non-vested portion of stock options, stock appreciation rights and awards outstanding, was $8,240,000 as of January 31, 2009.  The weighted-average period over which we expect to recognize this compensation is approximately 3 years.

During Fiscal 2009 we granted cash-settled restricted stock units (“RSUs”) under our 2003 Non-Employee Directors Compensation Plan.  Excluded from the above Fiscal 2009 stock-based compensation expense is $207,000 of compensation expense related to cash-settled RSUs.  Total compensation expense for unvested cash-settled RSUs not yet recognized as of January 31, 2009 was $182,000, which is included in accrued expenses in the accompanying consolidated balance sheet as of January 31, 2009 and will be recognized during the first half of Fiscal 2010.

In applying the Black-Scholes model to determine the fair value of stock options and SARs we used the following assumptions: historically estimated stock price volatilities of 37.6 to 75.5; a dividend yield of 0.0%; expected lives of 5 to 7 years; and risk-free interest rates of 2.75% to 5.08%.  For our Employee Stock Purchase Plan we used historically estimated stock price volatilities of 27.4 to 266.5; a dividend yield of 0.0%; expected lives of 3 months; and risk-free interest rates of 0.3% to 5.1%.

We account for excess tax benefits related to stock-based compensation and the related presentation of excess tax benefits in our consolidated statements of cash flows in accordance with the provisions of paragraph 81 of SFAS No. 123(R).  We present gross excess tax benefits related to stock-based compensation as cash flows from financing activities in our statements of cash flows and we reflect write-offs of deferred tax assets related to an excess of stock-based compensation recognized in the financial statements over amounts deductible for tax purposes as cash flows used by operating activities.

Costs Associated With Exit or Disposal Activities

We recognize liabilities for costs associated with exit or disposal activities when the liabilities are incurred and value the liabilities at fair value in accordance with SFAS No. 146, “Accounting for Costs Associated with Exit or Disposal Activities.”  One-time benefit payments are recognized as employees render service over future periods if the benefit arrangement requires employees to render future service beyond a minimum retention period.  We account for severance payments that are offered in accordance with an on-going benefit arrangement in accordance with SFAS No. 112, “Employers’ Accounting for Postemployment Benefits.”  Under SFAS No. 112 costs associated with such ongoing benefit arrangements are recorded no later than the period when it becomes probable that the costs will be incurred and the costs are reasonably estimable.

CHARMING SHOPPES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEAR ENDED JANUARY 31, 2009
(Continued)

Income Taxes

We use the liability method of accounting for income taxes as prescribed by SFAS No. 109, “Accounting for Income Taxes.”

We adopted the provisions of FASB Interpretation (“FIN”) No. 48, “Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement No. 109.” effective as of the beginning of Fiscal 2008.  In accordance with FIN No. 48 we recognize a tax benefit for a tax position that is more-likely-than-not to be sustained upon examination, based solely on its technical merits.  We measure the recognized benefit as the largest amount that is more-likely-than-not to be realized on ultimate settlement, based on a cumulative probability basis.  We record interest and penalties related to unrecognized tax benefits in income tax expense.

For tax positions that initially fail to qualify for recognition, we recognize a benefit in the first interim period in which the position meets the FIN No. 48 recognition standard or is resolved through negotiation, litigation, or upon expiration of the statute of limitations.  We subsequently de-recognize a previously recognized tax benefit if we subsequently determine that the tax position no longer meets the more-likely-than-not threshold of being sustained.

In accordance with FIN No. 48 we recognized a cumulative-effect adjustment as of the beginning of Fiscal 2008 of $4,998,000, increasing our liability for unrecognized tax benefits, interest, and penalties and reducing the February 4, 2007 balance of retained earnings.

We adopted the provisions of FSP FIN 48-1, “Definition of Settlement in FASB Interpretation No. 48,” effective with our adoption of FIN No. 48.  Accordingly, we consider a tax position to be “effectively settled” upon completion of an examination by a taxing authority without being legally extinguished.  For tax positions considered effectively settled we recognize the full amount of the tax benefit, even if (1) the tax position is not considered more-likely-than-not to be sustained solely on the basis of its technical merits, and (2) the statute of limitations remains open.  The adoption of FSP FIN 48-1 did not have a material effect on our financial position or results of operations.

We recognize deferred tax assets for temporary differences that will result in deductible amounts in future years and for net operating loss and credit carryforwards.  We recognize a valuation allowance against our deferred tax assets if, based on existing facts and circumstances, it is more-likely-than-not that some portion or all of the deferred tax assets will not be realized and we adjust the allowance for changes in our estimate of the portion of deferred tax assets that are more-likely-than-not to be realized.

We permanently reinvest undistributed profits from our international operations and therefore have not provided for incremental United States income taxes on such undistributed profits.

CHARMING SHOPPES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEAR ENDED JANUARY 31, 2009
(Continued)

Net Income (Loss) Per Share

Net income (loss) per share is based on the weighted-average number of common shares outstanding during each fiscal year.  Common shares that we hold as treasury stock are excluded from the computation of net income (loss) per share.  Net income per share assuming dilution is based on the weighted-average number of common shares and share equivalents outstanding.  Common share equivalents include the effect of dilutive stock options and stock awards, using the treasury stock method.  Our 1.125% Notes have no impact on our diluted net income per share until the price of our common stock exceeds the conversion price of $15.379 per share because we expect to settle the principal amount of the 1.125% Notes in cash upon conversion.  Our call options are not included in the calculation of diluted net income per share because their effect would be anti-dilutive.  Should the price of our common stock exceed $21.607 per share we would include the dilutive effect of the additional potential shares that may be issued related to our warrants, using the treasury stock method.  Share equivalents are not included in the weighted-average shares outstanding for determining net loss per share, as the result would be anti-dilutive.

Comprehensive Income

The consolidated statements of operations and comprehensive income include transactions from non-owner sources that affect stockholders’ equity.  Unrealized gains and losses recognized in comprehensive income are reclassified to net income upon their realization.

Deferred Debt Acquisition Costs

Debt acquisition costs other than costs related to the equity component of our 1.125% Notes are deferred and amortized to interest expense on a straight-line basis over the life of the related debt agreement.  Debt acquisition costs related to the equity component of our 1.125% Notes have been recognized as a reduction of additional paid-in capital in accordance with the provisions of FSP APB 14-1 (see “Pronouncement Retrospectively Applied” above and “NOTE 8.  LONG-TERM DEBT” below).

Costs of Computer Software Developed or Obtained for Internal Use

Costs related to the development of internal-use software, other than those incurred during the application development stage, are expensed as incurred.  Costs incurred during the application development stage are capitalized and amortized over the estimated useful life of the software.

Extraordinary Item

In Fiscal 2008 we recognized the proceeds from eminent domain proceedings as a gain in accordance with the provisions of FIN No. 30, “Accounting for Involuntary Conversions of Nonmonetary Assets to Monetary Assets” and have classified the gain as an extraordinary item in accordance with the provisions of APB Opinion No. 30, “Reporting the Results of Operations – Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions.”

Impact of Recent Accounting Pronouncements

In September 2006 the FASB ratified the consensus of EITF Issue 06-4, “Accounting for Deferred Compensation and Postretirement Benefit Aspects of Endorsement Split-Dollar Life Insurance Agreements.”  EITF Issue 06-4 addresses accounting for separate agreements that split life insurance policy benefits between an employer and an employee.  EITF Issue 06-4 requires employers to recognize a liability for future benefits payable to the employee under such agreements.  The effect of applying the provisions of Issue No. 06-4 should be recognized either through a change in accounting principle by a cumulative-effect adjustment to equity or through the retrospective application to all prior periods.

CHARMING SHOPPES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEAR ENDED JANUARY 31, 2009
(Continued)

We adopted the provisions of EITF Issue 06-4 effective as of the beginning of Fiscal 2009 and recognized a cumulative-effect adjustment of $13,696,000, increasing our liability related to our split-dollar life insurance agreements with former executive employees and reducing the February 3, 2008 balance of retained earnings.  As of January 31, 2009 the liability related to our split-dollar life insurance agreements was $13,619,000.

In September 2006 the FASB ratified the consensus of EITF Issue 06-5, “Accounting for Purchases of Life Insurance – Determining the Amount That Could be Realized in Accordance with FASB Technical Bulletin 85-4.”  EITF Issue 06-5 addresses the determination of the amount that could be realized under a life insurance contract in accordance with Technical Bulletin 85-4.  EITF Issue 06-5 requires a policyholder to consider any additional amounts included in the contractual terms of the policy other than the cash surrender value in determining the amount that could be realized under the insurance contract.  Policyholders should determine the amount that could be realized under the life insurance contract assuming the surrender of an individual-life by individual-life policy (or certificate-by-certificate in a group policy).  Any amount that is ultimately realized by the policyholder upon the assumed surrender of the final policy (or final certificate in a group policy) shall be included in the amount that could be realized under the insurance contract.  The effect of applying the provisions of Issue No. 06-5 should be recognized either through a change in accounting principle by a cumulative-effect adjustment to equity or through the retrospective application to all prior periods.  We adopted the provisions of Issue No. 06-5 prospectively as of the beginning of Fiscal 2008.  Adoption of EITF Issue 06-5 did not have a material impact on our consolidated financial statements.

In September 2006 the FASB issued SFAS No. 157, “Fair Value Measurements.”  SFAS No. 157 provides a single definition of fair value along with a framework for measuring it, and requires additional disclosure about using fair value to measure assets and liabilities.  SFAS No. 157 emphasizes that fair value measurement is market-based, not entity-specific, and establishes a fair value hierarchy which places the highest priority on the use of quoted prices in active markets to determine fair value.  It also requires, among other things, that entities are to include their own credit standing when measuring their liabilities at fair value.

In February 2008 the FASB issued FSP FAS 157-1, Application of FASB Statement No. 157 to FASB Statement No. 13 and Other Accounting Pronouncements That Address Fair Value Measurements for Purposes of Lease classification or Measurement under Statement 13.”  The FSP amends SFAS No. 157 to exclude SFAS No. 13, “Accounting for Leases,” and certain related accounting pronouncements that address fair value measurements for purposes of lease classification or measurement under SFAS No. 13.  The scope exception of FSP FAS 157-1 does not apply to assets acquired or liabilities assumed in a business combination that are required to be measured at fair value under SFAS No. 141, “Business Combinations,” or SFAS No. 141(R) (see below), regardless of whether those assets and liabilities are related to leases.  The scope exception also does not apply to fair value measurements required by SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” SFAS No. 146, Accounting for Costs Associated with Exit or Disposal Activities,” or FASB Interpretation No. 21, “Accounting for Leases in a Business Combination.”  FSP FAS 157-1 was effective on the initial adoption of SFAS No. 157.

CHARMING SHOPPES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEAR ENDED JANUARY 31, 2009
(Continued)

In February 2008 the FASB  also issued FSP FAS No. 157-2, “Effective Date of FASB Statement No. 157,” which delays the effective date of SFAS 157 for non-financial assets and non-financial liabilities that are not currently recognized or disclosed at fair value on a recurring basis until fiscal years beginning after November 15, 2008.  With the exception of assets and liabilities included within the scope of FSP FAS No. 157-2, we adopted the provisions of SFAS No. 157 prospectively effective as of the beginning of Fiscal 2009 (see “NOTE 20.  FAIR VALUE MEASUREMENTS” below).  For assets included within the scope of FSP FAS No. 157-2 (such as goodwill, intangible assets, and fixed assets related to evaluation of potential impairment), we will be required to adopt the provisions of SFAS No. 157 prospectively as of the beginning of Fiscal 2010.   Adoption of SFAS No. 157 did not have an impact on our consolidated financial statements and we do not expect that the adoption of FSP FAS No. 157-2 will have a material impact on our financial position or results of operations.

In October 2008 the FASB issued FSP FAS No. 157-3, “Determining the Fair Value of a Financial Asset When the Market for That Asset Is Not Active,” which clarifies the application of SFAS No. 157 in a market that is not active and provides an example to illustrate key considerations in determining the fair value of a financial asset when the market for that financial asset is not active.  FSP FAS No. 157-3 was effective upon issuance. The adoption of FSP SFAS No. 157-3 did not have an impact on our financial position or results of operations.

In February 2007 the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities–Including an amendment of FASB Statement No. 115,” which permits an entity to measure certain financial assets and financial liabilities at fair value.  The intent of SFAS No. 159 is to reduce volatility in reported earnings caused by the measurement of related assets and liabilities using different attributes without the need for applying hedge accounting.  Entities that elect the fair value option will report unrealized gains and losses in earnings as of each subsequent reporting date.  Generally, the fair value option may be elected on an instrument-by-instrument basis as long as it is applied to the instrument in its entirety.  Election of the fair value option is irrevocable unless a new election date occurs.

The provisions of SFAS No. 159 were effective as of the beginning of Fiscal 2009.  We did not elect the fair value option for any existing or new financial assets or liabilities that were not previously accounted for at fair value; therefore, SFAS No. 159 had no impact on our financial position or results of operations.

In December 2007 the FASB issued SFAS No. 141(R), “Business Combinations,” and SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements – an amendment of ARB No. 51.”  SFAS No. 141(R) establishes principles and requirements for the recognition and measurement of identifiable assets acquired and liabilities assumed by an acquirer in a business combination.  SFAS No. 160 amends ARB No. 51 to establish accounting and reporting standards for a noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary.  We will be required to adopt the provisions of SFAS No. 141(R) and SFAS No. 160 prospectively effective as of the beginning of Fiscal 2010.

CHARMING SHOPPES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEAR ENDED JANUARY 31, 2009
(Continued)

In February 2008 the FASB issued FSP FAS 140-3, “Accounting for Transfers of Financial Assets and Repurchase Financing Transactions.”  FSP FAS 140-3 provides implementation guidance on accounting for a transfer of a financial asset and repurchase financing.  The FSP presumes that the initial transfer of a financial asset and a repurchase financing are considered part of the same arrangement (a linked transaction) under SFAS No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities.”  However, if certain criteria specified in FSP FAS 140-3 are met, the initial transfer and repurchase financing may be evaluated separately and not as a linked transaction under SFAS No. 140.  The provisions of FSP FAS No. 140-3 will be effective prospectively as of the beginning of Fiscal 2010.  The adoption of FSP FAS No. 140-3 had no effect on our financial position or results of operations.

In March 2008 the FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities – an amendment of FASB Statement No. 133.”  Under SFAS No. 161, entities are required to provide enhanced disclosures about: how and why an entity uses derivative instruments; how derivative instruments and related hedged items are accounted for under SFAS No. 133 and its related interpretations; and how derivative instruments and related hedged items affect an entity’s financial position, results of operations, and cash flows.

We will be required to adopt the provisions of SFAS No. 161 prospectively as of the beginning of Fiscal 2010.  The adoption of SFAS No. 161 had no effect on our financial position or results of operations.

In May 2008 the FASB issued FSP APB 14-1 “Accounting for Convertible Debt Instruments That May Be Settled in Cash Upon Conversion (Including Partial Cash Settlements)” (previously FSP APB 14-a), which changes the accounting treatment for convertible securities that the issuer may settle fully or partially in cash.  Under FSP APB 14-1, cash-settled convertible securities are separated into their debt and equity components.  The value assigned to the debt component is the estimated fair value, as of the issuance date, of a similar debt instrument without the conversion feature.  As a result, the debt is recorded at a discount to adjust its below-market coupon interest rate to the market coupon interest rate for the similar debt instrument without the conversion feature.  The difference between the proceeds for the convertible debt and the amount reflected as the debt component represents the value of the conversion feature and is recorded as additional paid-in capital.  The debt is subsequently accreted to its par value over its expected life, with an offsetting increase in interest expense on the income statement to reflect the market rate for the debt component at the date of issuance.

We adopted the provisions of FSP APB 14-1 for our 1.125% Notes and applied the provisions retrospectively to all past periods presented.  Our adoption of FSP APB 14-1 resulted in an initial reduction in long-term debt and increase in stockholders’ equity of $91,715,000 as of the date of issuance of the debt (May 2007).  The non-cash amortization of the discount component increases interest expense and long-term debt over the life of the 1.125% Notes (63 months as of January 31, 2009).  The pre-tax amortization to interest expense and increase to long-term debt recognized retrospectively was $7,770,000 for Fiscal 2008 (from the date of original issuance) and $11,032,000 for Fiscal 2009.  Our adoption of FSP APB 14-1 also resulted in the reclassification of $2,564,000 of debt issuance costs from other assets to equity to allocate a proportionate share of the issuance costs related to the 1.125% Notes to the equity component recognized.  Adoption of the FSP does not affect our cash flows.  Upon maturity of the 1.125% Notes we will be obligated to repay to holders of the notes the $275.0 million principal value of the notes less the principal value of any notes that we repurchase prior to maturity.

CHARMING SHOPPES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEAR ENDED JANUARY 31, 2009
(Continued)

In June 2008 the FASB ratified the consensus of EITF Issue 07-5, “Determining Whether an Instrument (or Embedded Feature) Is Indexed to an Entity's Own Stock.”  EITF Issue 07-5 addresses the scope exception in paragraph 11(a) of SFAS No. 133 that specifies that a contract that is both indexed to its own stock and classified in stockholders’ equity is not a derivative under SFAS No. 133.  The objective of EITF Issue 07-5 is to provide guidance for determining whether an equity-linked financial instrument (or embedded feature) is indexed to an entity’s own stock.

We will be required to adopt the provisions of EITF Issue 07-5 as of the beginning of Fiscal 2010.  The effect of applying the provisions of Issue No. 07-5 should be recognized through a change in accounting principle by a cumulative-effect adjustment to the opening balance of retained earnings in the year of adoption.  We do not expect that the adoption of EITF Issue 07-5 will have a material effect on our financial position or results of operations.

In December 2008 the FASB issued FSP FAS 140-4 and FIN 46(R)-8, “Disclosures by Public Entities (Enterprises) about Transfers of Financial Assets and Interests in Variable Interest Entities.”  The FSP requires additional disclosures about transfers of financial assets and involvement with variable interest entities.  The requirements apply to transferors, sponsors, servicers, primary beneficiaries, and holders of significant variable interests in a variable interest entity (“VIE”) or qualifying special purpose entity (“QSPE”).  The specified disclosures focus on continuing involvement with transferred financial assets, including involvement related to securitizations or asset-backed financing arrangements, and on an entity’s involvement with VIEs.  We adopted the provisions of FSP FAS 140-4 and Fin 46(R)-8 as of Fiscal 2009 (see “NOTE 17.  ASSET SECURITIZATION” below).

NOTE 2.  DISCONTINUED OPERATIONS

On April 25, 2008 we began to explore a broad range of operating and strategic alternatives for our Crosstown Traders non-core misses apparel catalog titles in order to provide a greater focus on our core brands and to enhance shareholder value.  The Crosstown Traders apparel catalog operations met the requirements of SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” to be accounted for as held for sale.  Accordingly, the assets, liabilities, and results of operations of the Crosstown Traders apparel catalogs have been reported as discontinued operations in our consolidated statements of operations and balance sheets for all periods presented.

On August 25, 2008 we announced that we had entered into a definitive agreement to sell the Crosstown Traders non-core misses apparel catalogs to an affiliate of Orchard Brands, a portfolio company owned by Golden Gate Capital, for a cash purchase price of approximately $35,000,000.  The sale was completed on September 18, 2008.  Crosstown Traders’ apparel catalog operations and cash flows have been eliminated from our financial statements as of the date of sale and we will not have any significant involvement in the operations after the sale.

CHARMING SHOPPES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEAR ENDED JANUARY 31, 2009
(Continued)

As part of the definitive agreement we retained certain components of the infrastructure of the Crosstown Traders apparel catalogs.  Accordingly, we entered into transitional service agreements with an affiliate of Orchard Brands to provide certain services, including information technology, use of existing facilities, and financial services.  These services are to be provided for specified time periods ranging up to one year from the date of the agreement, depending on the services provided.  In addition, an affiliate of Orchard Brands agreed to provide certain transitional services to us, including distribution and call center services, for specified time periods ranging up to one year from the date of the agreement.  Subsequent to the transitional period we will be responsible for the remaining lease liabilities for the retained facilities.  We will discontinue using the fixed assets related to the retained facilities after the transitional period.  Accordingly, we will fully depreciate these fixed assets over the transitional services period.

We evaluated the impact of the retained cash flows with regards to the transitional service agreements in accordance with EITF 03-13, “Applying the Conditions in Paragraph 42 of FASB Statement No. 144 in Determining Whether to Report Discontinued Operations,” and determined that the cash inflows and outflows over the transitional period are not expected to be significant.  Accordingly, the reporting of discontinued operations was deemed appropriate in accordance with SFAS No. 144.

During Fiscal 2009 we recognized an aggregate pre-tax loss on disposition of $46,736,000 and a pre-tax loss from discontinued operations of $28,186,000.  During Fiscal 2009 we also recorded a valuation allowance against our net deferred tax assets (see “NOTE 7. INCOME TAXES” below) for the discontinued operations. We received net proceeds from the disposition of $34,440,000 and recognized a liability of $7,700,000 for the fair value of certain transitional services to be provided to the buyer at no cost.  This liability is being amortized to continuing operations over the one-year term of the transitional services agreement.  As of January 31, 2009 the liability was $4,800,000.  In addition, we recognized $2,500,000 for costs to sell the Crosstown Traders apparel catalog business.

During the fourth quarter of Fiscal 2008 we performed our annual impairment review and determined that the carrying value of our Crosstown Traders apparel-related goodwill and certain trademarks exceeded the estimated fair values of those assets.  Accordingly, we recognized impairment charges of $68,654,000 related to the Crosstown Traders apparel-related goodwill and $7,086,000 (net of an income tax benefit of $4,307,000) related to the trademarks during Fiscal 2008.  These impairment charges are included in the loss from discontinued operations in the Fiscal 2008 consolidated statement of operations and comprehensive income.

CHARMING SHOPPES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEAR ENDED JANUARY 31, 2009
(Continued)

Summarized results from discontinued operations were as follows:

	Year Ended
	January 31,		February 2,		February 3,
(In thousands)	2009(1)		2008		2007

Net sales	$155,811		$287,491		$315,672

Income/(loss) from discontinued operations	$(74,922	)(2)	$(95,280	)(4)	$10,325
Income tax (benefit)/provision	0	(3)	(10,241)		3,361
Income/(loss) from discontinued operations,
net of income tax benefit	$(74,922)		$(85,039)		$6,964
____________________
(1) Through September 18, 2008 (the date of sale).
(2) Includes $28,186,000 of losses from operations and a $46,736,000 loss on disposition.
(3)    During Fiscal 2009 we established a valuation allowance against our deferred tax assets (see “NOTE 7. INCOME TAXES” below). As a result of the valuation allowance we did not recognize an income tax benefit for the Fiscal 2009 loss from discontinued operations.

(4) Includes impairment of goodwill and trademarks of $80,047 and losses from operations of $15,233.

Current assets and liabilities of discontinued operations as of September 18, 2008 (the date of sale) and February 2, 2008 were as follows:

	September 18,	February 2,
(In thousands)	2008	2008

Current assets:
Merchandise inventories	$50,855	$61,303
Deferred advertising and other, net	13,594	14,995
Intangible assets	44,758	45,397
Current assets of discontinued operations	$109,207	$121,695

Current liabilities:
Accounts payable	$6,300	$10,492
Accrued expenses	13,111	17,981
Deferred taxes	18,820	17,458
Current liabilities of discontinued operations	$38,231	$45,931

On August 25, 2008 we also announced that we entered into an agreement to sell the misses apparel catalog credit card receivables that were directly related to the catalog titles sold and on December 31, 2008 we completed the sale of the receivables (see “NOTE 17.  ASSET SECURITIZATION” below).

CHARMING SHOPPES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEAR ENDED JANUARY 31, 2009
(Continued)

NOTE 3.  AVAILABLE-FOR-SALE SECURITIES

		Estimated
(In thousands)	Cost	Fair Value

January 31, 2009
U.S. Treasury Bills	$5,990	$5,998
Other	400	400
	$6,390	$6,398
February 2, 2008
U.S. Treasury Bills	$12,929	$12,964
Other	400	400
	$13,329	$13,364

During Fiscal 2009, Fiscal 2008 and Fiscal 2007 there were no realized gains or losses on available-for-sale securities.  The contractual maturities of available-for-sale securities at January 31, 2009 were one year or less.

NOTE 4.  ACCOUNTS RECEIVABLE

Accounts receivable consist of trade receivables from sales through our FIGI’S catalog.  Details of our accounts receivable are as follows:

(In thousands)	2009	2008

Due from customers	$39,318	$39,797
Allowance for doubtful accounts	(6,018)	(6,262)
Net accounts receivable	$33,300	$33,535

Details of the allowance for doubtful accounts are as follows:

	Year Ended
	January 31,	February 2,	February 3,
(In thousands)	2009	2008	2007

Beginning balance	$(6,262)	$(5,083)	$(6,588)
Provision for doubtful accounts	(6,145)	(6,327)	(4,924)
Collections of accounts previously written off	(833)	(994)	(1,274)
Accounts written off	7,222	6,142	7,703
Ending balance	$(6,018)	$(6,262)	$(5,083)

CHARMING SHOPPES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEAR ENDED JANUARY 31, 2009
(Continued)

NOTE 5.  PROPERTY, EQUIPMENT, AND LEASEHOLD IMPROVEMENTS

	Lives
(Dollars in thousands)	(Years)	2009	2008

Land		$5,829	$5,829
Buildings and improvements	10 to 40	72,532	79,805
Store fixtures	5 to 10	160,881	185,934
Equipment	3 to 10	288,387	276,381
Equipment acquired under capital leases	7	60,928	57,215
Leasehold improvements	10(1)	488,160	500,324
Construction in progress	–	255	12,071
Total at cost		1,076,972	1,117,559
Less:Accumulated depreciation and amortization		654,421	622,832
Accumulated amortization of capital lease assets		39,375	35,578
Total accumulated depreciation and amortization		693,796	658,410
Net property, equipment, and leasehold improvements		$383,176	$459,149
____________________
(1) Or the life of the lease, if shorter.

NOTE 6.  INTANGIBLE ASSETS AND GOODWILL

Our intangible assets are as follows:

	Life
(Dollars in thousands)	(Years)	2009	2008

Trademarks, tradenames, and Internet domain names		$187,132	$188,608
Customer relationships	4	2,872	2,872
Total at cost		190,004	191,480
Less accumulated amortization of customer relationships		2,639	1,918
Net trademarks and other intangible assets		$187,365	$189,562

Total annual amortization of other intangible assets was $721,000 in Fiscal 2009, Fiscal 2008, and Fiscal 2007.  Estimated amortization of intangible assets for the next five fiscal years is: Fiscal 2010 – $233,000; thereafter – $0.

During Fiscal 2009 we recognized a non-cash impairment charge of $1,476,000 as a result of our plans to discontinue the use of certain acquired trademarks and tradenames.

CHARMING SHOPPES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEAR ENDED JANUARY 31, 2009
(Continued)

Our goodwill by reportable business segment is as follows:

	January 31,	February 2,
(In thousands)	2009	2008

Retail Stores:
LANE BRYANT	$23,436	$23,436
CATHERINES	0	43,230
	$23,436	$66,666

During Fiscal 2009 we recognized goodwill impairment charges of $43,230,000 related to the CATHERINES goodwill.  During Fiscal 2008 we recognized goodwill impairment charges of $18,172,000 related to our FIGI’S catalog business.

NOTE 7.  INCOME TAXES

Income/(loss) from continuing operations before income taxes and extraordinary item:

(In thousands)	2009	2008	2007
	(As Adjusted)	(As Adjusted)

Domestic	$(205,091)	$(8,164)	$143,700
Foreign	11,252	15,239	12,098
	$(193,839)	$7,075	$155,798

Income tax (benefit)/provision for continuing operations:

(In thousands)	2009	2008	2007
	(As Adjusted)	(As Adjusted)
Current:
Federal	$(33,800)	$(166)	$34,603
State	3,277	4,979	4,899
Foreign	1,426	2,092	1,649
	(29,097)	6,905	41,151
Deferred:
Federal	16,434	3,635	13,012
State	(825)	698	(324)
	15,609	4,333	12,688
	$(13,488)	$11,238	$53,839

Income tax payments/(refunds), net were ($23,023,000) for Fiscal 2009, ($11,103,000) for Fiscal 2008, and $72,559,000 for Fiscal 2007.

CHARMING SHOPPES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEAR ENDED JANUARY 31, 2009
(Continued)

Reconciliation of the statutory Federal income tax rate to the effective tax rate:

	2009	2008(1)	2007
	(As Adjusted)	(As Adjusted)

Statutory Federal income tax rate	(35.0)%	35.0%	35.0%
State income tax, net of Federal income tax	0.0	71.0	2.9
Foreign income	(1.3)	(45.8)	(1.6)
Employee benefits	(0.6)	(14.6)	(0.4)
Impairment of goodwill	7.8	89.8	0.0
Charitable contributions	(0.1)	(2.2)	(0.1)
Valuation allowance	22.0	0.0	0.0
Other, net	0.2	25.6	(1.2)
Effective tax rate	(7.0)%	158.8%	34.6%
____________________
(1) Percentages are based on a low pre-tax income from continuing operations and are not necessarily comparable to other fiscal years.

Components of deferred tax assets and liabilities:

	January 31,	February 2,
(In thousands)	2009	2008
	(As Adjusted)	(As Adjusted)
Deferred tax assets
Tax credit and net operating loss carryforwards	$42,245	$14,399
Prepaid and accrued expenses	7,924	0
Inventory	2,954	831
Deferred compensation	12,233	18,026
Property, equipment, and leasehold improvements	7,115	0
Accrued restructuring expense	5,368	0
Deferred rent	0	6,752
Other	13,879	12,499
Total deferred tax assets	91,718	52,507

Deferred tax liabilities
Property, equipment, and leasehold improvements	0	(14,166)
Accounts receivable	(3,583)	(6,098)
Prepaid and accrued expenses	0	(3,337)
Goodwill and intangible assets	(43,026)	(39,329)
Deferred rent	(4,255)	0
Credit card late fees	(22,070)	(17,436)
Total deferred tax liabilities	(72,934)	(80,366)

Valuation allowance	(61,542)	0

Net deferred tax liability	$(42,758)	$(27,859)

The Fiscal 2009 total net deferred tax liability is presented on the consolidated balance sheet as a current asset of $3,439,000 and a long-term liability of $46,197,000.  The Fiscal 2008 total net deferred tax liability is presented on the consolidated balance sheet as a current asset of $9,686,000 and a long-term liability of $37,545,000.

CHARMING SHOPPES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEAR ENDED JANUARY 31, 2009
(Continued)

During Fiscal 2009 we evaluated our assumptions regarding the recoverability of our deferred tax assets.  Based on all available evidence we determined that the recoverability of our deferred tax assets is more-likely-than-not limited to our available tax loss carrybacks.  Accordingly, we recognized a non-cash provision of $42,681,000 in continuing operations and $18,861,000 in discontinued operations to establish a valuation allowance against our net deferred tax assets.  Pursuant to SFAS No. 109, when our results demonstrate a pattern of future profitability the valuation allowance may be adjusted, which would result in the reinstatement of all or a part of the net deferred tax assets.

We have U.S. Federal net operating loss carryforwards of $83,498,000 and state net operating loss carryforwards of $42,102,000 that are available to offset future U.S. Federal and state taxable income.  The U.S. Federal net operating loss has a twenty-year carryforward period and will expire in 2030.  The state net operating losses have carryforward periods of five to twenty years and will expire at various dates and in varying amounts as follows:  $10,709,000 in 2015, $19,758,000 between 2020 and 2025, and $11,635,000 in 2030.  There are other state net operating losses not included in the above amounts that have not been valued as a result of our certainty that they will not be realized in the future.

Income tax receivables, including net operating loss carrybacks for Fiscal 2009, amended return receivables, and prepaid income taxes, of $47,303,000 as of January 31, 2009 and $38,586,000 as of February 2, 2008 are included in “prepayments and other” on our consolidated balance sheets.

We adopted the provisions of FIN No. 48 effective as of February 4, 2007.  In accordance with FIN No. 48, we recognized a cumulative-effect adjustment of $4,998,000, increasing our liability for unrecognized tax benefits, interest, and penalties and reducing the February 4, 2007 balance of retained earnings.

Reconciliation of the change in our liability for unrecognized tax benefits:

	Year Ended
	January 31,	February 2,
(In thousands)	2009	2008

Gross unrecognized tax benefits, beginning of year	$26,004	$22,474
Additions for tax positions related to prior years	3,861	3,610
Additions for tax positions related to current year	1,040	492
Reductions resulting from lapse of applicable statute of limitations	(1,403)	(545)
Settlements	(323)	(27)
Gross unrecognized tax benefits, end of year	$29,179	$26,004

The portion of the liability for gross unrecognized tax benefits that, if recognized, would decrease our provision for income taxes and increase our net income was $18,847,000 as of January 31, 2009 and $18,179,000 as of February 2, 2008.

A substantial portion of the “other” deferred tax assets represents deferred tax assets related to FIN No. 48.

CHARMING SHOPPES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEAR ENDED JANUARY 31, 2009
(Continued)

Reconciliation of accrued interest and penalties:

	Year Ended
	January 31,	February 2,
(In thousands)	2009	2008

Accrued interest and penalties, beginning of year	$12,575	$9,488
Interest and penalties recognized during year	156	3,087
Accrued interest and penalties, end of year	$12,731	$12,575

Our liabilities for unrecognized tax benefits and accrued interest and penalties are included in “other non-current liabilities on our consolidated balance sheets.

As of January 31, 2009 it is reasonably possible that the total amount of unrecognized tax benefits will decrease within the next twelve months by as much as $1,261,000 due to resolutions of audits related to U.S. Federal and state tax positions.

Our U.S. Federal income tax returns for Fiscal 2006 and beyond remain subject to examination by the U.S. Internal Revenue Service (“IRS”).  The IRS is not currently examining any of our tax returns.  We file returns in numerous state jurisdictions, with varying statutes of limitations.  Our state tax returns for Fiscal 2004 and beyond, depending upon the jurisdiction, generally remain subject to examination.  The statute of limitations on a limited number of returns for years prior to Fiscal 2005 has been extended by agreement between us and the particular state jurisdiction.  The earliest year still subject to examination by state tax authorities is Fiscal 1999.

NOTE 8.  LONG-TERM DEBT

(In thousands)	2009	2008
	(As Adjusted)	(As Adjusted)

1.125% Senior Convertible Notes due May 2014	$275,000	$275,000
Capital lease obligations	14,041	13,698
6.07% mortgage note, due October 2014	10,419	11,078
6.53% mortgage note, due November 2012	5,250	6,650
7.77% mortgage note due December 2011	7,249	7,897
Other long-term debt	422	673
Total long-term debt principal	312,381	314,996
Less unamortized discount on 1.125% Senior Convertible Notes	(72,913)	(83,945)
Long-term debt – carrying value	239,468	231,051
Current portion	(6,746)	(8,827)
Net long-term debt	$232,722	$222,224

CHARMING SHOPPES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEAR ENDED JANUARY 31, 2009
(Continued)

On April 30, 2007 we issued $250,000,000 in aggregate principal amount of 1.125% Senior Convertible Notes due May 1, 2014 (the “1.125% Notes”) in a private offering for resale to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended.  On May 11, 2007 the initial purchasers of the 1.125% Notes exercised their over-allotment option and purchased an additional $25,000,000 in aggregate principal amount of the notes.  The 1.125% Notes were issued at par plus accrued interest, if any, from April 30, 2007 and interest is payable semiannually in arrears on May 1 and November 1, beginning November 1, 2007.  The 1.125% Notes will mature on May 1, 2014 unless earlier repurchased by us or converted.  On August 24, 2007 we filed with the SEC an automatic shelf registration statement covering re-sales of the 1.125% Notes and the shares issuable on conversion of the notes.

We received combined proceeds of approximately $268,125,000 from the issuance, net of underwriting fees of approximately $6,875,000.  The underwriting fees, as well as additional transaction costs of $813,000 incurred in connection with the issuance of the 1.125% Notes, are included in “Other assets” on our condensed consolidated balance sheets and are being amortized to interest expense on an effective interest rate basis over the life of the notes (seven years).

Holders of the 1.125% Notes may convert their notes based on a conversion rate of 65.0233 shares of our common stock per $1,000 principal amount of notes (the equivalent of $15.379 per share), subject to adjustment upon certain events, only under the following circumstances as described in the Indenture for the 1.125% Notes (the “Indenture”): (i) during specified periods, if the price of our common stock reaches specified thresholds; (ii) if the trading price of the 1.125% Notes is below a specified threshold; (iii) at any time after November 15, 2013; or (iv) upon the occurrence of certain corporate transactions.

Upon conversion we intend to deliver an amount in cash equal to the lesser of the aggregate principal amount of notes to be converted or our total conversion obligation.  If our conversion obligation exceeds the aggregate principal amount of the 1.125% Notes we will deliver shares of our common stock in respect of the excess.  However, we have the option, subject to the approval of our Board of Directors, to elect to satisfy our conversion obligation entirely in shares of our common stock.  In connection with a “Fundamental Change” as defined in the Indenture, we also will deliver upon conversion of the notes additional shares of common stock as described in the Indenture.

In addition, upon a change in control, liquidation, dissolution, or de-listing of our common stock before maturity of the 1.125% Notes (each of which would constitute a “Fundamental Change” as defined in the Indenture), we may be required to repurchase for cash all or a portion of the 1.125% Notes for 100% of the principal amount of the notes plus accrued and unpaid interest, if any, up to but excluding the date of purchase.  As of January 31, 2009 none of the conditions allowing holders of the 1.125% Notes to convert or to require us to repurchase the 1.125% Notes had been met.

We originally accounted for the issuance of the 1.125% Notes in accordance with the guidance in EITF Issue 90-19, “Convertible Bonds with Issuer Option to Settle for Cash upon Conversion” and EITF Issue 00-19, “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock.”  Accordingly, we initially recorded the entire principal amount of the 1.125% Notes as long-term debt in our condensed consolidated balance sheet as of January 31, 2009.

CHARMING SHOPPES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEAR ENDED JANUARY 31, 2009
(Continued)

Concurrent with the issuance of the 1.125% Notes we entered into privately negotiated common stock call options with affiliates of the initial purchasers.  The call options allow us to purchase up to 17,881,000 shares of our common stock at an initial strike price of $15.379 per share.  The call options expire on May 1, 2014 and must be net-share settled.  The cost of the call options was $90,475,000.

In addition, we sold warrants to affiliates of certain of the initial purchasers that give them the option to purchase up to 18,775,000 shares of our common stock at an initial strike price of $21.607 per share.  The warrants expire on various dates from July 30, 2014 through December 18, 2014 and must be net-share settled.  We received $53,955,000 in cash proceeds from the sale of these warrants.

The call options and warrants are intended to reduce the potential dilution to our common stock upon conversion of the 1.125% Notes by effectively increasing the initial conversion price of the notes to $21.607 per share, representing a 73% conversion premium over the closing price of $12.49 per share for our common stock on April 30, 2007.

Paragraph 11(a) of SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities,” provides that contracts issued or held by an entity that are both indexed to the entity’s own common stock and classified in stockholders’ equity in its statement of financial position are not considered to be derivative instruments under SFAS No. 133 if the provisions of EITF Issue 00-19 are met.

We accounted for the call options and warrants in accordance with the guidance in EITF Issue 00-19.  The call options and warrants meet the requirements of EITF Issue 00-19 to be accounted for as equity instruments.  Accordingly, the cost of the call options and the proceeds from the sale of the warrants are included in additional paid-in capital in our accompanying condensed consolidated balance sheets.  We used a portion of the net proceeds from the 1.125% Notes to pay the $36,520,000 net cost of the call options and warrants.

In accordance with SFAS No. 128, “Earnings Per Share,” the 1.125% Notes will have no impact on our diluted net income per share until the price of our common stock exceeds the conversion price of $15.379 per share because the principal amount of the 1.125% Notes will be settled in cash upon conversion.  Prior to conversion we will include the effect of the additional shares that may be issued if our common stock price exceeds $15.379 per share using the treasury stock method.  For the first $1.00 by which the price of our common stock exceeds $15.379 per share there would be dilution of approximately 1,093,000 shares.  Further increases in the share price would result in additional dilution at a declining rate, such that a price of $21.607 per share would result in cumulative dilution of approximately 5,156,000 shares.  Should the stock price exceed $21.607 per share we would also include the dilutive effect of the additional potential shares that may be issued related to the warrants using the treasury stock method.  The 1.125% Notes and warrants would have a combined dilutive effect such that, for the first $1.00 by which the stock price exceeds $21.607 per share, there would be cumulative dilution of approximately 6,552,000 shares prior to conversion.  Further increases in the share price would result in additional dilution at a declining rate.

The call options are not included in the calculation of diluted net income per share because their effect would be anti-dilutive.  Upon conversion of the 1.125% Notes the call options will serve to neutralize the dilutive effect of the notes up to a stock price of $21.607 per share.  For the first $1.00 by which the stock price exceeds $21.607 per share the call options would reduce the cumulative dilution of approximately 6,552,000 shares in the example above to approximately 833,000 shares.

CHARMING SHOPPES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEAR ENDED JANUARY 31, 2009
(Continued)

The preceding calculations assume that the average price of our common stock exceeds the respective conversion prices during the period for which diluted net income per share is calculated and exclude any potential adjustments to the conversion ratio provided under the terms of the 1.125% Notes.

In May 2008 the FASB issued FSP APB 14-1 “Accounting for Convertible Debt Instruments That May Be Settled in Cash Upon Conversion (Including Partial Cash Settlements)” (previously FSP APB 14-a), which changes the accounting treatment for convertible securities that the issuer may settle fully or partially in cash.  We adopted the provisions of FSP APB 14-1 as of February 1, 2009 for our 1.125% Notes, which were issued in Fiscal 2008, and applied the provisions retrospectively to all past periods presented.

Prior to the adoption of FSP APB 14-1, we recorded the liability for our 1.125% Notes at their principal value and recognized the contractual interest on the notes as interest expense.  Under FSP APB 14-1, cash-settled convertible securities are separated into their debt and equity components.  The value assigned to the debt component is the estimated fair value, as of the issuance date, of a similar debt instrument without the conversion feature.  As a result, the debt is recorded at a discount to adjust its below-market coupon interest rate to the market coupon interest rate for the similar debt instrument without the conversion feature.  The difference between the proceeds for the convertible debt and the amount reflected as the debt component represents the fair value of the conversion feature and has been recognized as additional paid-in capital.  We will accrete the debt to its principal value over its expected life using the effective interest method, with an offsetting increase in interest expense on our statements of operations to reflect the market rate for the debt component at the date of issuance.  Upon maturity of the 1.125% Notes we will be obligated to repay to holders of the notes the $275,000,000 principal value of the notes less the principal value of any notes that we repurchase prior to maturity.

Our adoption of the proposal resulted in an initial reduction in long-term debt and increase in stockholders’ equity of $91,715,000 as of the date of issuance of the debt (May 2007).  The non-cash amortization of this discount component increases interest expense and long-term debt over the life of the 1.125% Notes (63 months as of January 31, 2009).  The pre-tax amortization to interest expense and increase to long-term debt recognized retrospectively was $7,770,000 for Fiscal 2008 (from the date of original issuance) and $11,032,000 for Fiscal 2009.  Adoption of the FSP does not affect our cash flows.

Our adoption of FSP APB 14-1 also resulted in the reclassification of $2,564,000 of debt issuance costs from other assets to equity to allocate a proportionate share of the issuance costs related to the 1.125% Notes to the equity component recognized.

The carrying amount of the equity component of the 1.125% Notes and the principal value, unamortized discount, and net carrying amount of the liability component of the 1.125% Notes were as follows:

	January 31,	February 2,
(In thousands)	2009	2008

Equity component of 1.125% Senior Convertible Notes	$91,715	$91,715

Principal amount of 1.125% Senior Convertible Notes	$275,000	$275,000
Unamortized discount	(72,913)	(83,945)
Liability component of 1.125% Senior Convertible Notes	$202,087	$191,055

CHARMING SHOPPES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEAR ENDED JANUARY 31, 2009
(Continued)

Our retrospective adoption of FSP APB 14-1 resulted in the following adjustments to our consolidated balance sheets as of January 31, 2009 and February 2, 2008:

	As Previously	Other	FSP APB 14-1		As
(In thousands)	Reported	Adjustments(1)	Adjustments		Adjusted

January 31, 2009
Deferred taxes	$4,066		$(627	)(3)	$3,439
Other assets	30,167		(1,924	)(2)	28,243
Total assets	1,279,692		(2,551)		1,277,141

Deferred taxes	46,824		(627	)(3)	46,197
Long-term debt	305,635		(72,913	)(4)	232,722
Additional paid-in capital	411,623	$30,208	56,720	(5)	498,551
Retained earnings	386,620	(30,208)	14,269	(6)	370,681
Total stockholders’ equity	465,866		70,989		536,855
Total liabilities and stockholders’ equity	1,279,692		(2,551)		1,277,141

February 2, 2008
Other assets	$56,536		$(2,291	)(2)	$54,245
Total assets	1,613,304		(2,291)		1,611,013

Deferred taxes	37,942	$(30,208)	29,811	(7)	37,545
Long-term debt	306,169		(83,945	)(4)	222,224
Additional paid-in capital	407,499	30,208	56,720	(5)	494,427
Retained earnings	644,527		(4,877	)(6)	639,650
Total stockholders’ equity	730,444	30,208	51,843		812,495
Total liabilities and stockholders’ equity	1,613,304		(2,291)		1,611,013
____________________
(1) Correction of accounting for deferred taxes related to purchased call option (see “NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES; Pronouncement Retrospectively Applied” above).
(2) Cumulative adjustment to debt issuance costs related to 1.125% Notes.
(3) Reallocation of deferred taxes.
(4) Unamortized discount as of January 31, 2009.
(5) Equity component of 1.125% Notes, net of income taxes, and debt issuance costs.
(6) Cumulative impact of amortization of debt discount and amortization of equity component of debt issuance costs, net of tax benefit.
(7) Net deferred taxes on unamortized debt discount and equity component of debt issuance costs.

CHARMING SHOPPES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEAR ENDED JANUARY 31, 2009
(Continued)

The contractual interest expense, amortization of debt discount, and effective interest rate for the 1.125% Notes were as follows:

	Fiscal Year Ended
	January 31,	February 2,
(Dollars in thousands)	2009	2008

Contractual interest expense	$3,094	$2,320
Amortization of debt discount	11,032	7,770
Total interest expense	$14,126	$10,090

Effective interest rate	7.4%	7.4%

Our adoption of FSP APB 14-1 resulted in the following adjustments to our condensed consolidated statements of operations for the fiscal years ended January 31, 2009 and February 2, 2008:

	As Previously	Other	Adoption of		As
(In thousands, except per share amounts)	Reported	Adjustments(1)	FSP APB 14-1		Adjusted

Fiscal year ended January 31, 2009
Interest expense	$8,795		$10,665	(2)	$19,460
Income tax benefit	(13,885)	$30,208	(29,811	)(3)	(13,488)
Loss from continuing operations	(169,289)	(30,208)	19,146		(180,351)
Net loss	(244,211)	(30,208)	19,146		(255,273)
Basic net loss per share:
Continuing operations	(1.48)				(1.57)
Net loss	(2.13)				(2.23)
Diluted net loss per share:
Continuing operations	(1.48)				(1.57)
Net loss	(2.13)				(2.23)
____________________
(1) Correction of accounting for deferred taxes related to purchased call option (see “NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES; Pronouncement Retrospectively Applied” above).
(2) Amortization of debt discount related to the 1.125% Notes less amortization of debt issue costs related to the equity component.
(3) Tax effect of adoption of FSP APB 14-1.

CHARMING SHOPPES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEAR ENDED JANUARY 31, 2009
(Continued)

	As Previously	Adoption of		As
(In thousands, except per share amounts)	Reported	FSP APB 14-1		Adjusted

Fiscal year ended February 2, 2008
Interest expense	$10,552	$7,497	(1)	$18,049
Income tax provision	13,858	(2,620	)(2)	11,238
Income/(loss) from continuing operations	714	(4,877)		(4,163)
Net loss	(83,413)	(4,877)		(88,290)
Basic net income/(loss) per share:
Continuing operations	0.01			(0.03)
Net loss	(0.69)			(0.73)
Diluted net income/(loss) per share:
Continuing operations	0.01			(0.03)
Net loss	(0.68)			(0.73)
____________________
(1) Amortization of the debt discount related to the 1.125% Notes less amortization of debt issue costs related to the equity component.
(2) Tax effect of adoption of FSP APB 14-1.

In June 2008 the FASB ratified the consensus of EITF Issue 07-5, “Determining Whether an Instrument (or Embedded Feature) Is Indexed to an Entity’s Own Stock,”  We will be required to adopt the provisions of EITF Issue 07-5 as of the beginning of Fiscal 2010. See “NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES; Impact of Recent Accounting Pronouncements” above for further information on these pronouncements.

On April 30, 2007 we called for the redemption on June 4, 2007 of our $149,999,000 outstanding aggregate principal amount of 4.75% Senior Convertible Notes, due June 2012 (the “4.75% Notes”).  The holders of the 4.75% Notes had the option to convert their notes into shares of our common stock at a conversion price of $9.88 per share until the close of business on June 1, 2007.  As of June 4, 2007, the holders of $149,956,000 principal amount of the 4.75% Notes had exercised their right to convert their notes into an aggregate of 15,145,556 shares of our common stock and the remaining notes were redeemed for $43,000.  In addition, we paid $392,000 in lieu of fractional shares.

Our revolving credit facility agreement provides for a facility with a maximum availability of $375,000,000, subject to certain limitations as defined in the facility agreement, and provides that up to $300,000,000 of the facility may be used for letters of credit.  In addition, we may request, subject to compliance with certain conditions, additional revolving credit commitments up to an aggregate maximum availability of $500,000,000.  The agreement expires on July 28, 2010.  As of January 31, 2009 we had an aggregate total of $1,263,000 of unamortized deferred debt acquisition costs related to the facility that are being amortized on a straight-line basis over the life of the amended facility agreement as interest expense.  As of January 31, 2009 no cash borrowings were outstanding, and $235,000 of documentary letters of credit and $15,661,000 of issued but undrawn standby letters of credit were outstanding under the credit facility.

CHARMING SHOPPES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEAR ENDED JANUARY 31, 2009
(Continued)

The facility includes provisions for customary representations and warranties and affirmative covenants, and includes customary negative covenants providing for certain limitations on, among other things, sales of assets; indebtedness; loans, advances and investments; acquisitions; guarantees; and dividends and redemptions.  In addition, the facility agreement provides that if “Excess Availability” falls below 10% of the “Borrowing Base,” through high levels of borrowing or letter of credit issuance for example, we may be required to maintain a minimum “Fixed Charge Coverage Ratio” (terms in quotation marks in this paragraph and the following paragraph are defined in the facility agreement).  The facility is secured by our general assets, except for assets related to our credit card securitization facilities, real property, equipment, the assets of our non-U.S. subsidiaries, and certain other assets.  As of January 31, 2009 the “Excess Availability” under the facility was $205,825,000, or 92.9% of the “Borrowing Base.”  As of January 31, 2009, we were not in violation of any of the covenants included in the facility.

The interest rate on borrowings under the facility is Prime for Prime Rate Loans and LIBOR as adjusted for the “Reserve Percentage” plus 1.0% to 1.5% per annum for Eurodollar Rate Loans.  The applicable rate is determined monthly, based on our average “Excess Availability.”  As of January 31, 2009 the applicable rates under the facility were 3.25% for Prime Rate Loans and 1.66% (LIBOR plus 1.25%) for Eurodollar Rate Loans.

During Fiscal 2009 we acquired $5,959,000 and during Fiscal 2008 we acquired $8,047,000 of distribution center, technology, and office equipment under capital leases.  These capital leases generally have initial terms ranging from 36 months to 72 months and contain a bargain purchase option.  As of January 31, 2009 the imputed interest rates on our outstanding capital leases ranged from 2.28% to 6.57%.

Repayment of the 6.07% mortgage note is based on a 15-year amortization schedule, with 119 monthly installments of principal and interest of $110,000 and a balloon payment of $5,923,000 in October 2014.  The note may be prepaid upon the payment of a premium or, upon certain other events, without the payment of a premium.  The note is secured by a mortgage on real property at our distribution center in Greencastle, Indiana and an Assignment of Lease and Rents and Security Agreement related to the Greencastle facility.  The proceeds from this borrowing were used to repay the scheduled maturities of other debt and for other general corporate purposes.

The 6.53% mortgage note has a ten-year term with 120 monthly installments of principal of $117,000 plus interest.  The note is secured by a mortgage on land, a building, and certain fixtures we own at our distribution center in White Marsh, Maryland.  The net proceeds from this borrowing were used to finance a substantial portion of the acquisition of the White Marsh facility.

The 7.77% mortgage note has a ten-year term with 119 monthly installments of principal and interest of $103,000 and a balloon payment of $5,220,000 in December 2011.  The note is secured by a mortgage on land, buildings, and fixtures we own at our offices in Bensalem, Pennsylvania and by leases we own or rents we receive, if any, from tenants of the Bensalem facility.

We made interest payments of $6,828,000 during Fiscal 2009, $8,881,000 during Fiscal 2008, and $12,752,000 during Fiscal 2007, and did not capitalize any interest expense during these three fiscal years.

CHARMING SHOPPES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEAR ENDED JANUARY 31, 2009
(Continued)

Aggregate maturities of long-term debt during the next five fiscal years are as follows:

(In thousands)	2010	2011	2012	2013	2014

Capital lease obligations	$3,687	$3,462	$3,569	$2,206	$1,118
Mortgage notes	2,801	2,901	7,984	1,893	896
Other long-term debt	258	120	15	16	275,013
	$6,746	$6,483	$11,568	$4,115	$277,027

Minimum lease payments under capital leases for the next five fiscal years are:  2010 – $4,367,000; 2011 – $3,961,000; 2012 – $3,882,000; 2013 – $2,343,000; 2014 – $1,150,000; and thereafter – $0.  Included in these minimum lease payments is aggregate imputed interest of $1,661,000.

NOTE 9.  STOCKHOLDERS’ EQUITY

Our authorized shares consist of:

•	1,000,000 shares of Series Participating Preferred Stock, $1.00 par value, of which 500,000 shares of Participating Series A Junior Preferred Stock, $1.00 par value, have been authorized;

•	300,000,000 shares of common stock, $.10 par value.

In Fiscal 1998 we publicly announced that our Board of Directors granted authority to repurchase up to 10,000,000 shares of our common stock.  In Fiscal 2000 we publicly announced that our Board of Directors granted authority to repurchase up to an additional 10,000,000 shares of our common stock.  In Fiscal 2003 the Board of Directors granted an additional authorization to repurchase 6,350,662 shares of common stock issued to Limited Brands, Inc. (“Limited Brands”) in connection with our acquisition of LANE BRYANT.  The repurchase programs have no expiration date.

From Fiscal 1998 through Fiscal 2003 we repurchased an aggregate total of 21,370,993 shares of common stock under these programs, which included shares purchased on the open market as well as the 6,350,662 shares repurchased from Limited Brands.  During Fiscal 2008 we repurchased an aggregate total of 3,480,108 shares for $21,523,000 and during Fiscal 2009 we repurchased an aggregate total of 1,499,561 shares for $8,334,000 under these programs.  As of January 31, 2009 no shares remain available for repurchase under these programs.

During Fiscal 2008 we also repurchased 10,314,900 shares of our common stock using $131,102,000 of the proceeds from our issuance of 1.125% Senior Convertible Notes due May 1, 2014 (see “NOTE 8.  LONG-TERM DEBT” above).  In addition, we repurchased an aggregate total of 10,416,245 shares of common stock for $100,000,000 under a share repurchase program we announced in May 2007 and completed during Fiscal 2008.

In November 2007 we announced that our Board of Directors authorized a new $200,000,000 share repurchase program.  We intend to make share purchases from time to time in the open market or through privately-negotiated transactions and expect to fund the repurchases primarily from operating cash flow.  The timing of such repurchases and the number of shares repurchased will depend on market conditions and we intend to hold shares repurchased as treasury shares.  This repurchase program has no expiration date.  During Fiscal 2009 we repurchased an aggregate total of 505,406 shares of common stock for $2,635,000 under this program.  As of January 31, 2009, $197,365,000 was available for future repurchases under this program.

CHARMING SHOPPES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEAR ENDED JANUARY 31, 2009
(Continued)

As of January 31, 2009 we held an aggregate total of 38,482,213 treasury shares with an aggregate cost of $347,730,000.  Our revolving credit facility allows the repurchase of our common stock subject to maintaining a minimum level of “Excess Availability” (as defined in the facility agreement) for 30 days before and immediately after such repurchase.

NOTE 10.  SHAREHOLDER RIGHTS PLAN

We have a Rights Agreement between our company and American Stock Transfer & Trust Company, as Rights Agent.  On April 12, 1999, pursuant to the Rights Agreement, our Board of Directors declared a dividend distribution of one Right for each outstanding share of our common stock, payable upon the close of business on April 26, 1999.  Each Right entitles the registered holder to purchase from us one three-hundredth of a share of Series A Junior Participating Preferred Stock, or, under certain circumstances, a combination of securities and assets of equivalent value, at a purchase price of $20.00, subject to adjustment.  The purchase price may be paid in cash or, if we permit, by the delivery of Rights under certain circumstances.  The description and terms of the Rights are set forth in the Rights Agreement.  Initially, ownership of the Rights will be evidenced by the certificates representing shares of common stock then outstanding, and no separate Rights certificates will be distributed.

The Rights will separate from the common stock and a “Distribution Date” will occur upon the earlier of: (i) 10 days following a public announcement that a person or group of affiliated or associated persons (an “Acquiring Person”) has acquired, or obtained the right to acquire, beneficial ownership of 20% or more of our outstanding common stock (the “Stock Acquisition Date”); or (ii) the close of business on such date as may be fixed by our Board of Directors after the commencement of a tender offer or exchange offer that would result in a person or group beneficially owning 20% or more of our outstanding common stock.  Until the Distribution Date: (i) the Rights will be evidenced by the certificates representing shares of common stock and will be transferred with, and only with, such certificates; (ii) certificates issued after April 26, 1999 will contain a notation incorporating the Rights Agreement by reference; and (iii) the surrender for transfer of any certificates for our common stock outstanding will also constitute the transfer of the Rights associated with the common stock represented by such certificate.

In the event that, at any time following the Distribution Date, a person becomes an Acquiring Person, each holder of a Right will thereafter have the right to receive, upon exercise, our common stock (or, in certain circumstances, cash, property, or other securities of our company) having a value equal to two times the exercise price of the Right.  In lieu of requiring payment of the purchase price upon exercise of the Rights following any such event, we may permit the holders simply to surrender the Rights under certain circumstances, in which event they will be entitled to receive our common stock (and other property, as the case may be) with a value of 50% of what could be purchased by payment of the full purchase price.  Notwithstanding any of the foregoing, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by the Acquiring Person will be null and void.  Rights are not exercisable until such time as the Rights are no longer redeemable by us as set forth in the Rights Agreement.

CHARMING SHOPPES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEAR ENDED JANUARY 31, 2009
(Continued)

In the event that, at any time following the Stock Acquisition Date: (i) we are acquired in a merger or other business combination transaction in which we are not the surviving corporation (other than a merger that is described in, or that follows a tender offer or exchange offer described above); or (ii) 50% or more of our assets or earning power is sold or transferred, each holder of a Right (except Rights that previously have been voided as set forth above) shall thereafter have the right to receive, upon exercise, common shares of the acquiring company having a value equal to two times the exercise price of the Right.  Again, provision is made to permit surrender of the Rights in exchange for one-half of the value otherwise purchasable.  The events set forth in this paragraph and above are referred to as the “Triggering Events.”

The purchase price payable and the number of shares of our common stock or other securities or property to be issued upon exercise of the Rights are subject to certain anti-dilution adjustments.  With certain exceptions, no adjustment in the purchase price will be required until cumulative adjustments amount to at least 1% of the purchase price.  Instead of fractional shares of our common stock, an adjustment in cash will be made based on the market price of our common stock on the last trading date before the date of exercise.

At any time until ten days following the Stock Acquisition Date we may redeem the Rights in whole, but not in part, at a redemption price of $.01 per Right, subject to adjustment.  Our Board of Directors may extend the ten-day period as long as the Rights are still redeemable.  Immediately upon the order of our Board of Directors to redeem the Rights, the Rights will terminate and the holders of Rights will only be able to receive the redemption price.  Until a Right is exercised the holder of the Right will have no rights as a shareholder of our company, including, without limitation, the right to vote or to receive dividends.

NOTE 11.  STOCK-BASED COMPENSATION PLANS

2004 Stock Award and Incentive Plan

Our 2004 Stock Award and Incentive Plan (the “2004 Plan”) was approved by our Board of Directors on April 30, 2004 and by our shareholders on June 24, 2004.  This plan replaces our 1993 Employees’ Stock Incentive Plan (the “1993 Plan”), our 1999 Associates’ Stock Incentive Plan (the “1999 Plan”), and our 2000 Associates’ Stock Incentive Plan (the “2000 Plan”), which are described below.  The plan is administered by our Board of Directors and its Compensation Committee.

The 2004 Plan provides for the grant of options (including both incentive and non-qualified stock options), restricted stock awards (“RSAs”), stock appreciation rights (“SARs”), restricted stock units (“RSUs”), and a variety of other types of awards.  Awards representing an aggregate of up to 6,500,000 shares of our common stock, together with shares remaining available under the 1993 Plan and shares recaptured from outstanding awards under the 1993 Plan, 1999 Plan, and 2000 Plan, may be issued under this plan.  Of the aggregate shares available, up to 2,000,000 shares may be issued in connection with “full-value” awards (equity awards for which a participant does not pay at least the grant-date fair market value of the award, such as RSAs or RSUs).  Additional shares may be used for full-value awards by reducing the number of shares that remain available for options, SARs, and other non-full-value awards by three shares for each share to be used for full-value awards in excess of the 2,000,000 share limit.

The aggregate number of shares subject to awards granted under the 2004 Plan in any fiscal year will not exceed 2% of our common stock on a fully diluted basis as of the last day of the preceding fiscal year.  The 2004 Plan prohibits the amendment or replacement of options or SARs granted under the plan in a transaction that constitutes a “re-pricing” under generally accepted accounting principles without shareholder approval.

CHARMING SHOPPES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEAR ENDED JANUARY 31, 2009
(Continued)

Additional information related to our 2004 Plan is as follows:

	2009	2008	2007

Restricted stock awards/RSUs granted	824,879	1,035,422	926,346
Weighted average market price at date of grant	$5.05	$11.98	$13.21
Stock awards/RSUs vested with issuance deferred	0	240,979	305,250
Shares issued under stock awards/RSUs	601,005	64,196	17,312
Cancellations of stock awards/RSUs	938,333	720,795	11,131
Restricted awards/RSUs outstanding at year-end	1,086,192	1,800,651	1,791,199
SARs exercisable at year-end	231,660	–	–

2003 Non-Employee Directors Compensation Plan

Our 2003 Non-Employee Directors Compensation Plan (the “2003 Plan”) was approved by shareholders on June 26, 2003.  Directors who are not employed by our company are eligible to participate in the plan.  Our Board of Directors administers the plan and approves the form and amount of awards under the plan.  This plan provides for the grant of stock options, SARs, RSAs, RSUs, or deferred shares of up to an aggregate total of 600,000 shares of our common stock.  No more than 50% of the shares reserved for issuance under the plan may be issued as restricted stock awards or RSUs.

During Fiscal 2007 the plan provided for a one-time RSA to a newly elected or appointed non-employee director of 10,000 shares of common stock vesting over three years and annual grants of options for 7,500 shares of common stock and 7,500 RSUs vesting in one year to each non-employee director serving at the date of our Annual Meeting of Shareholders.  During Fiscal 2008 we amended the plan to eliminate the one-time RSA to a newly elected or appointed non-employee director and to grant annual RSUs for a number of shares equivalent to $135,000 of aggregate market value on the date of grant to each non-employee director serving at the date of our Annual Meeting of Shareholders instead of the two 7,500-share awards.

Each RSU represents a right to receive one share of common stock or cash of equal value, at the company’s option, at the date of vesting or, if deferred by the director, at a later date after termination of service.  Non-employee directors may also elect to receive deferred shares of common stock of an equivalent market value instead of cash director’s fees.

The exercise price of options or SARs granted under the 2003 Plan may not be less than the fair market value of our common stock on the date of grant.  The maximum term of options and SARs issued under the plan is ten years.  The plan includes a provision that options previously granted under the plan will not be amended or replaced in a transaction that constitutes a “re-pricing” as defined in the plan without shareholder approval.

CHARMING SHOPPES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEAR ENDED JANUARY 31, 2009
(Continued)

Additional information related to our 2003 Plan is as follows:

	2009	2008	2007

One-time restricted stock awards granted	0	0	10,000
Weighted average market price at date of grant	$–	$–	$13.84
RSUs granted	33,000	80,703	61,233
Weighted average market price at date of grant	$4.58	$11.71	$11.33
Shares issued under stock awards/RSUs	58,920	24,999	8,482
RSUs vested with issuance deferred	46,116	42,536	37,500
Cancellations of restricted stock awards/RSUs	0	9,131	0
Restricted awards/RSUs outstanding at year-end	15,334	87,370	83,333
Options exercisable at year-end	331,158	341,587	283,140

2000 Associates’ Stock Incentive Plan

The 2000 Plan, adopted by our Board of Directors on January 27, 2000, provided for the grant of options, SARS, RSAs, deferred stock, or other stock-based awards of up to an aggregate total of 5,000,000 shares of our common stock.  The form of the grants, exercise price, and maximum term, where applicable, were at the discretion of our Board of Directors and its Compensation Committee.

Additional information related to our 2000 Plan is as follows:

	2009	2008	2007

Shares issued under stock awards	123,630	158,420	57,815
Cancellations of restricted stock awards	15,900	17,990	91,950
Restricted awards outstanding at year-end	58,560	198,090	374,500
Options exercisable at year-end	528,720	659,759	750,857

1999 Associates’ Stock Incentive Plan

The 1999 Plan, adopted by our Board of Directors in February 1999, provided for the grant of options to purchase up to an aggregate total of 1,000,000 shares of our common stock.  The exercise price of such options could not be less than the fair market value on the date of grant.  The maximum term of options issued under the plan is ten years.  Options exercisable under this plan were 62,900 as of January 31, 2009, 92,500 as of February 2, 2008, and 96,095 as of February 3, 2007.

As a result of our adoption of the 2004 Plan, no further options or awards may be granted under the 2000 Plan or the 1999 Plan.

CHARMING SHOPPES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEAR ENDED JANUARY 31, 2009
(Continued)

1993 Employees’ Stock Incentive Plan

The 1993 Plan provided for the grant of options or awards for up to an aggregate total of 10,898,726 shares of common stock plus 1,843,258 unissued shares available under our discontinued 1990 Employees’ Stock Incentive Plan.  The form of the grants and exercise price, where applicable, were at the discretion of our Board of Directors and its Compensation Committee (formerly the Compensation and Stock Option Committee).  The maximum term of options issued under the 1993 Plan is ten years.  As a result of the adoption of the 2004 Plan, we no longer intend to issue options or awards under this plan.

Additional information related to our 1993 Plan is as follows:

	2009	2008	2007

Shares issued under stock awards	200,850	160,060	160,960
Stock awards vested with issuance deferred	0	0	0
Cancellations of restricted stock awards	2,000	0	0
Restricted awards outstanding at year-end	73,440	276,290	436,350
Options exercisable at year-end	498,640	724,640	932,540

1988 Key Employee Stock Option Plan

Our 1988 Key Employee Stock Option Plan (the “1998 Plan”) provides for the grant of options to our key employees to purchase up to an aggregate total of 3,000,000 shares of our common stock.  The exercise price of options granted under this plan is $1.00 per share.  Options exercisable under this plan were 20,984 as of January 31, 2009, 16,028 as of February 2, 2008, and 14,032 as of February 3, 2007.

The shares issued and options granted under the above plans are subject to forfeiture if the employees do not remain employed by us for a specified period of time.  Service-based awards issued under the 2004 plan generally vest over 4 to 5 years.  Vesting of performance-based awards under the 2004 plan is generally based on attaining a specified level of “free cash flows” or “EBITDA” (as defined in the agreement) over a 2-3-year period and vesting occurs at the end of that period.  Under the 2003 Plan, shares issued and options granted are subject to forfeiture if the individual does not remain a Director of the Company for a specified period of time except, under certain circumstances, in the case of retirement or voluntary termination.  Awards currently being issued under the 2003 Plan generally vest on June 1 of the following year.  Options issued under the 1988 Plan are service-based and generally vest over 5 years.

As of January 31, 2009 the following shares were available for grant under our various stock plans: 2004 Plan – 4,828,092 shares; 2003 Plan – 100,397 shares; and 1988 Plan – 106,860 shares.

CHARMING SHOPPES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEAR ENDED JANUARY 31, 2009
(Continued)

The table below summarizes option/SARs activity in the above stock-based compensation plans:

		Average
	Option	Option	Option Prices
	Shares	Price	Per Share

Outstanding at January 28, 2006	3,672,108	$5.819	$1.00	–	$12.48
Granted – option price equal to market price	61,233	11.332	11.28	–	13.84
Granted – option price less than market price	31,600	1.000	1.00	–	1.00
Canceled/forfeited	(10,571)	1.502	1.00	–	6.65
Exercised	(1,536,580)	5.965	1.00	–	9.10
Outstanding at February 3, 2007	2,217,790	5.822	1.00	–	13.84
Granted – option price less than market price	18,000	1.000	1.00	–	1.00
Canceled/forfeited	(36,796)	5.724	1.00	–	11.28
Exercised	(304,120)	4.741	1.00	–	8.46
Outstanding at February 2, 2008	1,894,874	5.952	1.00	–	13.84
Granted – option price equal to market price	3,475,674	4.569	1.13	–	5.64
Granted – option price less than market price	14,000	1.000	1.00	–	1.00
Canceled/forfeited	(1,857,665)	5.097	1.00	–	12.48
Exercised	(234,498)	4.016	1.00	–	5.47
Outstanding at January 31, 2009	3,292,385	$5.091	$1.00	–	$13.84

The table below summarizes information regarding weighted average exercise price and weighted average remaining contractual life in years for options/SARs outstanding and options/SARs exercisable as of January 31, 2009 for the ranges of exercise prices shown:

			Weighted
		Weighted	Average
		Average	Remaining
	Option	Option	Life
Ranges of Option Prices	Shares	Price	(Years)

$0.00 – $1.00:
Options outstanding	65,545	$1.000	2.2
Options exercisable	20,984	1.000
$1.01 – $5.00:
Options outstanding	1,819,572	$4.022	5.7
Options exercisable	436,160	4.434
$5.01 – $10.00:
Options outstanding	1,353,535	$6.479	2.6
Options exercisable	1,163,185	6.690
$10.01 – $13.84:
Options outstanding	53,733	$11.339	7.4
Options exercisable	53,733	11.339

CHARMING SHOPPES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEAR ENDED JANUARY 31, 2009
(Continued)

The table below summarizes certain additional information with respect to our options, SARs and awards:

(In thousands)	2009	2008

Aggregate intrinsic value of options/SARs outstanding at year-end(1)	$0	$1,777
Aggregate intrinsic value of options/SARs exercisable at year-end(1)	0	1,422
Aggregate market value of unvested stock awards at year-end	1,341	16,711

Aggregate intrinsic value of options/SARs exercised during the year(2)	358	1,014
Aggregate market value of stock awards vested during the year	5,140	6,755
____________________
(1) Aggregate market value at year-end less aggregate exercise price.
(2) Aggregate market value on date of exercise less aggregate exercise price.

The weighted average grant date fair values for options and SARs granted under the above plans, using the Black-Scholes model and assumptions described in “NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES; Stock-based Compensation” above, are as follows:

	2009	2008	2007

Exercise price equal to market price	$2.39	$–	$5.41
Exercise price less than market price	4.86	11.95	13.06

Employee Stock Purchase Plan

Our 1994 Employee Stock Purchase Plan permits employees to purchase shares of our common stock during quarterly offering periods at a price equal to 85% of the lower of the stock’s market price on the first day of, or the fifth business day after the end of, the offering period.  Employees purchase shares through accumulation of payroll deductions of up to 10% of the employee’s compensation during each offering period.  An aggregate total of 2,000,000 shares are reserved for grant under this plan.  Shares purchased under this plan were 212,430 during Fiscal 2009, 139,910 during Fiscal 2008, and 79,522 during Fiscal 2007.  The weighted average grant date market value for shares purchased during the year was $4.99 for Fiscal 2009, $10.14 for Fiscal 2008, and $13.15 for Fiscal 2007.  At January 31, 2009, 804,328 shares were available for future purchases under this plan.

NOTE 12.  CUSTOMER LOYALTY CARD PROGRAMS

We offer our customers various loyalty card programs.  Customers that join these programs are entitled to various benefits, including discounts and rebates on purchases during the membership period.  Customers join some of these programs by paying an annual membership fee.  For these programs we recognize revenue as a component of net sales over the life of the membership period based on when the customer earns the benefits and when the fee is no longer refundable.  We recognize costs we incur in connection with administering these programs as cost of goods sold when incurred.

CHARMING SHOPPES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEAR ENDED JANUARY 31, 2009
(Continued)

Our FASHION BUG brand offers a customer loyalty card program that we operate under our FASHION BUG proprietary credit card program.  Like our other loyalty programs, this program entitles customers to various rebates, discounts, and other benefits upon payment of an annual membership fee.  Through Fiscal 2007 this program also provided customers with the option to cancel their membership within 90 days, entitling them to a full refund of their annual fee.  Additionally, after 90 days customers that cancelled their memberships were entitled to a pro rata fee refund based on the number of months remaining on the annual membership.  Accordingly, we recognized 25% of the annual membership fee as revenue after 90 days, with the remaining fee recognized on a pro rata basis over nine months.  Effective February 22, 2007 this program was changed to provide customers with the option to cancel their membership within 30 days, entitling them to a full refund of their annual fee.  We recognized revenues of $11,957,000 during Fiscal 2009, $12,837,000 during Fiscal 2008, and $10,634,000 during Fiscal 2007 in connection with this program. The FASHION BUG brand also offers a loyalty card program that does not charge membership fees.

Our CATHERINES brand also offers a loyalty card program.  We recognized revenues of $8,957,000 during Fiscal 2009, $8,980,000 during Fiscal 2008, and $8,499,000 during Fiscal 2007 in connection with this program.

During the third quarter of Fiscal 2008 we began offering a loyalty program in connection with the issuance of our LANE BRYANT proprietary credit card.  Cardholders earn points for purchases using the credit card, which may be redeemed for merchandise coupons upon the accumulation of a specified number of points.  No membership fees are charged in connection with this program.

We accrued $3,597,000 as of the end of Fiscal 2009, $2,000,000 as of the end of Fiscal 2008, and $1,050,000 as of the end of Fiscal 2007 for the estimated costs of discounts earned and coupons issued and not redeemed in connection with our various loyalty card programs.

NOTE 13.  IMPAIRMENT OF STORE ASSETS, GOODWILL, AND TRADEMARKS

We evaluate the recoverability of our long-lived assets in accordance with SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets.”  We assess our long-lived assets for recoverability whenever events or changes in circumstances indicate that the carrying amounts of long-lived assets may not be recoverable.  We consider historical performance and future estimated results when evaluating an asset for potential impairment, and we compare the carrying amount of the asset to the estimated future undiscounted cash flows expected to result from the use of the asset.  If the estimated future undiscounted cash flows are less than the carrying amount of the asset we write down the asset to its estimated fair value and recognize an impairment loss.  Our estimate of fair value is generally based on either appraised value or the present value of future cash flows.

Due to our current-year operating results and the impact of the current economic environment on the retail industry, during the third quarter of Fiscal 2009 we identified, in accordance with SFAS No. 144, 120 stores with asset carrying values in excess of such stores’ respective forecasted undiscounted cash flows.  During the fourth quarter of Fiscal 2009, with the continued deterioration in the economic environment and our operating results, we identified 152 additional stores with asset carrying values in excess of such stores’ respective forecasted undiscounted cash flows.  Accordingly, we recognized an aggregate non-cash impairment charge of $36,792,000 to write down the long-lived assets at these stores to their respective fair values.

CHARMING SHOPPES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEAR ENDED JANUARY 31, 2009
(Continued)

Our intangible assets, consisting primarily of goodwill and trademarks, tradenames, and internet domain names, resulting from business acquisitions, are carried at cost.  Separate intangible assets that are not deemed to have an indefinite life are amortized over their useful lives.  We test our goodwill and our indefinite-lived intangible assets in accordance with the provisions of SFAS No. 142, “Goodwill and Other Intangible Assets.”  We test goodwill and other intangible assets for impairment at least annually or more frequently if there is an indication of possible impairment.  We perform our annual impairment analysis during the fourth quarter of our fiscal year because our fourth quarter operating results are significant to us and are an integral part of our analyses.  In addition, we prepare our financial plan for the following fiscal year, which is an important part of our impairment analyses, during the fourth quarter of our fiscal year.

The performance of the impairment test for goodwill involves a two-step process.  The first step of the test involves comparing the fair values of the applicable reporting units with their aggregate carrying values, including goodwill.  We determine the fair value of our reporting units using principally an income approach to valuation, which uses a discounted cash flow method to estimate the fair value of the reporting unit.  If the carrying amount of a reporting unit exceeds the reporting unit’s fair value, we perform the second step of the goodwill impairment test to determine the amount of impairment loss.  The second step of the goodwill impairment test involves comparing the implied fair value of the affected reporting unit’s goodwill with the carrying value of that goodwill.

Our identifiable intangible assets consist primarily of trademarks.  These intangible assets arise primarily from the allocation of the purchase price of businesses acquired to identifiable intangible assets based on their respective fair market values at the date of acquisition.  Amounts assigned to identifiable intangible assets, and their related useful lives, are derived from established valuation techniques and management estimates.

Consistent with the methodology used to initially establish and record the fair value of the trademarks, we apply the “relief-from-royalty” method of the income approach in measuring the fair value of our tradenames for impairment testing.  Under this method it is assumed that a company, without the rights to the trade names, would license the right to utilize them for business purposes.  The fair value is estimated by discounting the hypothetical royalty payments to their present value over the estimated economic life of the asset.

As a result of the significant decrease in the market value of our common stock during the third quarter of Fiscal 2009 and the impact of the current economic environment on our operating results we performed a review of our goodwill and other intangible assets with indefinite lives in accordance with the provisions of SFAS No. 142 for possible impairment.  Based on our assessment we determined that our goodwill and other indefinite-lived intangible assets were not impaired as of the third quarter of Fiscal 2009.

During the fourth quarter of Fiscal 2009 we performed our annual goodwill impairment test for each of our reporting units that have recorded goodwill and indefinite-lived intangible assets (LANE BRYANT, CATHERINES, and FIGI’S).  Based on our annual impairment test we determined that our CATHERINES goodwill was impaired.  Accordingly, we recognized a non-cash impairment charge of $43,230,000 related to the CATHERINES goodwill.  In addition, as a result of our plans to discontinue the use of certain other acquired trademarks and tradenames, we recognized a non-cash impairment charge of $1,476,000 for such indefinite-lived intangible assets during the fourth quarter of Fiscal 2009.

CHARMING SHOPPES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEAR ENDED JANUARY 31, 2009
(Continued)

During the fourth quarter of Fiscal 2008 we performed our annual impairment review and determined that the carrying value of our FIGI’S goodwill exceeded the implied or estimated fair values of those assets.  Accordingly, we recognized a pre-tax impairment charge of $18,172,000 related to FIGI’S goodwill.  During the fourth quarter of Fiscal 2007 we conducted our annual evaluation of goodwill and other indefinite-lived intangible assets and determined that there was no impairment of these assets.

During the fourth quarter of Fiscal 2008 we identified 157 under-performing stores to be closed.  As a result of the decision to close these under-performing stores, 136 of the 157 stores identified were determined to be impaired, which resulted in the recognition of a non-cash charge of $9,025,000 to write down these stores to their respective fair values.

CHARMING SHOPPES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEAR ENDED JANUARY 31, 2009
(Continued)

NOTE 14.  RESTRUCTURING AND OTHER CHARGES

The following tables summarize our restructuring and other costs:

				Total
	Costs	Costs Incurred	Estimated	Estimated/
	Incurred	for Fiscal Year	Remaining	Actual
	as of	Ended	Costs	Costs as of
	February 2,	January 31,	to be	January 31,
(In thousands)	2008	2009	Incurred	2009

Fiscal 2008 Announcements
Relocation of CATHERINES operations:
Severance and retention costs	$1,696	$383	$0	$2,079
Non-cash write down and accelerated
depreciation	2,299	1,509	0	3,808
Relocation and other charges	241	925	0	1,166

Closing of under-performing and PETITE
SOPHISTICATE full line stores:
Non-cash accelerated depreciation	0	691	0	691
Store lease termination charges	0	6,909	740	7,649

Severance and retention costs related to
the elimination of positions	1,096	148	0	1,244

Fiscal 2009 Announcements
Severance for departure of former CEO	0	9,446	142	9,588

Shutdown of LANE BRYANT WOMAN catalog:
Severance and retention costs	0	1,557	639	2,196
Non-cash accelerated depreciation	0	934	936	1,870

Severance and retention costs related to
the elimination of positions	0	3,873	0	3,873

Non-core misses apparel assets:
Non-cash accelerated depreciation	0	2,968	3,398	6,366
Other costs	0	420	7,000	7,420

Transformational initiatives	0	2,563	5,223	7,786

figure magazine shutdown costs	0	819	0	819
Total	$5,332	$33,145	$18,078	$56,555

CHARMING SHOPPES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEAR ENDED JANUARY 31, 2009
(Continued)

		Costs Incurred
	Accrued	for Fiscal Year		Accrued
	as of	Ended		as of
	February 2,	January 31,	Payments/	January 31,
(In thousands)	2008(1)	2009	Settlements	2009(1)

Fiscal 2008 Announcements
Relocation of CATHERINES operations:
Severance and retention costs	$1,696	$383	$2,079	$0
Relocation and other charges	0	925	925	0

Closing of under-performing and PETITE
SOPHISTICATE full line stores:
Store lease termination charges	0	6,909	5,222	1,687

Severance and retention costs related to
the elimination of positions	992	148	1,140	0

Fiscal 2009 Announcements
Severance for departure of former CEO	0	9,446	3,993	5,453

Shutdown of LANE BRYANT WOMAN catalog:
Severance and retention costs	0	1,557	67	1,490

Severance and retention costs related to
the elimination of positions	0	3,873	925	2,948

Non-core misses apparel assets:
Other costs	0	420	0	420

Transformational initiatives	0	2,563	1,184	1,379

figure magazine shutdown costs	0	819	0	819
Total	$2,688	$27,043	$15,535	$14,196
____________________
(1) Included in “Accrued expenses” in the accompanying consolidated balance sheets.

Relocation of CATHERINES Operations

In November 2007 we announced our plan to relocate our CATHERINES operations located in Memphis, Tennessee to our corporate headquarters in Bensalem, Pennsylvania in conjunction with the consolidation of a number of its operating functions.  The costs of this plan included accelerated depreciation, severance and retention, and relocation costs.

CHARMING SHOPPES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEAR ENDED JANUARY 31, 2009
(Continued)

The accelerated depreciation represents the change in the estimated useful life of the Memphis facility and was recognized over the period from the inception of the plan to the closing date of the facility, which was during the first quarter of Fiscal 2009.  Severance and retention costs represent involuntary termination benefits for approximately 80 employees who did not relocate from the Memphis facility to our Bensalem headquarters.  Relocation costs represent costs to relocate approximately 30 employees from Memphis to our corporate headquarters in Bensalem, Pennsylvania.  The involuntary terminations and relocations were completed during the first quarter of Fiscal 2009.  The relocation of CATHERINES operations was completed in Fiscal 2009.

Fiscal 2008 Closing of Stores and Elimination of Positions

In February 2008 we announced additional initiatives and actions to streamline our business operations in order to focus on our core businesses and reduce selling, general, and administrative expenses and capital expenditures to improve cash flow in response to the impact that the current economic environment was having on our operating results.  These initiatives resulted in the following actions:

●	the elimination of approximately 150 corporate and field management positions;

●	a decrease in the capital budget for Fiscal 2009, primarily through a significant reduction in the number of planned store openings for Fiscal 2009;

●	the closing of approximately 150 under-performing stores; and

●	the closing of our full-line PETITE SOPHISTICATE stores.

As a result of the decision to close the under-performing and full-line PETITE SOPHISTICATE stores we recorded accelerated depreciation charges in Fiscal 2009.  Additionally, in Fiscal 2009 we recorded store lease termination charges related to the store closings.  As of January 31, 2009, we have completed the elimination of corporate and field positions and closed 100 of the identified under-performing stores, including our full-line PETITE SOPHISTICATE stores.  We expect to complete the under-performing store closing program by the first half of Fiscal 2010.

We incurred severance and retention costs for the elimination of approximately 150 corporate positions in Fiscal 2008 and Fiscal 2009.  The severance and retention related to the elimination of these positions were completed in Fiscal 2009.

Departure of Former CEO

As a result of the resignation of our former chief executive officer during the second quarter of Fiscal 2009 we recognized severance and related costs, including $2,532,000 related to accelerated stock compensation costs, in accordance with the employment agreement.  The liability as of January 31, 2009 represents the present value of the severance obligation which is scheduled to be paid over the next two years in accordance with her separation agreement.  Not withstanding the above, the payment of the severance obligation is dependent on the resolution of certain matters in dispute that are subject to pending arbitration.

CHARMING SHOPPES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEAR ENDED JANUARY 31, 2009
(Continued)

Shutdown of LANE BRYANT WOMAN Catalog

During the third quarter of Fiscal 2009 we decided to discontinue our LANE BRYANT WOMAN catalog.  As a result of this decision we recognized a markdown allowance of $4,220,000 to properly state inventory at the lower of cost or market.  The markdown allowance is included in cost of goods sold, buying, catalog, and occupancy expenses in our Fiscal 2009 consolidated statement of operations and comprehensive income.  Additionally, we recognized severance and retention costs for the elimination of approximately 100 positions and non-cash accelerated depreciation related to fixed assets that we will cease to use after the closure of the catalog.  We expect to complete this shutdown of LANE BRYANT WOMAN catalog during the first half of Fiscal 2010.

Fiscal 2009 Elimination of Positions

In the Fiscal 2009 Third Quarter we announced a further workforce reduction of approximately 225 positions, which represent both terminations and elimination of open positions. Accordingly, we recognized severance costs related to the terminated employees.  We expect to complete the payment of severance for the terminated employees in Fiscal 2010.

Non-core Misses Apparel Assets

As part of the definitive agreement for the sale of the Crosstown Traders apparel catalogs (see “NOTE 2.  DISCONTINUED OPERATIONS” above), we retained certain components of the infrastructure of the Crosstown Traders apparel catalogs.  Accordingly, we entered into transitional service agreements with an affiliate of Orchard Brands to provide certain services, including information technology, use of existing facilities, and financial services.  Subsequent to the transitional period we will be responsible for the remaining lease liabilities for the retained facilities and will discontinue using the fixed assets related to the retained facilities.  Accordingly, we recognized non-cash accelerated deprecation related to the retained fixed assets over the transitional services period.  We expect to recognize a lease termination liability of approximately $7,000,000 in accordance with SFAS No. 146 at the end of the transitional service agreement in the Fiscal 2010 Third Quarter when we cease to use the retained leased facilities.

Transformational Costs

We began to execute on a new multi-year strategy in Fiscal 2009 with the assistance of experienced third-party retail consultants to ensure the viability of the Company and our brands, enhance our competitive position, and to improve our financial results over time.  The new strategy focuses on the following:

●	Refocus on our core retail brands.

●	Simplify the business by eliminating distractions and divesting non-core assets.

●	Substantially reduce operating expenses and streamline operations.

●	Maintain and protect our strong balance sheet and liquidity position.

CHARMING SHOPPES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEAR ENDED JANUARY 31, 2009
(Continued)

Fiscal 2009 Closure of Under-performing Stores

In the Fiscal 2009 Fourth Quarter, we announced a new under-performing store closing program for approximately 100 stores.  As a result of the decision to close these under-performing stores we will incur non-cash accelerated depreciation related to the under-performing store closing program in Fiscal 2010. We expect to complete the under-performing store closing program by the first half of Fiscal 2011.

figure Magazine Shutdown Costs

In the Fiscal 2009 Fourth Quarter, we decided to shutdown our figure magazine operation.  As a result of this decision, we incurred contract termination costs in accordance with the terms of our third-party agreement.  We expect to complete the shutdown of the figure magazine in the second quarter of Fiscal 2010.

NOTE 15.  EMPLOYEE RETIREMENT BENEFIT PLANS

We provide a comprehensive retirement benefit program for our employees.  This program provides for a noncontributory profit-sharing plan that covers substantially all full-time employees who meet age and service requirements.  Contributions to this plan are completely discretionary and are determined by our Board of Directors on an annual basis.

The program also includes a 401(k) employee savings plan under which eligible participating employees may elect to contribute up to 80% of their compensation to an investment trust.  The 401(k) plan includes a provision for a matching company contribution of 50% of the participant’s elective contribution on up to 6% of the participant’s compensation.  Participating employees are immediately vested in their own contributions.  Full vesting in the matching company contribution occurs on the earlier of the participant’s attainment of 5 years of service or upon retirement, death, or disability, as defined in the plan.  Company matching contributions are made in cash, and the available trust investment options do not include investment in our own common stock.  The total expense for the program was $3,243,000 for Fiscal 2009, $3,237,000 for Fiscal 2008, and $4,453,000 for Fiscal 2007.

We provide a non-qualified deferred compensation plan to officers and certain key executives.  Under this plan participants may contribute up to 77% of their base compensation and 100% of bonus compensation.  This plan includes a provision for a matching company contribution of 50% of the participant’s contribution on up to 6% of the participant’s compensation, less any matching contributions made for the participant under our 401(k) plan.  The total expense for this plan was $1,512,000 for Fiscal 2009, $1,531,000 for Fiscal 2008, and $297,000 for Fiscal 2007.  The accrued liability for benefits under this plan were $12,112,000 as of January 31, 2009 and $39,232,000 as of February 2, 2008.  The decrease in the accrued liability from February 2, 2008 to January 31, 2009 was due to a combination of distributions under the plan and a decline in the market value of plan assets during the year.

CHARMING SHOPPES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEAR ENDED JANUARY 31, 2009
(Continued)

Through December 31, 2008 we also provided a non-qualified defined contribution supplemental retirement plan for certain management and key executives.  Under this plan we contributed amounts to participant accounts based on age and years of plan service, as well as earnings as defined in the plan.    The total expense for this plan was $2,960,000 for Fiscal 2009, $867,000 for Fiscal 2008, and $1,098,000 for Fiscal 2007.

Effective December 31, 2008 we discontinued the non-qualified defined contribution supplemental retirement plan and ceased making retirement credits to the plan.  In addition, we reduced the interest rate to be credited on participants’ accounts under the plan to 3.5% and participants’ accounts became fully vested.  Distribution of participant accounts occur over one-to-three years based on the account balance.    The accrued liability for benefits under this plan were $6,002,000 as of January 31, 2009 and $8,334,000 as of February 2, 2008.

NOTE 16.  NET INCOME/(LOSS) PER SHARE

(In thousands)	2009	2008	2007
	(As Adjusted)	(As Adjusted)

Basic weighted average common shares outstanding	114,690	121,160	122,388
Dilutive effect of assumed conversion of 4.75%
Senior Convertible Notes(1)(2)	0	0	15,182
Dilutive effect of stock options, stock appreciation rights, and awards(2)	0	0	2,193
Diluted weighted average common shares and equivalents outstanding	114,690	121,160	139,763

Income/(loss) from continuing operations	$(180,351)	$(4,163)	$101,959
Decrease in interest expense from assumed conversion
of 4.75% Senior Convertible Notes, net of income taxes(1)(2)	0	0	4,514
Income/(loss) from continuing operations used to determine
diluted net income/(loss) per share	(180,351)	(4,163)	106,473
Income/(loss) from discontinued operations, net of income taxes
in 2008 and 2007	(74,922)	(85,039)	6,964
Extraordinary item, net of income taxes	0	912	0
Net income/(loss) used to determine diluted net income/(loss) per share	$(255,273)	$(88,290)	$113,437

Options with weighted average exercise price greater than market price, excluded from computation of diluted earnings per share:
Number of shares (thousands)	– (2)	77	1
Weighted average exercise price per share	– (2)	$9.27	$13.84
____________________
(1) The 4.75% Senior Convertible Notes were converted or redeemed on June 4, 2007 (see “NOTE 8. LONG-TERM DEBT” above).
(2)  The 4.75% Senior Convertible Notes are excluded from the computation of diluted net loss per share for 2008, and stock options, stock appreciation rights, and awards are excluded from the computation of diluted net loss per share for 2009 and 2008, as their effect would have been anti-dilutive.

CHARMING SHOPPES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEAR ENDED JANUARY 31, 2009
(Continued)

Grants of stock awards under our restricted stock award programs generally require continuing employment for a specified period of time as a condition for vesting of the award.  Grants that have not vested and are subject to a risk of forfeiture are included in the calculation of diluted earnings per share using the treasury stock method if the impact of the award is dilutive.  Upon vesting, shares issued under these award programs are included in the calculation of basic earnings per share.

Our 1.125% Notes have no impact on our diluted net income per share until the price of our common stock exceeds the conversion price of $15.379 per share because we expect to settle the principal amount of the 1.125% Notes in cash upon conversion.  The call options are not included in the calculation of diluted net income per share because their effect would be anti-dilutive.  Should the price of our common stock exceed $21.607 per share we would also include the dilutive effect of the additional potential shares that may be issued related to the warrants, using the treasury stock method.  See “NOTE 8.  LONG-TERM DEBT” above for further information regarding the 1.125% Notes, related call options and warrants, and the conversion of our 4.75% Notes.

NOTE 17.  ASSET SECURITIZATION

Our FASHION BUG, LANE BRYANT, CATHERINES, and PETITE SOPHISTICATE proprietary credit card receivables are originated by Spirit of America National Bank (the “Bank”), our wholly-owned credit card bank.  The Bank transfers its interest in all the receivables associated with these programs to the Charming Shoppes Master Trust (the “Trust”) through Charming Shoppes Receivables Corp. (“CSRC”), a separate and distinct special-purpose entity.  The Trust is an unconsolidated qualified special-purpose entity (“QSPE”).

Through Fiscal 2007 our Crosstown Traders apparel-related catalog credit card receivables, which we securitized subsequent to our Fiscal 2006 acquisition of Crosstown Traders, were originated in a non-bank program by Crosstown Traders.  Crosstown Traders transferred its interest in the receivables to Catalog Receivables LLC, a separate and distinct unconsolidated QSPE, through a separate and distinct special-purpose entity.  On February 5, 2007, the Bank acquired the account relationships of the Crosstown Traders catalog credit cards and all subsequent new receivables were originations of the Bank.  This acquisition did not cause a change in the securitization entities used by the Crosstown Traders proprietary credit card program.

On August 25, 2008 we announced that we entered into an agreement to sell our misses apparel catalog credit card receivables in connection with the sale of the related Crosstown Traders catalog titles (see “NOTE 2.  DISCONTINUED OPERATIONS” above).  On December 31, 2008, we finalized the sale of the credit card receivables portfolio associated with the Crosstown Traders misses apparel catalogs to World Financial Network National Bank, a unit of Alliance Data Systems Corporation.  The portfolio was sold for a par value of $43,526,000.

The sale of the Crosstown Traders portfolio enabled us to pay off and terminate the related Series 2005-RPA conduit securitization facility that was dedicated to these receivables.  The sale of the credit card receivables and the elimination of funding-related cash collateral requirements, less the prepayment of securitized indebtedness, resulted in net cash proceeds to us of $12,455,000.

CHARMING SHOPPES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEAR ENDED JANUARY 31, 2009
(Continued)

On November 14, 2008 we completed a $55,000,000 increase in the conduit capacity of our existing Series 2004-VFC facility, increasing the conduit to a capacity of $105,000,000.  In January 2009 we renewed our Series 2004-VFC conduit facility for one year.  Subsequent to the end of Fiscal 2009 we renewed our Series 1999-2 conduit facility for one year.

The QSPEs can sell interests in these receivables on a revolving basis for a specified term.  At the end of the revolving period, an amortization period begins during which the QSPEs make principal payments to the parties that have entered into the securitization agreement with the QSPEs.  All assets of the QSPEs (including the receivables) are isolated and support the securities issued by those entities.

We record gains or losses on the securitization of our proprietary credit card receivables based on the estimated fair value of the assets retained and liabilities incurred in the sale.  Gains represent the present value of the estimated cash flows that we have retained over the estimated outstanding period of the receivables.  This excess cash flow essentially represents an I/O strip, consisting of the present value of the finance charges and late fees in excess of the amounts paid to certificate holders, credit losses, and servicing fees.

During Fiscal 2009, Fiscal 2008, and Fiscal 2007 we recognized the following activity related to the I/O strip:

(In thousands)	2009	2008	2007

Value of the I/O strip at beginning of year	$23,259	$15,878	$15,061
Additions to the I/O strip	34,353	38,129	24,125
Amortization of the I/O strip	(38,347)	(30,643)	(24,608)
Valuation adjustments	33	(105)	1,300
Value of the I/O strip at end of year	$19,298	$23,259	$15,878

In addition, we recognized a servicing liability in Fiscal Years 2009, 2008, and 2007 because the servicing fees we expect to receive from the securitizations do not provide adequate compensation for servicing the receivables.  The servicing liability represents the present value of the excess of our cost of servicing over the servicing fees received and is recorded at its estimated fair value.  Because quoted market prices are generally not available for the servicing of proprietary credit card portfolios of comparable credit quality, we determine the fair value of the cost of servicing by calculating all costs associated with billing, collecting, maintaining, and providing customer service during the expected life of the securitized credit card receivable balances.  We discount the amount of these costs in excess of the servicing fees over the estimated life of the receivables sold. The discount rate and estimated life assumptions used for the present value calculation of the servicing liability are consistent with those used for the I/O strip.

CHARMING SHOPPES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEAR ENDED JANUARY 31, 2009
(Continued)

During Fiscal 2009, Fiscal 2008, and Fiscal 2007 we recognized the following activity related to the servicing liability:

(In thousands)	2009	2008	2007

Value of the servicing liability at beginning of year	$3,038	$2,103	$2,297
Additions to the servicing liability	5,175	4,659	2,972
Amortization of the servicing liability	(5,167)	(3,724)	(3,166)
Value of the servicing liability at end of year	$3,046	$3,038	$2,103

We amortize the I/O strip and servicing liability on a straight-line basis over the expected life of the credit card receivables, which is generally less than one year.  We estimate the expected life primarily by using the historical average of principal payments as a percent of outstanding trust receivables sold.  The amortization of the servicing liability is included in selling, general, and administrative expenses in our consolidated statements of operations and comprehensive income and the value of the servicing liability at the end of the year is included in accrued expenses on our consolidated balance sheets.

The impact of our securitization activity on our consolidated statements of operations and comprehensive income are as follows (all items are included in selling, general, and administrative expenses):

(In thousands)	2009	2008	2007

Gain on sale of receivables to the Trust	$34,353	$38,129	$24,125
Amortization of the I/O strip	(38,347)	(30,643)	(24,608)
Valuation adjustments of the I/O strip	33	(105)	1,300
Residual cash flow earned related to I/O interest(1)	104,750	84,085	73,899
Additions to the servicing liability	(5,175)	(4,659)	(2,972)
Amortization of the servicing liability	5,167	3,724	3,166
Decrease in selling, general, and administrative expenses	$100,781	$90,531	$74,910
____________________
(1) Includes servicing fees of $11,258 in 2009, $8,211 in 2008, and $6,981 in 2007.

The cash flow related to our sale of the receivables to the Trust, the activity related to amortization and valuation adjustments to the I/O Strip and servicing liability, and the activity related to the excess spread revenues are treated as operating cash flows.  These activities are included in net cash provided by operating activities on the consolidated statements of cash flows.  Our purchases and (sales) of certificates issued by the Trust are reported as investing cash flows and amounted to $(285,000) in fiscal 2009, $40,635,000 in fiscal 2008, and $360,000 in fiscal 2007.

CHARMING SHOPPES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEAR ENDED JANUARY 31, 2009
(Continued)

The following table presents additional information relating to the QSPEs for Fiscal 2009, Fiscal 2008, and Fiscal 2007:

(In thousands)	2009	2008	2007

Proceeds from sales of new receivables to QSPE	$861,730	$939,888	$619,597
Collections reinvested in revolving-period securitizations	1,065,207	804,866	701,859
Cash flows received on retained interests	104,750	84,085	73,899
Servicing fees received	11,258	8,211	6,981
Net credit losses	47,669	26,838	16,822
Investor certificates outstanding at end of year	544,100	628,085	358,100
Credit card balances 90 or more days delinquent at end of year	23,422	22,240	9,904

We are the servicer of the receivables transferred to the QSPEs and we receive a servicing fee of approximately 2% of the investor interest.  The investor certificates outstanding as of January 31, 2009 mature as follows: $189,000,000 in the fiscal year ending January 30, 2010, $35,100,000 in the fiscal year ending January 29, 2011, $260,800,000 in the fiscal year ending February 2, 2013, and $59,200,000 in the fiscal year ending February 1, 2014.  We held certificates and retained interests in our securitizations, which aggregated $94,453,000 at January 31, 2009 and $115,912,000 at February 2, 2008, that are generally subordinated in right of payment to certificates issued by the QSPEs to third-party investors.  Our obligation to repurchase receivables sold to the QSPEs is limited to those receivables that, at the time of their transfer, fail to meet the QSPE’s eligibility standards under normal representations and warranties.  To date, our repurchases of receivables pursuant to this obligation have been insignificant.

Prior to November 1, 2007 we had an agreement under which a third party provided a proprietary credit card sales accounts receivable funding facility for our LANE BRYANT retail and outlet stores.  In accordance with the terms of the agreement, we exercised our option to purchase the LANE BRYANT portfolio and, pursuant to a purchase agreement with the third-party bank, assigned the right to purchase the LANE BRYANT portfolio to the Bank, which purchased the portfolio on November 1, 2007.  Concurrent with the Bank’s acquisition of the LANE BRYANT portfolio for $230,975,000 it sold the receivables to CSRC, which transferred the receivables to the Trust.  The purchase of the portfolio at par value and the subsequent securitization of the purchased portfolio resulted in the recognition of a gain of approximately $6,830,000, which is included in selling, general, and administrative expenses for Fiscal 2008.  In addition, we recognized approximately $2,120,000 of selling, general, and administrative expenses in connection with the issuance of approximately 2.4 million new LANE BRYANT proprietary credit cards.

CHARMING SHOPPES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEAR ENDED JANUARY 31, 2009
(Continued)

Under the previous agreement the third party reimbursed us daily with respect to the proprietary credit card sales generated by the LANE BRYANT credit card accounts.  Additional information for Fiscal 2008 (through November 1, 2007) and Fiscal 2007 regarding the agreement is as follows:

(In thousands)	2008	2007

Net funding received from sales of LANE BRYANT receivables	$256,889	$350,270

Net LANE BRYANT accounts receivable balance held by third
party at end of year(1):	0	233,793
____________________
 (1)    The LANE BRYANT net accounts receivable balances include amounts allocated to the use of the LANE BRYANT credit card at our LANE BRYANT stores and amounts allocated to the use of the LANE BRYANT credit card through a third-party catalog program. Our purchase of the LANE BRYANT credit card receivables applied only to the receivables associated with accounts whose primary use of the credit card was at our LANE BRYANT stores.

On October 17, 2007 the Trust issued $320,000,000 of five-year asset-backed certificates (“Series 2007-1”) in a private placement under Rule 144A.  Of the $320,000,000 of certificates issued, $289,600,000 were sold to investors and CSRC held $30,400,000 as a retained interest.  CSRC may in the future sell all or a portion of such retained interest.  Of the certificates sold to investors, $203,500,000 pay interest on a floating rate basis tied to one-month LIBOR and the remaining $86,100,000 of certificates were issued at fixed rates.  The Trust used $35,000,000 of the proceeds to fund receivables and to pay down other securitization series and placed the remaining proceeds of $285,000,000 into a pre-funding cash account.

The Trust paid for its acquisition of the LANE BRYANT proprietary credit card accounts receivable balances (see above) primarily by withdrawing $227,500,000 of proceeds from the pre-funding cash account for the Series 2007-1 Certificates.  The remainder of the funds in the pre-funding cash account were subsequently withdrawn to provide financing for additional receivables, including receivables made available for financing by the amortization of the Series 2002-1 certificates issued by the Trust, which was repaid in full as of May 2008.

Concurrent with the issuance of Series 2007-1 the Trust entered into a series of fixed-rate interest-rate swap agreements with respect to $174,700,000 of the floating-rate certificates sold to investors.  The notional value of these swaps equals the face value of these certificates.  The blended weighted-average interest rate on the swapped certificates is 6.39%.  The Trust also acquired an interest-rate cap with respect to $28,800,000 of floating-rate certificates sold to investors.  The interest-rate cap counterparty will make payments to the Trust when one-month LIBOR exceeds 10%.  The fixed-rate certificates were sold at a discount and carry a blended weighted average-yield of 6.43% and a blended weighted average coupon of 6.34%.

Our management uses various valuation assumptions in determining the fair value of our I/O strip.  We estimate the values for these assumptions using historical data, the impact of the current economic environment on the performance of the receivables sold, and the impact of the potential volatility of the current market for similar instruments in assessing the fair value of the retained interests.

CHARMING SHOPPES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEAR ENDED JANUARY 31, 2009
(Continued)

The key assumptions used to value our retained interest were as follows:

	January 31,	February 2,
	2009	2008

Payment rate	12.1 – 14.6%	12.7 – 16.4%
Residual cash flows discount rate	15.5 – 16.5%	15.5 – 16.5%
Net credit loss percentage	6.75 – 11.75%	4.75 – 13.45%
Average life of receivables sold	0.6 – 0.7 years	0.5 – 0.7 years

The following table presents the decrease in our I/O strip receivable that would result from hypothetical adverse changes of 10% and 20% in the assumptions used to determine the fair value of the I/O strip.  This information is presented in accordance with the requirements of SFAS No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities.”

(In thousands)	10% Change	20% Change

Payment rate	$1,575	$2,850
Residual cash flows discount rate	74	148
Credit loss percentage	1,593	3,174

CSRC and Charming Shoppes Seller, Inc., our consolidated wholly-owned indirect subsidiaries, are separate special-purpose entities (“SPEs”) created for the securitization program.  Our investment in asset-backed securities, which are first and foremost available to satisfy the claims of the respective creditors of these separate corporate entities, including certain claims of investors in the QSPEs, consisted of the following:

	January 31,	February 2,
(In thousands)	2009	2008

Trading securities:
I/O Strip	$19,298	$23,259
Retained interest (primarily collateralized cash)	23,755	40,968

Available-for-sale securities:
Ownership interest	51,400	51,685

Investment in asset-backed securities	$94,453	$115,912

CHARMING SHOPPES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEAR ENDED JANUARY 31, 2009
(Continued)

Additionally, with respect to certain Trust Certificates, if either the Trust or Charming Shoppes, Inc. does not meet certain financial performance standards, the Trust is obligated to reallocate to third-party investors holding certain certificates issued by the Trust, collections in an amount up to $9,450,000 that otherwise would be available to CSRC.  The result of this reallocation is to increase CSRC’s retained interest in the Trust by the same amount, with the third-party investor retaining an economic interest in the certificates.  Subsequent to such a transfer occurring, and upon certain conditions being met, these same investors are required to repurchase these interests when the financial performance standards are again satisfied.  Our net loss for the third quarter of Fiscal 2008 resulted in the requirement to reallocate collections as discussed above.  Accordingly, $9,450,000 of collections was fully transferred as of February 2, 2008.  The requirement for the reallocation of these collections will cease and such investors would be required to repurchase such interests upon our announcement of a quarter with net income and the fulfillment of such conditions.  With the exception of the requirement to reallocate collections of $9,450,000 that were fully transferred as of February 2, 2008, the Trust was in compliance with its financial performance standards as of January 31, 2009, including all financial performance standards related to the performance of the underlying receivables.

In addition to the above, we could be affected by certain other events that would cause the QSPEs to hold proceeds of receivables, which would otherwise be available to be paid to us with respect to our subordinated interests, within the QSPEs as additional enhancement.  For example, if we or the QSPEs do not meet certain financial performance standards, a credit enhancement condition would occur, and the QSPEs would be required to retain amounts otherwise payable to us.  In addition, the failure to satisfy certain financial performance standards could further cause the QSPEs to stop using collections on QSPE assets to purchase new receivables, and would require such collections to be used to repay investors on a prescribed basis, as provided in the securitization agreements.  As of January 31, 2009 we and the QSPEs were in compliance with the applicable financial performance standards referred to in this paragraph.

Amounts placed into enhancement accounts, if any, that are not required for payment to other certificate holders will be available to us at the termination of the securitization series.  We have no obligation to directly fund the enhancement account of the QSPEs other than for breaches of customary representations, warranties, and covenants and for customary indemnities.  These representations, warranties, covenants, and indemnities do not protect the QSPEs or investors in the QSPEs against credit-related losses on the receivables.  The providers of the credit enhancements and QSPE investors have no other recourse to us.

NOTE 18.  LEASES

We lease substantially all of our store properties under non-cancelable operating lease agreements.  These leases generally have initial periods of 5 to 20 years and contain provisions for co-tenancies, renewal options, additional rents based on a percentage of sales, and payment of real estate taxes and common area charges.  We also lease certain other buildings and equipment.

CHARMING SHOPPES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEAR ENDED JANUARY 31, 2009
(Continued)

Our rent expense for the fiscal years indicated was as follows:

(In thousands)	2009	2008	2007

Minimum rent	$238,477	$243,119	$236,839
Contingent rent	40,055	41,122	39,364
	$278,532	$284,241	$276,203

Minimum annual rent commitments for all non-cancelable leases for the next five fiscal years and thereafter are:  Fiscal 2010 – $227,891,000; Fiscal 2011 – $188,979,000; Fiscal 2012 – $147,291,000; Fiscal 2013 – $112,302,000; Fiscal 2014 – $81,800,000; Thereafter – $174,225,000.

LANE BRYANT currently subleases 10 properties from Limited Brands pursuant to a Master Sublease.  The properties subject to the Master Sublease were operated as LANE BRYANT stores prior to our acquisition of LANE BRYANT.  We have guaranteed the obligations of LANE BRYANT under the Master Sublease.  The minimum annual rent commitments shown above include amounts payable under the LANE BRYANT master sublease with Limited Brands that we have guaranteed as follows:  Fiscal 2010 – $1,387,000; Fiscal 2011 – $913,000; Fiscal 2012 – $517,000; Fiscal 2013 – $403,000; Fiscal 2014 – $219,000; Thereafter – $158,000.

Deferred rent liabilities related to rent escalations and landlord incentives or allowances of $121,253,000 as of January 31, 2009 and $113,696,000 as of February 2, 2008 are included in other non-current liabilities on our consolidated balance sheets.

NOTE 19.  SEGMENT REPORTING

We operate and report in two segments: Retail Stores and Direct-to-Consumer.  We determine our operating segments based on the way our chief operating decision-makers review our results of operations.  We consider our retail stores and store-related e-commerce as operating segments that are similar in terms of economic characteristics, production processes, and operations.  Accordingly, we have aggregated our retail stores and store-related e-commerce into a single reporting segment (the “Retail Stores” segment).  Our catalog and catalog-related e-commerce operations, excluding discontinued operations, are separately reported under the Direct-to-Consumer segment.

The accounting policies of the segments are generally the same as those described in “NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES” above.  Our chief operating decision-makers evaluate the performance of our operating segments based on a measure of their contribution to operations, which consists of net sales less the cost of merchandise sold and certain directly identifiable and allocable operating costs.  We do not allocate certain corporate costs, such as shared services, information systems support, and insurance to our Retail Stores or Direct-to-Consumer segments.  Operating costs for our Retail Stores segment consist primarily of store selling, buying, occupancy, and warehousing.  Operating costs for our Direct-to-Consumer segment consist primarily of catalog development, production, and circulation; e-commerce advertising; warehousing; and order processing.

CHARMING SHOPPES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEAR ENDED JANUARY 31, 2009
(Continued)

“Corporate and Other” net sales consist primarily of revenue related to loyalty card fees.  Corporate and Other operating costs include unallocated general and administrative expenses; shared services; insurance; information systems support; corporate depreciation and amortization; corporate occupancy; the results of our proprietary credit card operations; and other non-routine charges.  Operating contribution for the Retail Stores and Direct-to-Consumer segments less Corporate and Other net expenses equals income before interest and income taxes.

Operating segment assets are those directly used in, or allocable to, that segment’s operations.  Operating assets for the Retail Stores segment consist primarily of inventories; the net book value of store facilities; goodwill; and intangible assets.  Operating assets for the Direct-to-Consumer segment consist primarily of trade receivables; inventories; deferred advertising costs; the net book value of catalog operating facilities; goodwill; and intangible assets.  Corporate and Other assets include corporate cash and cash equivalents; the net book value of corporate facilities; deferred income taxes; and other corporate long-lived assets.

CHARMING SHOPPES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEAR ENDED JANUARY 31, 2009
(Continued)

Selected financial information for our operations by reportable segments and a reconciliation of the information by segment to our consolidated totals is as follows:

	Retail	Direct-to-	Corporate
(In thousands)	Stores	Consumer(1)	and Other		Consolidated

Fiscal 2009 (As Adjusted)
Net sales	$2,292,106	$167,547	$15,245		$2,474,898
Depreciation and amortization	71,778	1,126	21,172		94,076	(3)
Income/(loss) before interest and taxes	38,653	(6,288)	(206,744	)(2)	(174,379)
Interest expense			(19,460)		(19,460)
Income tax benefit			13,488		13,488
Income/(loss) from continuing operations	38,653	(6,288)	(212,716)		(180,351)
Capital expenditures	48,247	362	6,710		55,319	(3)

As of January 31, 2009 (As Adjusted)
Total assets	$734,820	$90,450	$451,871		$1,277,141

Fiscal 2008 (As Adjusted)
Net sales	$2,590,715	$120,593	$11,154		$2,722,462
Depreciation and amortization	59,440	1,142	33,571		94,153	(3)
Income before interest and taxes	168,307	847	(144,030	)(4)	25,124
Interest expense			(18,049)		(18,049)
Income tax provision			(11,238)		(11,238)
Extraordinary item, net of income taxes			912		912
Income from continuing operations	168,307	847	(172,405)		(3,251)
Capital expenditures	109,510	1,092	24,812		135,414	(3)

As of February 2, 2008 (As Adjusted)
Total assets	$887,862	$104,509	$496,947		$1,489,318	(5)

Fiscal 2007 (53 weeks)
Net sales	$2,636,409	$112,088	$3,348		$2,751,845
Depreciation and amortization	46,746	1,183	40,404		88,333	(3)
Income before interest and taxes	253,594	15,839	(98,889)		170,544
Interest expense			(14,746)		(14,746)
Income tax provision			(53,839)		(53,839)
Income from continuing operations	253,594	15,839	(167,474)		101,959
Capital expenditures	103,510	2,614	19,692		125,816	(3)

As of February 3, 2007
Total assets	$869,776	$134,007	$489,206		$1,492,989	(5)
____________________
(1) Fiscal 2009 and Fiscal 2008 includes LANE BRYANT WOMAN catalog.
(2)    Includes impairment of store assets goodwill, and trademarks of $81,498 and restructuring and other costs of $33,145(see “NOTE 13. IMPAIRMENT OF STORE ASSETS, GOODWILL, AND TRADEMARKS” and “NOTE 14. RESTRUCTURING AND OTHER CHARGES” above).

(3)    Excludes $776 of depreciation and amortization and $481 of capital expenditures in Fiscal 2009; $2,823 of depreciation and amortization and $2,295 of capital expenditures in Fiscal 2008; and $2,911 of depreciation and amortization and $7,340 of capital expenditures in Fiscal 2007 related to our discontinued operations.

(4) Includes impairment of goodwill of $18,172 and restructuring charges of $14,357.
(5) Excludes assets related to our discontinued operations of $121,695 in Fiscal 2008 and $212,734 in Fiscal 2007.

CHARMING SHOPPES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEAR ENDED JANUARY 31, 2009
(Continued)

NOTE 20.  FAIR VALUE MEASUREMENTS

SFAS No. 157, “Fair Value Measurements,” defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (see NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES; Impact of Recent Accounting Pronouncements” above).  We use various methods to determine fair value, including discounted cash flow projections based on available market interest rates and management estimates of future cash payments.

Financial assets and liabilities that are measured and reported at fair value are classified and disclosed in one of the following categories:

•      Level 1 – Quoted market prices in active markets for identical assets or liabilities.

•      Level 2 – Observable market-based inputs or unobservable inputs that are corroborated by market data.

•      Level 3 – Unobservable inputs that are not corroborated by market data.

Our financial assets and liabilities subject to SFAS No. 157 as of January 31, 2009 were as follows:

	Balance
	January 31,	Fair Value Method Used
(In thousands)	2009	Level 2	Level 3(1)

Assets
Available-for-sale securities(2)	$6,398	$6,398
Certificates and retained interests in securitized receivables	94,453		$94,453

Liabilities
Servicing liability	3,046		3,046
____________________
(1) Fair value is estimated based on internally-developed models or methodologies utilizing significant inputs that are unobservable from objective sources.
(2)    Unrealized gains and losses on our available-for-sale securities are included in stockholders’ equity until realized and realized gains and losses are recognized in income when the securities are sold.

We estimate the fair value of our certificates and retained interests in our securitized receivables based on the present value of future expected cash flows using assumptions for the average life of the receivables sold, anticipated credit losses, and the appropriate market discount rate commensurate with the risks involved.  This cash flow includes an “interest-only” (“I/O”) strip, consisting of the present value of the finance charges and late fees in excess of the amounts paid to certificate holders, credit losses, and servicing fees.

CHARMING SHOPPES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEAR ENDED JANUARY 31, 2009
(Continued)

The fair value of our servicing liability represents the present value of the excess of our cost of servicing over the servicing fees received.  We determine the fair value by calculating all costs associated with billing, collecting, maintaining, and providing customer service during the expected life of the securitized credit card receivable balances.  We discount the amount of these costs in excess of the servicing fees over the estimated life of the receivables sold.  The discount rate and estimated life assumptions used for the present value calculation of the servicing liability are consistent with those used to value the certificates and retained interests.

The table below presents a reconciliation of the beginning and ending balances of our certificates and retained interests and our servicing liability during the fiscal year ended January 31, 2009:

	Retained	Servicing
(In thousands)	Interests	Liability

Balance, February 2, 2008	$115,912	$3,038
Additions to I/O strip and servicing liability	34,353	5,175
Net reductions to other retained interests	(17,213)	–
Reductions and maturities of QSPE certificates	(285)	–
Amortization of the I/O strip and servicing liability	(38,347)	(5,167)
Valuation adjustments to the I/O strip and servicing liability	33	0
Balance, January 31, 2009	$94,453	$3,046

NOTE 21.  FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying amounts and estimated fair values of our financial instruments are as follows:

	January 31, 2009		February 2, 2008
	Carrying	Fair	Carrying	Fair
(In thousands)	Amount	Value	Amount	Value
	(As Adjusted)		(As Adjusted)
Assets:
Cash and cash equivalents	$93,759	$93,759	$60,978	$60,978
Available-for-sale securities	6,398	6,398	13,364	13,364
Investment in asset-backed securities	94,453	94,453	115,912	115,912

Liabilities:
1.125% Senior Convertible Notes due 2014	202,087	75,295	191,055	196,676
6.07% mortgage note, due October 2014	10,419	11,330	11,078	11,626
6.53% mortgage note, due November 2012	5,250	5,493	6,650	6,863
7.77% mortgage note, due December 2011	7,249	7,959	7,897	8,585
Other long-term debt	422	414	673	651

CHARMING SHOPPES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEAR ENDED JANUARY 31, 2009
(Continued)

The fair value of cash and cash equivalents approximates their carrying amount because of the short maturities of such instruments.  The fair value of available-for-sale securities is based on quoted market prices of the securities.  The fair values of our convertible notes are based on quoted market prices for the securities.  The fair values of the mortgage notes and other long-term debt are based on estimated current interest rates that we could obtain on similar borrowings.

NOTE 22.  QUARTERLY FINANCIAL INFORMATION (Unaudited)

	First		Second		Third		Fourth
(In thousands, except per share amounts)	Quarter		Quarter		Quarter		Quarter
	(As Adjusted		(As Adjusted		(As Adjusted
	and Restated)(5)		and Restated)(5)		and Restated)(5)		(As Adjusted)(5)

Fiscal 2009
Net sales	$641,346		$648,616		$553,066		$631,870
Gross profit	194,163		174,748		124,728		134,305
Loss from continuing operations	(949	)(1)	(5,523	)(2)	(59,886	)(3)	(113,993	)(4)
Loss from discontinued operations(5)	(45,894)		(5,153)		(23,875)		0
Net loss(5)	(46,843	)(1)	(10,676	)(2)	(83,761	)(3)	(113,993	)(4)
Basic net loss per share:
Continuing operations	$(.01	)(1)	$(.05	)(2)	$(.52	)(3)	$(.99	)(4)
Discontinued operations(5)	(.40)		(.05)		(.21)		.00
Net loss(5)(6)	(.41	)(1)	(.09	)(2)	(.73	)(3)	(.99	)(4)
Diluted net loss per share:
Continuing operations	(.01	)(1)	(.05	)(2)	(.52	)(3)	(.99	)(4)
Discontinued operations(5)	(.40)		(.05)		(.21)		.00
Net loss(5)(6)	(.41	)(1)	(.09	)(2)	(.73	)(3)	(.99	)(4)
____________________
(1) Includes restructuring charges of $3,611 ($2,257 after tax or $(.02) per diluted share). See “NOTE 14. RESTRUCTURING AND OTHER CHARGES” above.
(2) Includes restructuring and other charges of $14,945 ($9,341after tax or $(.08) per diluted share). See “NOTE 14. RESTRUCTURING AND OTHER CHARGES” above.
(3)    Includes store impairment charges of $20,216 ($(.18) per diluted share) and restructuring and other charges of $6,391 ($(.06) per diluted share). See “NOTE 13. IMPAIRMENT OF STORE ASSETS, GOODWILL, AND TRADEMARKS” and “NOTE 14. RESTRUCTURING AND OTHER CHARGES” above.

(4)    Includes store impairment charges of $16,576 ($(.14) per diluted share), goodwill and trademark impairment charges of $44,706 ($(.39) per diluted share), and restructuring charges of $8,198 ($(.07) per diluted share). See “NOTE 13. IMPAIRMENT OF STORE ASSETS, GOODWILL, AND TRADEMARKS” and “NOTE 14. RESTRUCTURING AND OTHER CHARGES” above.

(5)    Loss from discontinued operations and net loss and the related per-share amounts as previously reported for the first three quarters have been restated for excess tax benefits related to discontinued operations of $10,780 ($(.09) per diluted share) recognized in the first quarter and $526 ($(.01) per diluted share) recognized in the second quarter that were reversed in the third quarter of $11,306 ($.10 per diluted share) as a result of the correction of an error. The error was identified as part of the finalization of the sale of the discontinued operations during the Fiscal 2009 Third Quarter, and was related to our treatment of deferred tax balances in calculating the estimated loss on disposal. In determining the net book value used to calculate the estimated pre-tax loss on disposal, we included the balance of the net deferred tax liability relating to temporary differences of the assets and liabilities to be disposed. We then included the reversal of the same net deferred tax liability in our calculation of the tax benefit associated with the pre-tax loss, thereby double-counting the impact of the net deferred tax liability. The loss from discontinued operations for the first quarter included an estimated loss on disposition of $39,170 ($(.34) per diluted share), net of a tax benefit of $6,081. Loss from continuing operations, net loss, and the related per-share amounts as previously reported for all quarters have been adjusted to reflect the retrospective adoption, as of February 1, 2009, of FSP APB 14-1 (see “NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES; Pronouncement Retrospectively Applied” above).

(6) Results may not add due to rounding.

CHARMING SHOPPES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEAR ENDED JANUARY 31, 2009
(Continued)

	First	Second	Third		Fourth
(In thousands, except per share amounts)	Quarter	Quarter	Quarter		Quarter
		(As Adjusted)(1)	(As Adjusted)(1)		(As Adjusted)(1)
Fiscal 2008
Net sales	$696,614	$694,359	$599,665		$731,824
Gross profit	224,365	209,941	170,569		163,092
Income/(loss) from continuing operations	26,466	19,332	(3,327	) (2)	(46,634	)(3)
Income/(loss) from discontinued operations	(168)	(2,615)	(1,828)		(80,428	)(3)
Income/(loss) before extraordinary item	26,298	16,717	(5,155)		(127,062	)(3)
Net income/(loss)	26,298	16,717	(5,155	)(2)	(126,150	)(3)
Basic net income/(loss) per share:
Continuing operations	$.22	$.16	$(.03)		$(.40	)(3)
Discontinued operations	.00	(.02)	(.02)		(.69	)(3)
Extraordinary item	.00	.00	.00		.01
Net income/(loss)(4)	.21	.13	(.04)		(1.08	)(3)
Diluted net income/(loss) per share:
Continuing operations	.20	.15	(.03)		(.40	)(3)
Discontinued operations	.00	(.02)	(.02)		(.69	)(3)
Extraordinary item	.00	.00	.00		.01
Net income/(loss)(4)	.20	.13	(.04)		(1.08	)(3)
____________________
(1)   Income/(loss) from continuing operations, income/(loss) before extraordinary item, net income/(loss), and the related per-share amounts as previously reported for the second, third, and fourth quarters have been adjusted to reflect the retrospective adoption, as of February 1, 2009, of FSP APB 14-1 (see “NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES; Pronouncement Retrospectively Applied” above).

(2) Includes pre-tax gain of $6,830 from the purchase and subsequent securitization of the LANE BRYANT credit card portfolio. See “NOTE 17. ASSET SECURITIZATION” above.
(3)   Loss from continuing operations includes impairment of goodwill of $18,172 ($(.16) per diluted share), impairment of store assets of $9,025 ($5,596 after tax or $(.05) per diluted share), and restructuring charges of $5,332 ($3,306 after tax or $(.03) per diluted share. Loss from discontinued operations includes impairment of goodwill and trademarks of $80,047 ($75,740 after tax or $(.65) per diluted share. See “NOTE 2. DISCONTINUED OPERATIONS,” “NOTE 13. IMPAIRMENT OF STORE ASSETS, GOODWILL AND TRADEMARKS,” and “NOTE 14. RESTRUCTURING AND OTHER CHARGES” above.

(4) Results may not add due to rounding.

Item 15.  Exhibits and Financial Statement Schedules

Page
(a)(1) Financial Statements

Management’s Report on Internal Control over Financial Reporting	42

Report of Independent Registered Public Accounting Firm on Internal Control
Over Financial Reporting	43-44

Report of Independent Registered Public Accounting Firm	45

Consolidated Balance Sheets – January 31, 2009 and February 2, 2008	46

Consolidated Statements of Operations and Comprehensive Income –
Years Ended January 31, 2009, February 2, 2008, and February 3, 2007	47

Consolidated Statements of Stockholders’ Equity – Years Ended
January 31, 2009, February 2, 2008, and February 3, 2007	48-49

Consolidated Statements of Cash Flows – Years Ended
January 31, 2009, February 2, 2008, and February 3, 2007	50-51

Notes to Consolidated Financial Statements	52

(a)(2) Financial Statement Schedules

Schedule II. Valuation and Qualifying Accounts and Reserves	115

All other schedules required by Rule 5-04 of Regulation S-X have been omitted as they are not applicable, not required, or the information has been provided in the Notes to Consolidated Financial Statements included in Part II, Item 8 of this Report on Form 10-K.

SCHEDULE II

CHARMING SHOPPES, INC. AND SUBSIDIARIES
VALUATION AND QUALIFYING ACCOUNTS AND RESERVES

	Balance at	Additions	Adjustments	Balance at
	Beginning	Charged to	And	End of
(In thousands)	Of Year	Income	Deductions	Year

Fiscal Year Ended January 31, 2009
Allowance for sales returns	$2,162	$98,692	$98,817	$2,037

Fiscal Year Ended February 2, 2008
Allowance for sales returns	2,655	107,547	108,040	2,162

Fiscal Year Ended February 3, 2007
Allowance for sales returns	3,608	125,448	126,401	2,655